Filed Pursuant to Rule 424(b)(3)
Registration No. 333-213561

Prospectus Supplement

Interests in

COMMUNITY SAVINGS 401(k) PLAN

Offering of Participation Interests in up to 55,368 Shares of

Community Savings Bancorp, Inc.

Common Stock

In connection with the conversion of Community Savings, a federally-chartered savings association located in Caldwell, Ohio, from the mutual to the stock form of organization, Community Savings Bancorp, Inc., a newly-formed Maryland corporation, is allowing participants in the Community Savings 401(k) Plan (the “401(k) Plan”) a one-time opportunity to invest all or a portion of their accounts in stock units representing an indirect ownership interest in the common stock of Community Savings Bancorp, Inc. Based upon the value of the assets in the 401(k) Plan at September 30, 2016, the trustee of the 401(k) Plan could purchase up to 55,368 shares of Community Savings Bancorp, Inc. common stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the one-time election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in stock units representing an indirect ownership interest in the Community Savings Bancorp, Inc. Stock Fund at the time of the stock offering.

The prospectus of Community Savings Bancorp, Inc., dated November 14, 2016, accompanies this prospectus supplement. It contains detailed information regarding the conversion and stock offering of Community Savings Bancorp, Inc. common stock and the financial condition, results of operations and business of Community Savings. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 15 of the accompanying prospectus and “Notice of Your Rights Concerning Employer Securities” below.

The interests in the 401(k) Plan and the offering of Community Savings Bancorp, Inc. common stock have not been approved or disapproved by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Community Savings Bancorp, Inc. of interests or shares of common stock pursuant to the 401(k) Plan. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Community Savings Bancorp, Inc., Community Savings and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock or stock units representing an ownership interest in Community Savings Bancorp, Inc. common stock shall under any circumstances imply that there has been no change in the affairs of Community Savings Bancorp, Inc. or any of its subsidiaries or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is November 14, 2016.

THE OFFERING

Securities Offered

Community Savings Bancorp, Inc. is offering stock units in the Community Savings Employees Savings Plan (the “401(k) Plan”). The stock units represent indirect ownership of Community Savings Bancorp, Inc. common stock through the Community Savings Bancorp, Inc. Stock Fund being established under the 401(k) Plan in connection with the stock offering. Given the purchase price of $10 per share in the stock offering, the 401(k) Plan may acquire up to 55,368 shares of Community Savings Bancorp, Inc. common stock in the stock offering, based on the 401(k) Plan’s asset value as of September 30, 2016. Only employees of Community Savings may become participants in the 401(k) Plan and only participants may purchase stock units in the Community Savings Bancorp, Inc. Stock Fund. Your investment in stock units in connection with the stock offering through the Community Savings Bancorp, Inc. Stock Fund is subject to the purchase priorities contained in the Plan of Conversion of Community Savings.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Community Savings Bancorp, Inc. is contained in the accompanying prospectus. The address of the principal executive office of Community Savings Bancorp, Inc. and Community Savings is 425 Main Street, Caldwell, Ohio 43724. Our telephone number at this address is (740) 732-5678.

All elections to purchase stock units in the Community Savings Bancorp, Inc. Stock Fund in the stock offering under the 401(k) Plan and any questions about this prospectus supplement should be addressed to Sherman Crum, Controller, Community Savings, 425 Main Street, Caldwell, Ohio 43724; phone: (740)732-5678; email:Sherman@mycommunitysavings.com.

Community Savings Bancorp, Inc. Stock Fund	In connection with the conversion and stock offering, you may make a one-time election to designate a percentage of your 401(k) Plan account balance (up to 100 percent) to the Community Savings Bancorp, Inc. Stock Fund, to be used to purchase common stock of Community Savings Bancorp, Inc. issued in the stock offering at $10 per share. In making this determination, you should carefully consider the information set forth on page 19 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.” The trustee of the Community Savings Bancorp, Inc. Stock Fund will purchase common stock of Community Savings

Bancorp, Inc. at $10.00 per share to be held as stock units in accordance with your directions.

Your beneficial interest in the Community Savings Bancorp, Inc. Stock Fund will be valued using the unit accounting method and he common stock acquired by the trustee will be represented in stock units. Initially one stock unit will equal one share of Community Savings Bancorp, Inc. common stock and a stock unit will be valued at $10.00. Following the stock offering, the stock unit value will be determined by dividing the total market value of the Community Savings Bancorp, Inc. Stock Fund at the end of each day by the total number of units held by all 401(k) Plan participants as of the close of the previous day. The change in stock unit value will reflect the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the Community Savings Bancorp, Inc. Stock Fund, less any investment management fees.

In order to provide some liquidity in the Community Savings Bancorp, Inc. Stock Fund, the trustee will instruct the custodian to monitor a reserve of 3% to 5% of the amount transferred to the Community Savings Bancorp, Inc. Stock Fund in an interest bearing account for cash reserve. Liquidity is required in order to facilitate periodic transactions, such as investment transfers or distributions from the Community Savings Bancorp, Inc. Stock Fund.

Purchase Priorities	401(k) Plan participants are eligible to direct a transfer of funds to the Community Savings Bancorp, Inc. Stock Fund. However, such directions are subject to the purchase priorities and purchase limitations in the plan of conversion of Community Savings, which provides for a subscription and community offering, as described below.

In the offering, the purchase priorities are as follows and apply in the case more shares are ordered than are available for sale (an “oversubscription”):

Subscription offering:

(1)	First, to depositors of Community Savings with $50 or more as of January 1, 2015.

(2)	Second, to Community Savings’ and Community Savings Bancorp, Inc.’s tax-qualified plans, including the employee stock ownership plan and the 401(k) Plan.

(3)	Third, to depositors of Community Savings with $50 or more on deposit as of September 30, 2016.

(4)	Fourth, to depositors of Community Savings as of the close

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of business on October 31, 2016 and borrowers of Community Savings as of May 26, 2004 who maintain such borrowings at the close of business on May 26, 2004.

If there are shares remaining after all of the orders in the subscription offering have been filled, shares will be offered in a community offering with a preference to natural persons residing in Nobel, Washington and Monroe Counties, Ohio.

If you fall into subscription offering categories (1), (3), or (4) above, you have subscription rights to purchase Community Savings Bancorp, Inc. common stock in the subscription offering. You will separately receive offering materials in the mail, including a Stock Order Form. If you wish to purchase stock outside of the 401(k) Plan, you must complete and submit an original Stock Order Form with payment, using the reply envelope provided with those materials.

Additionally, or instead of placing an order outside of the 401(k) Plan through a Stock Order Form, as a 401(k) Plan participant, you may place an order for stock units through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below.

Purchases in the Offering and Oversubscriptions	The trustee of the 401(k) Plan will purchase common stock of Community Savings Bancorp, Inc. in the stock offering based on the designated percentage set forth in your Special Investment Election Form. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of stock units in connection with the stock offering will be removed from your existing investment options and transferred to an interest-bearing cash account in the Community Savings Bancorp, Inc. Stock Fund, pending the formal closing of the offering, several weeks later.

After the end of the stock offering period, we will determine whether all or any portion of your order may be filled (based on your purchase priority as described above and whether the stock offering is oversubscribed). The amount that can be used toward your order will be applied to the purchase of common stock of Community Savings Bancorp, Inc. and will be denominated in stock units in the 401(k) Plan.

In the event the stock offering is oversubscribed, i.e. there are more orders for shares of common stock than shares available for sale

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in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase shares of common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be reinvested in the other investment funds of the 401(k) Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you do not have an existing election as to the investment of future contributions, then these amounts will be transferred to and invested in the applicable State Street Global Advisors Target Retirement Fund Series in the 401(k) Plan, pending your reinvestment in another fund of your choice.

If you choose not to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Composition and Purpose of Stock Units	Each participant’s beneficial interest in his or her common stock of Community Savings Bancorp, Inc. will be valued using the unit accounting method and the common stock acquired by the trustee will be denominated in stock units and held in trust for the participants in the Plan. Accordingly, initially one stock unit will equal one share of common stock of Community Savings Bancorp, Inc. and a stock unit will be initially valued at $10.

After the closing of the stock offering, as 401(k) Plan participants begin to trade their stock units, the Community Savings Bancorp, Inc. Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate periodic transactions, such as investment transfers or distributions from the Community Savings Bancorp, Inc. Stock Fund. Following the stock offering, each day, the stock unit value of the Community Savings Bancorp, Inc. Stock Fund will be determined by dividing the total market value of the Community Savings Bancorp, Inc. Stock Fund at the end of the day by the total number of units held in the Community Savings Bancorp, Inc. Stock Fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price, any cash held in the fund, including dividends accrued and the interest earned on the cash component of the Community Savings Bancorp, Inc. Stock Fund, less any investment management fees. The market value and unit holdings of your account in the Community Savings Bancorp, Inc. Stock Fund will be reported to you on your regular 401(k) Plan participant statements. You can also go on-line at any time to www.pentegra.com to view your account balances.

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Value of the 401(k) Plan Assets	As of September 30, 2016, the market value of the assets of the 401(k) Plan attributable to active and former employees of Community Savings was approximately $553,682.

In Order to Participate in the Offering

Enclosed is a Special Investment Election Form on which you can elect to transfer all or a portion of your account balance in the 401(k) Plan to the Community Savings Bancorp, Inc. Stock Fund for the purchase of stock units at $10 each in the offering. If you wish to use all or part of your account balance in the 401(k) Plan to purchase common stock issued in the offering (which will be designated as “stock units” in the 401(k) Plan), you should indicate that decision on the Special Investment Election Form. In making this determination, you should carefully consider the information set forth on page 19 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.”

If you do not wish to purchase stock units in the offering through the 401(k) Plan, you must still fill out the Special Investment Election Form and check Box D for “No Election” in Section D of the form and return the form to Sherman Crum, Controller, Community Savings, as indicated below.

How to Order Stock in the Offering

Enclosed is a Special Investment Election Form on which you can elect to purchase stock units in the Community Savings Bancorp, Inc. Stock Fund in connection with the stock offering. This is done by following the procedures designated below. Please note the following stipulations concerning this election:

•     Using your Special Investment Election Form, you can direct all or a portion (designated as a percentage) of your current account balance to the Community Savings Bancorp, Inc. Stock Fund.

•     Your election is subject to a minimum purchase of 25 shares which equates to $250.

•     Your election, plus any order you placed outside the 401(k) Plan, is subject to a maximum purchase of 15,000 shares which equates to $150,000.

•     The election period closes at 4:00 p.m., Eastern Time, Thursday, December 8, 2016.

•     Following the offering period for the 401(k) Plan (“401(k) offering period”), the 401(k) Plan trustee will sell the applicable percentage of each of your investment funds that

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you have elected to sell in order to purchase shares in the Community Savings Bancorp, Inc. Stock Fund and will transfer the proceeds upon settlement to the Community Savings Bancorp, Inc. Stock Fund. The 401(k) Plan trustee will process the sales for all participants on a single day following the 401(k) offering period and before the close of the subscription offering period. After your election is accepted, it will be rounded down to the closest dollar amount divisible by $10.00.  The difference will remain in the Community Savings Bancorp, Inc. Stock Fund until the offering closes and the shares are acquired by the 401(k) Plan.

•     At that time, the shares purchased based on your election will be transferred to the Community Savings Bancorp, Inc. Stock Fund and any remaining funds from your account will be transferred out of the Community Savings Bancorp, Inc. Stock Fund for investment in other funds under the 401(k) Plan, based on your election currently on file for future contributions. If you do not have an election on file for future contributions, any remaining funds will be transferred to the applicable State Street Global Advisors Target Retirement Fund Series to be reinvested by you in your discretion.

•     During the stock offering period, you will continue to have the ability to transfer amounts not invested in the Community Savings Bancorp, Inc. Stock Fund among all the other investment funds on a daily basis. However, you will not be permitted to change the investment amounts that you designated to be transferred to the Community Savings Bancorp, Inc. Stock Fund on your Special Investment Election Form.

•     The amount you elect to transfer to the Community Savings Bancorp, Inc. Stock Fund needs to be segregated and held until the offering closes.  Therefore, this money is not available for distributions, loans or withdrawals until the transaction is completed, which is after the closing of the subscription offering period.

You are allowed only one election to transfer funds to the Community Savings Bancorp, Inc. Stock Fund. Follow these steps to elect to use all or part of your account balance in the 401(k) Plan to purchase shares in the stock offering:

•     Use the enclosed Special Investment Election Form to transfer all or a portion of your account balance to the

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Community Savings Bancorp, Inc. Stock Fund to purchase stock in the offering. Your interests in the fund will be represented by stock units. Indicate next to each fund in which you are invested the percentage of that fund you wish to transfer to the Community Savings Bancorp, Inc. Stock Fund.

•     Please print your name and social security number on the Special Investment Election Form.

•     Please complete Section D of the Special Investment Election Form– Purchaser Information - indicating your individual purchase priority and provide the information requested on your accounts in Community Savings.

•     Sign and date the Special Investment Election Form and return it by hand delivery or fax to the person designated immediately below.

Order Deadline	If you wish to purchase stock units representing an ownership interest in common stock of Community Savings Bancorp, Inc. with all or a portion of your 401(k) Plan account balances, your Special Investment Election Form must be received by Sherman Crum, Community Savings, 425 Main Street, Caldwell, Ohio 43724; phone: (740) 732-5678; fax: (740) 732-4462; email: Sherman@mycommunitysavings.com; no later than 4:00 p.m., Eastern Standard Time, on December 8, 2016. To allow for processing, this deadline is prior to the subscription offering period deadline (which is December 15, 2016). If you have any questions with respect to the Special Investment Election Form, please contact Sherman Crum, Community Savings, 425 Main Street, Caldwell, Ohio 43724; phone: (740) 732-5678; fax: (740) 732-4462; email: Sherman@mycommunitysavings.com.

Irrevocability of Transfer Direction	You may not revoke your Special Investment Election Form once it has been delivered to Sherman Crum. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering among all of the other investment funds on a daily basis.

Other Purchases in Your Account During the Offering Period	Whether or not you choose to purchase stock in the offering through the 401(k) Plan, you will at all times have complete access to those amounts in your account that you do not apply towards purchases in the offering. For example, you will be able to purchase other funds within the 401(k) Plan with that portion of your account balance that

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you do not apply towards purchases in the offering during the offering period. The purchases will be made at the prevailing market price in the same manner as you make those purchases now, i.e., through telephone transfers and internet access to your account. You can only purchase stock units in the offering through the 401(k) Plan by returning your Special Investment Election Form to Sherman Crum, Community Savings, by the due date. You cannot purchase stock units in the offering by means of telephone transfers or the internet. That portion of your 401(k) Plan account balance that you elect to apply towards the purchase of stock units in the offering will be irrevocably committed to the purchase.

Direction to Purchase Community Savings Bancorp, Inc. Stock Fund Units after the Offering	After the offering, you will again have complete access to any amount that you directed towards the purchase of shares in the offering. For example, after the offering closes, you may sell any units that you purchased in the offering. Special restrictions may apply to transfers directed from the Community Savings Bancorp, Inc. Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Community Savings Bancorp, Inc..

Purchase Price of Common Stock in the Offering

The trustee will pay $10 per share of common stock in the stock offering, which will be the same price paid by all other persons for a share of common stock in the stock offering. No sales commision will be charged for common stock purchased in the stock offering.

The trustee will pay transaction fees, if any, associated with the sale or transfer of the common stock after the offering.  You may not invest additional amounts in the Community Savings Bancorp, Inc. Stock Fund following the offering.

Nature of a Participant’s Interest in the Common Stock	The common stock acquired by the trustee will be denominated in stock units in trust for the participants of the 401(k) Plan. Stock units acquired by the trustee at your direction will be allocated to your account.

Voting Rights of Common Stock	The Plan provides that you may direct the trustee as to how to vote your shares of Community Savings Bancorp, Inc. common stock. If the trustee does not receive your voting instructions, the trustee will be directed by Community Savings to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Community Savings Bancorp, Inc. common stock held by the Plan, provided that such vote is made in accordance with the Employee Retirement Income Security Act of

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1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE 401(K) PLAN

Introduction

Community Savings originally adopted the 401(k) Plan effective as of March 1, 1995 and participated in the Pentegra Defined Contribution Plan for Financial Institutions, a multiple employer plan. In order to facilitate the opportunity for purchase of purchase common stock of Community Savings Bancorp, Inc. in the stock offering, a new single employer plan was established effective October 1, 2016.

The 401(k) Plan effective October 1, 2016 is a single-employer, tax- qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Community Savings intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Community Savings will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan Administrator is Pentegra Services, Inc., 701 Westchester Avenue, Suite 320E, White Plains, NY 10604; phone: (800) 872-3473. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

As an employee of Community Savings, you are eligible to become a participant in the 401(k) Plan on the entry date coinciding with or immediately following completion of six months of service (completion of 500 hours of service) and attainment of age 21. For entitlement to Employer matching contributions, you must complete one year of service in

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which you have 1,000 hours of service and attainment of age 21. The entry dates under the 401(k) Plan are the first day of each calendar month.

As of September 30, 2016, there were approximately 5 participants in the 401(k) Plan.

Contributions under the 401(k) Plan

Elective Deferrals. You are permitted to defer on any whole percentage of your Compensation, from 1% up to 15%, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. You may make either traditional 401(k) deferrals (pre-tax) or Roth 401(k) deferrals (after-tax). If you make pre-tax deferrals, your deferrals are not subject to income tax until distributed from the Plan. If you make Roth 401(k) deferrals, your deferrals are subject to income tax at the time of deferral. The Roth 401(k) deferrals, however, are not taxed when you receive a distribution from the Plan. For purposes of the 401(k) Plan, “Compensation” means the taxable compensation reported on Form W-2, with certain exclusions. In addition, any pre-tax contributions that you make to a 401(k) plan and pre-tax contributions to a Section 125 cafeteria plan and qualified transportation fringe benefits are included in Compensation. In 2016, the Compensation of each participant taken into account under the 401(k) Plan is limited to $265,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). Canceling or changing your contribution percentage can be accomplished either over the telephone or over the internet at any time.

Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the 401(k) Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the Plan Year, which is December 31), you are also eligible to make an additional catch-up contribution. In 2016, the maximum catch-up contribution is $6,000. You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose.

Qualified Non-elective Contributions. Community Savings may make discretionary qualified non-elective contributions which shall be allocated to each eligible participant’s account in proportion to his or her compensation as a percentage of all eligible participant’s compensation. Such qualified non-elective contributions will only be made to non-highly compensated employees and will be made to satisfy certain non-discrimination tests that ensure that the elective deferrals of highly compensated employees do not exceed the elective deferrals of non-highly compensated employees by more than a certain margin. If made, qualified non-elective contributions are deemed to be elective deferrals for purposes of helping to satisfy such tests. Qualified non-elective contributions are fully vested when made.

Employer Matching Contributions. Effective January 1, 2017, Community Savings will make a safe harbor matching contribution to the 401(k) Plan equal to 100% of the first 3% of compensation deferred by eligible employees under the 401(k) Plan and 50% of the contributions in excess of 3% of compensation deferred, but not of any amount deferred in excess of 5% of compensation deferred under the 401(k) Plan.

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Qualified Matching Contributions. Community Savings has the right to make discretionary qualified matching contributions. Community Savings’ discretionary matching contribution is determined each year. If made, such qualified matching contribution will be made in an amount equal to a percentage of elective deferrals of each contributing participant who is a non-highly compensated employee, which would be sufficient to satisfy certain non-discrimination tests.

Limitations on Contributions

Contribution Limits. For the Plan Year beginning January 1, 2016, the amount of your before-tax contributions may not exceed $18,000 per calendar year, or $24,000, if you are eligible to make catch-up contributions. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

The total amount of contributions that you make and any contribution your employer makes on your behalf to your account in one year is limited to the lesser of 100% of your compensation or $53,000, or if applicable, $59,000 including catch-up contributions.

Catch-up Contributions. For 2016, the maximum catch-up contribution is $6,000.

Rollovers. You may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest.

Benefits under the 401(k) Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in your elective deferral contributions, rollover contributions and matching contributions.

Distribution at Termination of Employment. You (or your beneficiary, in the event of your death) will be entitled to receive a distribution of the vested amounts in your account when your employment terminates for any reason. Your benefit will be equal to the vested balance of your account. You will receive payment of your benefit in a lump sum. You may request a partial distribution of the vested portion of your account; the minimum amount will be $1,000. You may be eligible to elect a direct rollover of your distribution to an IRA or another qualified plan to avoid current taxation of your benefit. The Plan will make involuntary cash-out distributions of vested account balances of $1,000 or less. In determining the value of your vested account balance, the Plan will include rollover contributions. If the value of your vested account balance exceeds $1,000, you must consent to any distribution of such account balance. If you are not a 5% or more owner of your employer, your required benefit commencement date

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is the April 1st following the close of the year in which the later occurs: you attain age 70-½ or you terminate employment.

Distribution after Death of Participant. In the event of your death, the value of your entire account will be payable to your beneficiary. If your spouse is your beneficiary, distribution must begin by December 31 of the calendar year immediately following the calendar year in which you died, or by December 31 of the calendar year in which you would have attained age 70-½, if later.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the Plan trust (the “Trust”), which is administered by the trustee appointed by Community Savings’ Board of Directors. Prior to the effective date of the stock offering, you are currently given the opportunity to direct the investment of your account into one or more of the following investment options:

MetLife Stable Value Fund

SSgA U.S. Bond Index Fund

SSgA Inflation Protected Bond Index Fund

SSgA S&P 500 Index Fund

SSgA Russell Large Cap Growth Index Fund

SSgA Russell Large Cap Value Index Fund

SSgA S&P Mid Cap Index Fund

SSgA Russell Small Cap Index Fund

SSgA REIT Index Fund

SSgA International Index Fund

SSgA Conservative Strategic Balanced Fund

SSgA Moderate Strategic Balanced Fund

SSgA Aggressive Strategic Balanced Fund

SSgA Target Retirement 2015 Fund

SSgA Target Retirement 2020 Fund

SSgA Target Retirement 2025 Fund

SSgA Target Retirement 2030 Fund

SSgA Target Retirement 2035 Fund

SSgA Target Retirement 2040 Fund

SSgA Target Retirement 2045 Fund

SSgA Target Retirement 2050 Fund

SSgA Target Retirement 2055 Fund

SSgA Target Retirement 2060 Fund

SSgA Target Retirement Income Fund

Qualified Default Investment Alternative. For participants who are automatically enrolled in the 401(k) Plan, or otherwise fail to direct how their 401(k) Plan contributions are to be invested, contribution amounts will be invested in the 401(k) Plan’s “qualified default investment alternative” until such time as the participant provides investment direction. The

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401(k) Plan’s qualified default investment alternative is the State Street Global Advisors Target Retirement Fund Series. The specific fund selected for a given participant will be the fund which coincides with or next follows the year in which the participant will attain age 65.

In connection with the stock offering, the 401(k) Plan now provides that, in addition to the investment options specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the Community Savings Bancorp, Inc. Stock Fund through a one-time election.

Performance History

The following table provides performance data with respect to the above investment funds as of June 30, 2016:

	YTD Returns as of September 30,	Total Returns as of June 30, 2016
Fund Name	2016	1 Year	3 Year	5 Year	10 Year
MetLife Stable Value Fund	1.70%	2.32%	2.41%	2.73%	3.79%
SSgA U.S. Bond Index Fund	5.76%	5.99%	4.05%	5.29%	5.99%
SSgA Inflation Protected Bond Index Fund	7.20%	4.27%	2.23%	2.54%	4.65%
SSgA S&P 500 Index Fund	7.82%	3.97%	11.62%	12.08%	7.45%
SSgA Russell Large Cap Growth Index Fund	5.97%	3.01%	13.03%	12.33%	8.76%
SSgA Russell Large Cap Value Index Fun	9.94%	2.86%	9.86%	11.32%	6.16%
SSgA S&P Mid Cap Index Fund	12.37%	1.31%	10.48%	10.51%	8.54%
SSgA Russell Small Cap Index Fund	11.46%	-6.67%	7.08%	8.32%	6.28%
SSgA REIT Index Fund	9.35%	22.63%	13.40%	12.15%	6.71%
SSgA International Index Fund	2.59%	9.27%	2.53%	2.03%	1.86%
SSgA Conservative Strategic Balanced Fund	6.21%	4.46%	5.41%	5.29%	5.73%
SSgA Moderate Strategic Balanced Fund	6.73%	2.76%	7.12%	7.22%	6.26%
SSgA Aggressive Strategic Balanced Fund	7.14%	0.89%	8.71%	9.00%	6.47%
SSgA Target Retirement 2015 Fund	7.12%	1.68%	5.09%	6.40%	n.a.
SSgA Target Retirement 2020 Fund	7.97%	1.32%	6.06%	7.24%	6.10%
SSgA Target Retirement 2025 Fund	8.48%	.86%	6.61%	7.66%	n.a.
SSgA Target Retirement 2030 Fund	8.46%	0.38%	6.90%	7.83%	6.14%
SSgA Target Retirement 2035 Fund	8.44%	-0.22%	7.03%	7.66%	n.a.
SSgA Target Retirement 2040 Fund	8.58%	-0.81%	7.14%	7.60%	6.00%
SSgA Target Retirement 2045 Fund	8.70%	-1.12%	7.08%	7.57%	n.a.
SSgA Target Retirement 2050 Fund	8.69%	-1.13%	7.07%	7.57%	n.a.
SSgA Target Retirement 2055 Fund	8.71%	-1.12%	7.08%	7.58%	n.a.
SSgA Target Retirement 2060 Fund	8.70%	-1.11%	n.a.	n.a.	n.a.
SSgA Target Retirement Income Fund	6.36%	1.92%	3.80%	4.35%	4.76%

Description of the Investment Funds

The following is a description of each of the funds:

MetLife Stable Value Fund. The primary investment objective of the fund is to preserve principal while generating earnings at rates competitive over time with short-term high quality fixed income investments.

SSgA U.S. Bond Index Fund. The fund seeks to offer broad, low cost exposure to the overall U.S. bond market. The fund seeks an investment return that approximates as closely as

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practicable, before expenses, the performance of the Barclays U.S. Aggregate Bond Index (the “Index”) over the long term.

SSgA Inflation Protected Bond Index Fund. The fund seeks to offer broad, low cost exposure to U.S. Treasury bonds which are indexed to inflation. The fund seeks to match the total rate of return of the Barclays Capital U.S. Inflation Securities Index during a calendar year.

SSgA S&P 500 Index Fund. The fund seeks to offer broad, low cost exposure to the stocks of large U.S. companies. The SSgA S&P 500 Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the S&P 500 Index (the “Index”) over the long term.

SSgA Russell Large Cap Growth Index Fund. The fund seeks to offer broad, low cost exposure to the stocks of companies in the Russell 1000 Index forecasted to have higher growth potential and higher Price-to-Book ratios. The fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Russell 1000 Growth Index (the “Index”) over the long term.

SSgA Russell Large Cap Value Index Fund. The fund seeks to offer broad, low cost exposure to the stocks of companies in the Russell 1000 Index forecasted to have lower growth rates and lower Price-to-Book ratios. The fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Russell 1000 Value Index (the “Index”) over the long term.

SSgA Mid Cap Index Fund. The fund seeks to offer broad, low cost exposure to the stocks of mid-sized U.S. companies. The fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the S&P MidCap 400 Index (the “Index”) over the long term.

SSgA Small Cap Index Fund. The fund seeks to offer broad, low cost exposure to the stocks of smaller U.S. companies. The fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Russell 2000 Index (the “Index”) over the long term.

SSgA REIT Index Fund. The fund seeks to offer broad, low cost exposure to the U.S. publicly traded real estate investment trust (REIT) market. The fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Dow Jones U.S. Select REIT Index (the “Index”) over the long term.

SSgA International Index Fund. The fund seeks to offer broad, low cost exposure to international stocks of companies in the developed markets of Europe, Australia and the Far East. The fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the MSCI EAFE Index (the “Index”) over the long term.

SSgA Conservative Strategic Balanced Fund. The fund seeks to offer broad diversification and a disciplined rebalancing process by investing approximately 75% of the fund’s assets in U.S. bonds, 20% in U.S. stocks, and 5% in international stocks. The fund seeks

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to approximate as closely as practicable, before expenses, the return of the Conservative Strategic Balanced Custom Index (the “Index”) over the long term.

SSgA Moderate Strategic Balanced Fund. The fund seeks to offer broad diversification and a disciplined rebalancing process by investing approximately 45% of the fund’s assets in U.S. stocks, 45% in U.S. bonds, and 10% in international stocks. The fund

SSgA Aggressive Strategic Balanced Fund. The fund seeks to offer broad diversification and a disciplined rebalancing process by investing approximately 70% of the fund’s assets in U.S. stocks, 15% in U.S. bonds, and 15% in international stocks. The fund seeks to approximate as closely as practicable, before expenses, the return of the Aggressive Strategic Balanced Custom Index (the “Index”) over the long term.

SSgA Target Retirement Funds (including SSgA Target Retirement Income Fund, SSgA Target Retirement 2015 Fund, SSgA Target Retirement 2020 Fund, SSgA Target Retirement 2025 Fund, SSgA Target Retirement Fund 2030, SSgA Target Retirement Fund 2035 Fund, SSgA Target Retirement Fund 2040, SSgA Target Retirement Fund 2045, Fund SSgA Target Retirement Fund 2050, SSgA Target Retirement Fund 2055 Fund, and SSgA Target Retirement 2060 Fund). These funds offer complete, low cost investment strategies with asset allocations which become more conservative near the retirement date. Each fund (other than the SSgA Target Retirement Income Fund) is managed to a specific retirement year (target date) included in its name.The funds seek to match, as closely as possible, the performance of the corresponding SSgA Custom Benchmark Index (the “Index”), over the long term. Over time, the allocation to asset classes and funds change according to a predetermined “glide path.” (The glide path represents the shifting of asset classes over time and does not apply to the Income Fund). Each fund’s asset allocation will become more conservative as it approaches its target retirement date. This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of a portfolio, which may be a primary source of income after retirement. The allocations reflected in the glide path do not reflect tactical decisions made by SSgA to overweight or underweight a particular asset class based on its market outlook but rather management of each fund’s strategic allocation according to its glide path and applicable benchmark. Each fund attempts to closely match the characteristics and returns or its custom benchmark as opposed to any attempts to outperform this benchmark.

Once a fund reaches its target retirement date, it will begin a five-year transition period to the SSgA Target Retirement Income Fund, resulting at the end of that five-year period in an allocation to stocks, REITs and commodities that will remain fixed at approximately 35% of assets. The remainder of the fund will be invested in fixed-income securities.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

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Community Savings Bancorp, Inc. Stock Fund

In connection with the stock offering, the 401(k) Plan now offers the Community Savings Bancorp, Inc. Stock Fund as an additional choice to the investment options described above. Community Savings Bancorp, Inc. Stock Fund invests primarily in the shares of common stock of Community Savings Bancorp, Inc. In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest up to 100% of your 401(k) Plan account in Community Savings Bancorp, Inc. Stock Fund as a one-time special election.

Community Savings Bancorp, Inc. Stock Fund consists primarily of investments in the shares of common stock of Community Savings Bancorp, Inc..

As of the date of this prospectus supplement, there is no established market for Community Savings Bancorp, Inc. common stock. Accordingly, there is no record of the historical performance of Community Savings Bancorp, Inc. Stock Fund. Performance of Community Savings Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Community Savings Bancorp, Inc. and Community Savings and market conditions for shares of Community Savings Bancorp, Inc. common stock generally.

Investments in Community Savings Bancorp, Inc. Stock Fund involve special risks common to investments in the shares of common stock of Community Savings Bancorp, Inc. In making a decision to invest all or a part of your account balance in the Community Savings Bancorp, Inc. Stock Fund, you should carefully consider the information set forth on page 19 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities – The Importance of Diversifying Your Retirement Savings.”

For a discussion of material risks you should consider, see “Risk Factors” beginning on page 15 of the attached prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” below.

Withdrawals from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with Community Savings. A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59 ½, regardless of whether such a withdrawal occurs during his or her employment with Community Savings or after termination of employment.

Withdrawal from your Account prior to Retirement. Once you have attained age 59 ½, you may request distribution of all or part of the amounts credited to your accounts attributable to elective deferrals, qualified nonelective contributions and qualified matching contributions.

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Hardship Withdrawals. If you incur a financial hardship, you may request a withdrawal from the portion of your account attributable to your pre-tax elective deferrals and employer matching contributions.

Rollover Contributions. You may withdraw amounts you contributed to the 401(k) Plan as a rollover contribution at any time.

Loan. You may request a loan from your account pursuant to the procedures established in the 401(k) Plan. You may have one loan outstanding at any one time.

Administration of the 401(k) Plan

The Trustee and Custodian. The trustee of the 401(k) Plan is Pentegra Trust Company. Pentegra Trust Company serves as trustee and Reliance Trust Company serves as custodian for all the investments funds under the 401(k) Plan, except the Community Savings Bancorp, Inc. Stock Fund. The 401(k) Committee, with appointment of Community Savings representatives, serves as Trustee for the Community Savings Bancorp, Inc. Stock Fund.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the Plan administrator. The address of the Plan administrator is Pentegra Services, Inc., 701 Westchester Avenue, Suite 320E, White Plains, NY 10604; phone: (800) 872-3473. The Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any). In addition, you can go on-line to www.pentegra.com at any time to review your account balances.

Amendment and Termination

It is the intention of Community Savings to continue the 401(k) Plan indefinitely. Nevertheless, Community Savings may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. Community Savings reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Community Savings may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

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Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)        the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)        participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)        earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Community Savings will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 ½, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by Community Savings. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by Community Savings, which is included in the distribution.

Community Savings Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Community Savings Bancorp, Inc. common stock, the

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distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Community Savings Bancorp, Inc. common stock, that is, the excess of the value of Community Savings Bancorp, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Community Savings Bancorp, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Community Savings Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Community Savings Bancorp, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Community Savings Bancorp, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of Community Savings Bancorp, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

There has been an important change in Federal law that provides specific rights concerning investments in employer securities, such as Community Savings Bancorp, Inc. common stock. Because you may in the future have investments in Community Savings Bancorp, Inc. Stock Fund under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in the Community Savings Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the 401(k) Plan. You may contact the Plan Administrator shown above for specific information regarding this new right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of the Community Savings Bancorp, Inc. Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one

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company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Community Savings Bancorp, Inc. common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Community Savings, the Plan Administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in Community Savings Bancorp, Inc. common stock, the regulations under Section 404(c) of ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Community Savings Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Community Savings Bancorp, Inc., the individual must fill out a Form 3 reporting initial beneficial ownership and file it with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically,

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either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Community Savings Bancorp, Inc.’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Community Savings Bancorp, Inc. Stock Fund of the 401(k) Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Community Savings Bancorp, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Community Savings Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Community Savings Bancorp, Inc.’s common stock resulting from non-exempt purchases and sales of Community Savings Bancorp, Inc. common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases within the Community Savings Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information representing the assets available for plan benefits at December 31, 2015, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to Community Savings Bancorp, Inc. in connection with Community Savings Bancorp, Inc.’s stock offering.

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PROSPECTUS

(Proposed Holding Company for Community Savings)

Up to 529,000 shares of Common Stock

(Subject to Increase to up to 608,350 Shares)

Community Savings Bancorp, Inc., a Maryland corporation and the proposed holding company for Community Savings, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Community Savings from the mutual to the stock form of organization. There is currently no established market for our common stock. We expect that our common stock will be quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group upon conclusion of the stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are offering up to 529,000 shares of common stock for sale at a price of $10.00 per share on a best efforts basis. We may sell up to 608,350 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 391,000 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering” to eligible depositors and certain borrowers of Community Savings. Shares of common stock not purchased in the subscription offering may be offered for sale to the public in a “community offering,” with a preference given to natural persons and trusts of natural persons residing in Noble, Monroe and Washington Counties, Ohio. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering to the general public through a “syndicated community offering” managed by Keefe, Bruyette & Woods, Inc.

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by any person in the offering is 15,000 shares ($150,000), and no person, together with an associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) in the offering.

The offering is expected to expire at 2:00 p.m., Eastern Time, on December 15, 2016. We may extend this expiration date without notice to you until January 30, 2017. The Office of the Comptroller of the Currency may approve a later date, which may not be beyond December 21, 2018. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond January 30, 2017, or the number of shares of common stock to be sold is increased to more than 608,350 shares or decreased to fewer than 391,000 shares. If the offering is extended past January 30, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.20% per annum. If the number of shares to be sold is increased to more than 608,350 shares or decreased to fewer than 391,000 shares, all funds submitted for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.20% per annum. All subscribers will be resolicited and given an opportunity to place a new order within a specified period of time. Funds received in the subscription and the community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Community Savings and will earn interest at 0.20% per annum until completion or termination of the offering.

Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock on a best efforts basis in the offering. Keefe, Bruyette & Woods, Inc. is not required to purchase any of the shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	391,000	460,000	529,000	608,350
Gross offering proceeds	$3,910,000	$4,600,000	$5,290,000	$6,083,500
Estimated offering expenses, excluding selling agent commissions	$950,000	$950,000	$950,000	$950,000
Selling agent commissions (1) (2)	$250,000	$250,000	$250,000	$250,000
Estimated net proceeds	$2,710,000	$3,400,000	$4,090,000	$4,883,500
Estimated net proceeds per share	$6.93	$7.39	$7.73	$8.03

(1)	See “The Conversion and Offering – Marketing and Distribution; Compensation” for information regarding compensation to be received by Keefe, Bruyette & Woods, Inc. in this offering.
(2)	Assumes that all shares are sold in the subscription and community offerings, and excludes reimbursable expenses and conversion agent fees, which are included in estimated offering expenses. If all shares of common stock were sold in a syndicated community offering, the maximum selling agent commissions would be, subject to a minimum of $250,000, 6.0% of the aggregate offering dollar amount of all shares sold in the syndicated community offering (net of shares purchased by our directors and executive officers and shares purchased by our employee stock ownership plan), or approximately $250,000, $250,000, $270,000 and $314,000 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 15.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Keefe, Bruyette & Woods

A Stifel Company

For assistance, please contact the Stock Information Center, toll-free, at (877) 821-5775.

The date of this prospectus is November 14, 2016.

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SUMMARY

The following summary explains the significant and important material aspects of Community Savings’ mutual-to-stock conversion and the related offering of Community Savings Bancorp, Inc. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the financial statements and the notes to the financial statements, and the section entitled “Risk Factors.”

In this prospectus, the terms “we,” “our,” and “us” refer to Community Savings Bancorp, Inc. and Community Savings, unless the context indicates another meaning. In addition, we sometimes refer to Community Savings Bancorp, Inc. as “Community Savings Bancorp,” and to Community Savings as the “Bank.”

Community Savings

Community Savings is a federal mutual savings association that was founded in 1885. We have operated continuously in Caldwell, Ohio since our founding. We conduct our business from our full-service office in Caldwell, Ohio, which is located in Noble County in southeastern Ohio. Our primary market area is Noble County, Ohio. To a lesser extent, we also originate loans in neighboring Guernsey, Monroe and Washington Counties, Ohio, and Wood County, West Virginia. In July 2015, in order to reduce our noninterest expense and focus our business strategy on organic growth from our office in Caldwell, Ohio, we completed a sale of our two branch offices, both of which were located in Cambridge, Ohio, approximately 25 miles north of Caldwell.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate, consumer and home equity loans, and, to a lesser extent, commercial real estate and multifamily loans. At June 30, 2016, $23.1 million, or 70.1% of our total loan portfolio, was comprised of one- to four-family residential real estate loans, and at this date an additional $8.2 million, or 24.9% of our total loan portfolio, was comprised of consumer and home equity loans. We offer a variety of deposit accounts, including interest-bearing and noninterest-bearing demand accounts, savings and money market accounts and certificates of deposit. We utilize advances from the Federal Home Loan Bank of Cincinnati (the “FHLB-Cincinnati”) for asset/liability management purposes. On occasion we also utilize funds from a line of credit with another bank. At June 30, 2016, we had $7.3 million in advances outstanding with the FHLB-Cincinnati.

For the fiscal year ended June 30, 2016 we had net income of $679,000, and for the fiscal year ended June 30, 2015, we experienced a net loss of $312,000. Our income in fiscal 2016 was due in large part to an increase in noninterest income and decrease in noninterest expense primarily related to the sale of our two branch offices which occurred in July 2015. See “Management Discussion and Analysis of Financial Condition and Results of Operation – Comparison of Operating Results for the Fiscal Years Ended June 30, 2016 and 2015.”

Community Savings is subject to comprehensive regulation and examination by its primary federal regulator, the Office of the Comptroller of the Currency (“OCC”).

Our executive and administrative office is located at 425 Main Street, Caldwell, Ohio 43724, and our telephone number at this address is (740) 732-5678. Our website address is www.mycommunitysavings.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Community Savings Bancorp, Inc.

The shares being offered will be issued by Community Savings Bancorp, Inc., a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Community Savings upon completion of Community Savings’ mutual-to-stock conversion. Community Savings Bancorp was incorporated on August 24, 2016 and has not engaged in any business to date. Upon completion of the conversion, Community Savings Bancorp will register as a savings and loan holding company and will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board.

Community Savings Bancorp’s executive and administrative office is located at 425 Main Street, Caldwell, Ohio 43724, and its telephone number at this address is (740) 732-5678.

The Conversion and Our Organizational Structure

Pursuant to the terms of the plan of conversion, Community Savings will convert from a mutual (meaning no stockholders) savings bank to a stock savings bank. As part of the conversion, Community Savings Bancorp, the newly formed proposed holding company for Community Savings, will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and a syndicated community offering. Upon the completion of the conversion and stock offering, Community Savings Bancorp will be 100% owned by stockholders and Community Savings will be a wholly owned subsidiary of Community Savings Bancorp. A full description of the conversion begins on page 101 of this prospectus under the heading “The Conversion and Offering.”

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community-oriented financial institution dedicated to meeting the banking needs of our customers by emphasizing personalized and efficient customer service. We are a very small financial institution, and we believe that managing prudent yet consistent asset growth in order to increase revenue is critical to our long-term success. Highlights of our current business strategy include:

•	Prudently growing our asset size by continuing to emphasize the origination of one- to four-family residential real estate loans, including an increased emphasis on originating these types of loans in Washington and Monroe Counties, Ohio;

•	Continuing to emphasize disciplined underwriting practices in order to maintain the quality of our loan portfolio;

•	Continuing to supplement our one- to four-family residential real estate lending with the origination of non-residential lending;

•	Continuing to rely on our historically favorable funding mix which emphasizes lower-cost transaction and savings accounts; and

•	Continuing to manage interest rate risk.

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Reasons for the Conversion and Offering

Consistent with our business strategy, our primary reasons for converting and raising additional capital through the offering are:

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•	to have greater flexibility to structure and finance the opportunistic expansion of our operations; and

•	to offer our customers and employees an opportunity to purchase our stock.

As of June 30, 2016, Community Savings was considered “well capitalized” for regulatory purposes. As a result of the conversion, the proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty.

See “The Conversion and Offering” for a more complete discussion of our reasons for conducting the conversion and offering.

Terms of the Offering

We are offering between 391,000 shares and 529,000 shares of common stock to eligible depositors and borrowers of Community Savings and to our tax-qualified employee benefit plans in a subscription offering. To the extent shares remain available, we may offer shares for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Noble, Washington and Monroe Counties, Ohio. We may also offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 608,350 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock offered is increased to more than 608,350 shares or decreased to fewer than 391,000 shares, or the offering is extended beyond January 30, 2017, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the offering is extended past January 30, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.20% per annum. If the number of shares to be sold is increased to more than 608,350 shares or decreased to fewer than 391,000 shares, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled and funds delivered for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.20% per annum. We will give these subscribers an opportunity to place new orders for a specified period of time.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the offering.

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Important Risks in Owning Community Savings Bancorp’s Common Stock

Before you purchase shares of our common stock, you should read the “Risk Factors” section beginning on page 15 of this prospectus.

How We Determined the Offering Range and the $10.00 per Share Stock Price

The amount of common stock we are offering for sale is based on an independent appraisal of the estimated market value of Community Savings Bancorp, assuming the conversion and offering are completed. Keller & Company, Inc., our independent appraiser, has estimated that, as of August 24, 2016, this market value was $4.6 million. Based on regulations of the OCC, this market value forms the midpoint of a valuation range with a minimum of $3.9 million and a maximum of $5.3 million. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 391,000 shares to 529,000 shares. We may sell up to 608,350 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The appraisal is based in part on Community Savings’ financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, the pro forma effect of the costs associated with our planned withdrawal from the defined benefit plan, and an analysis of a peer group of ten publicly traded thrift holding companies with assets between $351 million and $830 million as of March 31, 2016 that Keller & Company, Inc. considers comparable to Community Savings Bancorp. See “The Conversion and Offering – Determination of Share Price and Number of Shares to be Issued.”

In preparing the appraisal, Keller & Company, Inc. considered adjustments to the pro forma market value based on a comparison of Community Savings Bancorp with the peer group. Keller & Company, Inc. made downward adjustments for earnings, liquidity of the stock, asset growth, market area and marketing of the offering. No adjustments were made for subscription interest, dividends, financial condition, management or the effect of government regulations and regulatory reform. The downward valuation adjustments considered, among other things, Community Savings Bancorp’s low growth market area and shrinking asset levels compared to the peer group, lower reported and core or recurring earnings measures as compared to the peer group, and the fact that Community Savings Bancorp’s pro forma market capitalization and implied liquidity of the stock is expected to be lower than the peer group.

The range of downward adjustments represented 6.0% to 8.0% for earnings, market area and liquidity of the common stock. The range of adjustments for asset growth and marketing of the offering were 3.0% to 5.0%. In applying the downward adjustments, each adjustment was applied to the price to book ratio of the peer group of 80.92%, which represented a cumulative downward adjustment of 27.64% and resultant price to book ratio for Community Savings Bancorp of 58.55%.

The following table presents a summary of selected pricing ratios for the peer group companies and for Community Savings Bancorp (on a pro forma basis) utilized by Keller & Company, Inc. in its appraisal. These ratios are based on Community Savings Bancorp’s book value, tangible book value and core earnings as of and for the 12 months ended June 30, 2016, as adjusted for the impact of the expected cost to Community Savings to withdraw from its multiple-employer defined benefit plan which it expects to do following completion of the conversion. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of August 24, 2016. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range

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indicated a discount of 27.64% on a price-to-book value basis and a discount of 32.23% on a price-to-tangible book value basis.

	Price-to-core earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Community Savings Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	n/m		66.36%	66.36%
Maximum	n/m		62.50%	62.50%
Midpoint	n/m		58.55%	58.55%
Minimum	n/m		53.94%	53.94%

Valuation of peer group companies, all of which are fully converted (on an historical basis):
Average	17.14	x	80.92%	86.39%
Median	16.67	x	83.85%	85.49%

(n/m)	Not meaningful.
(1)	Price-to-earnings multiples calculated by Keller & Company, Inc. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different from those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by Keller & Company, Inc. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering – Determination of Share Price and Number of Shares to be Issued.”

After-Market Stock Price Performance

The following table presents stock price performance information for all standard mutual-to-stock conversions completed between June 30, 2015 and August 24, 2016. These companies did not constitute the group of ten comparable public companies utilized in Keller & Company, Inc.’s valuation analysis because, pursuant to the appraisal guidelines, Keller & Company, Inc. included only Nasdaq-listed companies which have been converted for at least one year in the peer group.

Mutual-to-Stock Conversion Offerings with Closing Dates between June 30, 2015 and August 24, 2016
			Percentage Price Change From Initial Trading Date
Company Name and Ticker Symbol	Conversion Date	Exchange	One Day	One Week	One Month	Through August 24, 2016

New Bancorp (NWBB)	10/20/2015	OTC Pink	10.0%	11.0%	11.5%	28.5%
Best Hometown Bancorp (BTHT)	04/30/2016	OTC Pink	8.5%	8.5%	8.5%	8.5%

Average			9.3%	9.8%	10.0%	18.5%
Median			9.3%	9.8%	10.0%	18.5%

Stock price performance is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of

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management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. None of the companies listed in the table above is exactly similar to Community Savings Bancorp, the pricing ratios for their stock offerings may have been different from the pricing ratios for Community Savings Bancorp shares of common stock and the market conditions in which these offerings were completed may have been different from current market conditions. Furthermore, this table presents only short-term performance with respect to companies that recently completed their mutual-to-stock conversions and may not be indicative of the longer-term stock price performance of these companies. The performance of these stocks may not be indicative of how our stock will perform.

Our stock price may trade below $10.00 per share, as the stock prices of certain mutual-to-stock conversions have decreased below the initial offering price. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, will be quite limited. As a result, it is highly unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 15.

How We Intend to Use the Proceeds From the Stock Offering

Community Savings will receive a capital contribution equal to at least 50% of the net proceeds of the offering, plus such additional amounts as may be necessary so that, upon completion of the offering, Community Savings will have a Tier 1 leverage ratio of at least 10.0% after the costs associated with our planned withdrawal from the defined benefit plan. Based on this formula, we anticipate that Community Savings Bancorp will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $2.2 million, $2.3 million, $2.4 million and $2.7 million, respectively, of the net proceeds from the stock offering in Community Savings. Of the remaining funds, we intend that Community Savings Bancorp will loan funds to our employee stock ownership plan to fund the plan’s purchase of shares of common stock in the stock offering, and retain the remainder of the net proceeds from the offering. Assuming we sell 460,000 shares of common stock in the stock offering and have net proceeds of $3.4 million, based on the above formula, we anticipate that Community Savings Bancorp will invest $2.3 million in Community Savings, loan $368,000 to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $735,000 of the net proceeds.

Community Savings Bancorp may use the remaining funds that it retains to repurchase shares of common stock (subject to compliance with regulatory requirements), for investments, or for other general corporate purposes. Community Savings Bancorp will also be authorized to pay dividends to its shareholders, but it currently does not intend to pay dividends. Community Savings intends to use approximately $1.6 million of the proceeds that it receives from us to pay costs associated with its planned withdrawal from a defined benefit plan, and may use the remaining net proceeds it receives from us to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, or for general corporate purposes.

For more information on the proposed use of the proceeds from the offering, see “How We Intend to Use the Proceeds from the Offering.”

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Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	First, to depositors with accounts at Community Savings with aggregate balances of at least $50 at the close of business on January 1, 2015.

(ii)	Second, to our tax-qualified employee benefit plans (including Community Savings’ employee stock ownership plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the offering.

(iii)	Third, to depositors with accounts at Community Savings with aggregate balances of at least $50 at the close of business on September 30, 2016.

(iv)	Fourth, to depositors of Community Savings at the close of business on October 31, 2016 and borrowers of Community Savings as of May 26, 2004 who maintain such borrowings at the close of business on October 31, 2016.

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Noble, Washington and Monroe Counties, Ohio. The community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public through a syndicated community offering, which will be managed by Keefe, Bruyette & Woods, Inc. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering or the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual, or individuals through a single account held jointly, may purchase more than 15,000 shares ($150,000) of common stock. If any of the following purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 20,000 shares ($200,000) of common stock:

•	your spouse or relatives of you or your spouse who reside with you;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

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•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 20,000 shares ($200,000). See the detailed descriptions of “acting in concert” and “associate” in the section of this prospectus headed “The Conversion and Offering – Limitations on Common Stock Purchases.”

Subject to OCC approval, we may increase or decrease the purchase limitations at any time. See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion and Offering – Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

•	personal check, bank check or money order made payable directly to Community Savings Bancorp, Inc.; or

•	authorizing us to withdraw available funds (without any early withdrawal penalty) from your account(s) maintained with Community Savings, other than checking accounts or individual retirement accounts (IRAs).

Please do not submit cash or wire transfers. For orders paid for by check or money order, the funds must be available in the account. Community Savings is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Community Savings line of credit check or any type of third-party check to pay for shares of common stock. On the stock order form, you may not designate withdrawal from Community Savings accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Funds received in the subscription and community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Community Savings and will earn interest at 0.20% per annum until completion or termination of the offering. You may not authorize direct withdrawal from a Community Savings retirement account. See “– Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings.”

Withdrawals from certificates of deposit at Community Savings for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Community Savings must be in the deposit accounts at the time the stock order form is received. A hold will be placed on those funds when your stock order form is received, making the designated funds unavailable to you. However, funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable deposit account rate until the completion of the offering. If a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at Community Savings’ current statement savings rate thereafter.

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You may subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to Community Savings Bancorp, Inc. or authorization to withdraw funds from one or more of your Community Savings deposit accounts, provided that the stock order form is received (not postmarked) before 2:00 p.m., Eastern Time, on December 15, 2016. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form or by hand-delivery to Community Savings’ office, located at 425 Main Street, Caldwell, Ohio. Please do not mail stock order forms to Community Savings. Once submitted, your order will be irrevocable unless the offering is terminated or is extended beyond January 30, 2017, or the number of shares of common stock to be sold is increased to more than 608,350 shares or decreased to fewer than 391,000 shares. We are not required to accept incomplete stock order forms, unsigned stock order forms, or copies or facsimiles of stock order forms.

For a complete description of how to purchase shares in the stock offering, see “The Conversion and Offering – Procedure for Purchasing Shares.”

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”), or other retirement account. If you wish to use some or all of the funds in your IRA or other retirement account held at Community Savings, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the December 15, 2016 offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Community Savings or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.”

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action against anyone who we believe has sold or transferred his or her subscription rights. In addition, we intend to advise the appropriate federal agencies of any person who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all qualifying accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

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Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 37,000 shares ($370,000) of common stock in the offering, representing 9.5% of shares to be sold at the minimum of the offering range. However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “– Limits on How Much Stock You May Purchase.”

Purchases by our directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. Any purchases made by our directors or executive officers, or their associates, for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.

For more information on the proposed purchases of shares of common stock by our directors and executive officers, see “Subscriptions by Directors and Executive Officers.”

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders for shares of common stock in the subscription and community offerings is 2:00 p.m., Eastern Time, on December 15, 2016, unless we extend the subscription offering and/or the community offering. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time. Orders received after 2:00 p.m., Eastern Time, on December 15, 2016 will be rejected unless the offering is extended.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern Time, on December 15, 2016, whether or not we have been able to locate each person entitled to subscription rights.

For a complete description of the deadline for purchasing shares in the stock offering, see “The Conversion and Offering – Procedure for Purchasing Shares – Expiration Date.”

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 391,000 shares of common stock, we may take additional steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek regulatory approval to extend the offering beyond January 30, 2017.

If we extend the offering past January 30, 2017, we will resolicit subscribers and you will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.20% per annum from the date the stock order was processed.

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If one or more purchase limitations are increased we will not resolicit all subscribers, however, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable limit. We may increase the individual or aggregate purchase limitations to an amount not to exceed 5.0% of the common stock sold in the offering, see “The Conversion and Offering – Limitations on Common Stock Purchases.”

Conditions to Completion of the Conversion

The board of directors of Community Savings has approved the plan of conversion. In addition, the OCC has conditionally approved the plan of conversion and the Federal Reserve Board has conditionally approved our holding company application. We cannot complete the conversion unless:

•	The plan of conversion is approved by a majority of votes eligible to be cast by members of Community Savings (depositors and certain borrowers of Community Savings). A special meeting of members to consider and vote upon the plan of conversion has been scheduled for December 21, 2016;

•	We have received orders for at least the minimum number of shares of common stock offered; and

•	We receive the final approval required from the OCC to complete the conversion and offering and the final approval from the Federal Reserve Board on the holding company application.

Any approval by the OCC or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Our Dividend Policy

We do not currently intend to pay dividends on our common stock following completion of the stock offering. In the unlikely event that we do determine to pay dividends in the future, the payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions. See “Our Dividend Policy” in this prospectus for additional information regarding our dividend policy.

Market for Common Stock

We anticipate that the common stock sold in the offering will be quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group. Keefe, Bruyette & Woods, Inc. currently intends to make a market in the shares of our common stock, but is under no obligation to do so. See “Market for the Common Stock.”

Delivery of Shares of Stock

All shares of common stock of Community Savings Bancorp sold in the subscription offering and community offering will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock sold in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted by them on their stock order form as soon as practicable following consummation of the conversion.

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Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. We expect trading in the stock to begin on the business day of or on the business day immediately following the completion of the conversion and stock offering. It is possible that until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Possible Change in the Offering Range

Keller & Company, Inc. will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, Keller & Company, Inc. determines that our pro forma market value has increased, we may sell up to 608,350 shares in the offering without further notice to you. If our pro forma market value at that time is either below $3.9 million or above $6.1 million, then, after consulting with the OCC, we may:

•	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at 0.20% per annum;

•	set a new offering range; or

•	take such other actions as may be permitted by the OCC, the Federal Reserve Board, the Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.20% per annum for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Community Savings that is being called to vote on the conversion, and at any time after member approval with the concurrence of the OCC. If we terminate the offering, we will promptly return funds, as described above.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees being established in connection with the conversion and stock offering, to purchase up to 8% of the shares of common stock that we sell in the offering. If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 8% of the shares of common stock that we sell in the offering. This would reduce the number of shares available for allocation to eligible depositors. For further information, see “Management – Benefit Plans and Agreements – Employee Stock Ownership Plan.”

Purchases by the employee stock ownership plan in the offering will be included in determining whether the required minimum number of shares have been sold in the offering. Subject to market

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conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

We also intend to implement a stock-based benefit plan no earlier than six months after completion of the conversion. Stockholder approval of this plan will be required, and the stock-based benefit plan cannot be implemented until at least six months after the completion of the conversion pursuant to applicable OCC regulations. If adopted within 12 months following the completion of the conversion, and provided that upon completion of the offering Community Savings has at least a 10% tangible capital to assets ratio, the OCC conversion regulations would allow for the stock-based benefit plan to reserve a number of shares of common stock equal to not more than 4% of the shares sold in the offering, or up to 21,160 shares of common stock at the maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients. If adopted within 12 months following the completion of the conversion, the stock-based benefit plan will also reserve a number of shares equal to not more than 10% of the shares of common stock sold in the offering, or up to 52,900 shares of common stock at the maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plan is adopted after one year from the date of the completion of the conversion, the 4% and 10% limitations described above will no longer apply, and we may adopt a stock-based benefit plan encompassing more than 74,060 shares of our common stock assuming the maximum of the offering range. We have not yet determined whether we will present this plan for stockholder approval within 12 months following the completion of the conversion or whether we will present this plan for stockholder approval more than 12 months after the completion of the conversion.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that would be available under a stock-based benefit plan if such plan is adopted within one year following the completion of the conversion and the offering and Community Savings has at least a 10% tangible capital to assets ratio at that time. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution Resulting	Value of Grants (2)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued	From Issuance of Shares for Stock Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range

Employee stock ownership plan	31,280	42,320	8.00%	n/a (3)	$312,800	$423,200
Stock awards	15,640	21,160	4.00	3.85%	156,400	211,600
Stock options	39,100	52,900	10.00	9.09%	94,231	127,489
Total	86,020	116,380	22.00%	12.28%	$563,431	$762,289

(1)	The stock-based benefit plan may award a greater number of options and shares, respectively, if the plan is adopted more than 12 months after the completion of the conversion.
(2)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.41 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 1.46%; and a volatility rate of 14.13%. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.
(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the offering.

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In addition to the stock-based benefit plan that we may adopt, we intend to enter into a Salary Continuation Agreement with Alvin B. Parmiter, our President and Chief Executive Officer, subject to consummation of the conversion and regulatory approval. See “Management – Benefit Plans and Agreements” in this prospectus for a further discussion of this agreement, including its terms and potential costs, as well as a description of other benefits arrangements.

Tax Consequences

Community Savings and Community Savings Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, including an opinion that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase the common stock will be zero and, accordingly, no gain or loss will be recognized by depositors upon the distribution to them of the nontransferable subscription rights to purchase the common stock and no taxable income will be realized by depositors as a result of the exercise of the nontransferable subscription rights. Community Savings and Community Savings Bancorp have also received an opinion of Suttle & Stalnaker, PLLC regarding the material Ohio state tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Community Savings, Community Savings Bancorp or persons eligible to subscribe in the subscription offering. See the section of this prospectus entitled “Taxation” for additional information regarding taxes.

How You Can Obtain Additional Information – Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is (877) 821-5775. The Stock Information Center is open for telephone calls Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

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RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

In recent years we have incurred losses and we may not achieve significant profitability from our business strategies and growth plan.

During the fiscal years ended June 30, 2016 and 2015, we had net income of $679,000 and a net loss of $312,000, respectively. During fiscal year 2016, we sold two branch offices which resulted in a gain of $810,000. Excluding this one-time gain, we would have experienced a loss of $109,000 for fiscal 2016.

Our growth is essential to our future profitability. In July 2015, we sold our two branch offices in order to reduce noninterest expense and focus our business strategy on prudent organic growth through our main office in Caldwell, Ohio. We expect to incur expenses related to the implementation of our growth plan, including possible hiring initiatives, and the development and marketing of new products and services. In addition, the conversion and offering will have a short-term adverse impact on our operating results, due to additional costs related to becoming a public company, increased compensation expenses associated with our employee stock ownership plan and the possible implementation of a stock-based benefit plan after the completion of the conversion and offering. Additionally, upon completion of our conversion, we intend to withdraw from our multiple-employer defined benefit plan which we expect to result in a one-time expense of approximately $1.6 million. However, the actual cost to withdraw from the defined benefit plan will be based on the cost of purchasing annuities through an insurance company for the benefit of the former participants of the plan as well as the value of the plan’s underlying assets at the time of withdrawal. The cost of these annuities will depend, in part, on interest rates at the time of the withdrawal. Both the annuity costs and underlying asset values are subject to change, and therefore, the final contribution due to terminate the plan could be more than the $1.6 million estimate. We expect that we will incur a net loss for the fiscal year during which the withdrawal occurs.

Our ability to achieve profitability depends upon a number of factors, including, we believe, most importantly our ability to increase our revenues and grow our asset size. In order to grow, we need to successfully implement our business strategy, including the addition of one or two lenders, increasing our loan originations in Washington and Monroe Counties, Ohio, managing expenses related to nonperforming and classified assets and general economic conditions. Our ability to achieve profitability will also be affected by competition with other financial institutions, changes to the interest rate environment that may reduce our profit margins or impair our business strategy, adverse changes in the securities markets, changes in laws or government regulations, changes in consumer spending, borrowing, or saving, and changes in accounting policies, as well as other risks and uncertainties described in this “Risk Factors” section.

We are not in a high-growth market area, and continued adverse economic conditions, especially affecting our market area, could adversely affect our financial condition and results of operations. Additionally, economic growth in the United States has been slow and unemployment levels are high.

Our success depends primarily on the general economic conditions in our market area which we consider to be Noble County, Ohio, and to a lesser extent Guernsey, Washington and Monroe Counties, Ohio, and Wood County, West Virginia. Noble County is located approximately 90 miles southeast of

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Columbus, Ohio in southeastern Ohio, and is primarily rural. We have relatively few loans outside of our market area, and, as a result, we have a greater risk of loan defaults and losses in the event of an economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans. Our market area is sparsely populated and has limited industrial development compared to more urban and suburban areas. In recent years, our market area has been, and we believe will continue to be, significantly affected by the oil and gas exploration industry. Many landowners in our market area have leased their properties for oil and gas exploration and related purposes. As a result, an increase in the price of oil and gas generally has resulted in increases in deposits and also decreases in average loan balances, resulting from increased loan pay downs and lower loan demand. Following a decrease in these commodities prices, as was experienced in 2014 and 2015, we would expect a decrease in some of these revenues and resultant deposits.

According to the United States census, the estimated July 2015 population of Noble County was 14,326, representing a decrease of 2.2% from the 2010 census population of 14,645. During this same time period, the population of Ohio is estimated to have grown by 0.7%, and the United States population grew by an estimated 4.1%. In 2014, the median household income for Noble County was $37,126, compared to median household incomes of $48,849 and $53,482 for Ohio and the United States, respectively.

Unlike larger banks that are more geographically diversified, we provide banking and financial services to customers primarily in this area. The local economic conditions in our market area, therefore, have a significant impact on our lending, the ability of the borrowers to repay their loans and the value of the collateral securing loans.

We participate in a multiple-employer defined benefit pension plan for the benefit of certain of our employees. We intend to withdraw from this plan upon completion of the conversion and offering. We expect to incur a substantial expense in connection with the withdrawal, which will reduce the proceeds available for other purposes.

We participate in a multiple-employer defined benefit pension plan for the benefit of our employees. We intend to withdraw from the plan following completion of the conversion. The administrator of the plan has estimated that as of March 2016 the expense associated with withdrawal from the plan would be approximately $1.6 million assuming a withdrawal date of March 31, 2016. We intend to use a portion of the proceeds of the offering to fund the costs associated with our withdrawal from the plan, which will reduce the amount of proceeds available for originating new loans and other business purposes. In addition, because the costs to withdraw from the plan are primarily dependent on the value of the plan’s assets and applicable interest rates at the time of our withdrawal, we will not know the actual costs associated with our withdrawal from the plan until the date of the withdrawal, and the actual cost could be significantly higher than the estimated cost provided by the plan administrator.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of the members of our senior management team, and especially Alvin B. Parmiter, our President and Chief Executive Officer, who directs our strategy and operations. We have benefited from the continuity of Mr. Parmiter’s service, having served as our President and Chief Executive Officer since 1998. We do not hold any key person insurance or bank-owned life insurance for Mr. Parmiter, and the loss of the services of Mr. Parmiter as our President and Chief Executive Officer could impact our ability to implement our business strategy, and could have a material adverse effect on our results of operations and our ability to compete in our markets. As a small

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community bank, we have fewer management-level personnel who are in a position to assume the responsibilities of our executive officers.

Our small size makes it more difficult for us to compete and to achieve significant profitability.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan portfolio. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base makes it difficult to generate meaningful noninterest income from such activities as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Our loan portfolio has inherent risk due to the substantial amount of indirect and other consumer loans in our portfolio.

Our loan portfolio includes a substantial number of consumer loans, the majority of which are indirect automobile loans. At June 30, 2016, our consumer loans totaled $4.9 million, or 14.8% of our total loan portfolio, of which indirect auto loans totaled $4.0 million, representing 12.3% of total loans. Indirect auto lending is currently not an active area of lending for Community Savings, due to a change in our third-party lending source. We believe that indirect automobile loans and other consumer loans may provide growth opportunities in the future and intend to continue to emphasize the origination of these types of loans consistent with market conditions and risk management considerations.

Consumer loans generally have a greater risk of loss or default than one- to four-family residential real estate loans, particularly in the case of loans that are secured by rapidly depreciable assets, such as automobiles, or loans that are unsecured. In these cases, we face the risk that any collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Thus, the recovery and sale of such property could be insufficient to compensate us for the principal outstanding on these loans. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit our ability to recover on such loans. Finally, because indirect automobile loan applications are originated by automobile dealerships, although we underwrite the loans, we assume the risks associated with unsatisfactory origination procedures, including compliance with federal, state and local laws. As a result of our relatively large portfolio of consumer loans, it may become necessary to increase our provision for loan losses in the event our losses on these loans increase, which would reduce our profits.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance for loan losses.

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Additions to the allowance for loan losses are established through the provision for losses on loans which is charged against income.

Material additions to our allowance could materially decrease our net income. In addition, bank regulators periodically review our allowance for loan losses and, based on judgments different than management’s, we may determine to increase our provision for loan losses or recognize further loan charge-offs as a result of these regulatory reviews. Any material increase in our allowance for loan losses or loan charge-offs may adversely effect on our financial condition and results of operations.

If our nonperforming assets increase, our earnings will be adversely affected.

At June 30, 2016, our nonperforming assets, which consist of nonaccruing loans and foreclosed assets, were $358,000, or 0.66% of total assets. Our nonperforming assets adversely affect our net income in various ways:

•	we must provide for probable loan losses through a current period charge to the provision for loan losses;

•	noninterest expense increases when we write down the value of properties in our real estate owned portfolio to reflect changing market values or recognize other-than-temporary impairment on nonperforming securities;

•	there are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees related to our real estate owned; and

•	the resolution of nonperforming assets requires the active involvement of management, which can distract them from more profitable activity.

If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our nonperforming assets, our losses and troubled assets could increase significantly, which could have a material adverse effect on our financial condition and results of operations.

Our growth or future losses may require us to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high.

We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations. We believe the net proceeds of this offering will be sufficient to permit Community Savings to maintain regulatory capital compliance for the foreseeable future. Nonetheless, we may at some point need to raise additional capital to support continued growth.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial condition and performance. Accordingly, we may not be able to raise additional capital if needed on terms that are acceptable to us, or at all. If we cannot raise additional capital when needed, our operations could be materially impaired and our financial condition and liquidity could be materially and adversely affected. In addition, if we are unable to raise additional capital when required by the Federal Reserve Board or the OCC, we may be subject to adverse regulatory action. See “Regulation and Supervision.”

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If our real estate owned is not properly valued or if our allowance for loan losses is insufficient, our earnings could be reduced.

We obtain updated valuations in the form of appraisals when a loan has been foreclosed and the property taken in as real estate owned and at certain other times during the holding period of the asset. Our net book value (“NBV”) in the loan at the time of foreclosure and thereafter is compared to the updated fair value of the foreclosed property less estimated selling costs (fair value). A charge-off is recorded for any excess in the asset’s NBV over its fair value less estimated selling costs. If our valuation process is incorrect, or if property values decline, the fair value of our real estate owned may not be sufficient to recover our carrying value in such assets, resulting in the need for additional charge-offs. Significant charge-offs to our real estate owned could have a material adverse effect on our financial condition and results of operations. In addition, bank regulators periodically review our real estate owned and may require us to recognize further charge-offs. Any increase in our charge-offs may have a material adverse effect on our financial condition and results of operations.

Future changes in interest rates could reduce our profits and asset values.

Future changes in interest rates could impact our financial condition and results of operations.

Net income is the amount by which net interest income and noninterest income exceeds noninterest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

•	interest income earned on interest-earning assets, such as loans and securities; and

•	interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

We are vulnerable to changes in interest rates including the shape of the yield curve because of a mismatch between the terms to repricing of our assets and liabilities. For the fiscal years ended June 30, 2016 and 2015, our net interest margin was 2.95% and 2.77%, respectively. Our asset/liability management committee utilizes a computer simulation model to provide an analysis of estimated changes in net interest income in various interest rate scenarios. At June 30, 2016, our “rate shock” analysis indicated that our net portfolio value would decrease $935,000, or 10.3% in the event of an immediate 200 basis point increase in interest rates. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet.

Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans. Conversely, a reduction in interest rates can result in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we do, which

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could affect our ability to grow and remain profitable on a long-term basis. Our ability to achieve significant profitability depends upon our ability to successfully compete in our market area. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. For additional information see “Business of Community Savings – Market Area” and “Business of Community Savings – Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

In July 2013, the federal banking agencies approved a new rule that has substantially amended regulatory risk-based capital rules. The final rule implements the regulatory capital reforms from the Basel Committee on Banking Supervision (“Basel III”) and changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

The final rule includes new minimum risk-based capital and leverage ratios, which were effective for us on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from prior rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-out is exercised. We have elected to exercise our one-time option to opt-out of the requirement under the final rule to include certain “available-for-sale” securities holdings for purposes of calculating our regulatory capital requirements. The final rule also establishes a “capital conservation buffer” of 2.5%, and, when fully phased in, will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 to risk-based assets capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement would be phased in beginning in January 2016 at 0.625% of risk-weighted assets and would increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

We have analyzed the effects of these new capital requirements, and we believe that, upon completion of the offering, we would meet all of these new requirements, including the full 2.5% capital conservation buffer.

The application of more stringent capital requirements could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in

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connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares. Specifically, our ability to pay dividends will be limited if we do not have the capital conservation buffer required by the new capital rules, which may further limit our ability to pay dividends to shareholders. See “Supervision and Regulation – Federal Banking Regulation – Capital Requirements.”

Government responses to economic conditions may adversely affect our operations, financial condition and earnings.

The Dodd-Frank Act has changed the bank regulatory framework. For example, it has created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, established more stringent capital standards for banks and gives the Federal Reserve Board exclusive authority to regulate savings and loan holding companies. The legislation has also resulted in new regulations affecting the lending, funding, trading and investment activities of banks and their holding companies. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Community Savings, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws. The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to loans that are securitized and sold to investors. We expect that such rules would make it more difficult for us to sell loans into the secondary market. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. Ongoing uncertainty and adverse developments in the financial services industry and in the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans.

The full impact of the Dodd-Frank Act on our business will not be known until all of the regulations implementing the statute are adopted and implemented. As a result, we cannot at this time predict the extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with these new laws and regulations may require us to make changes to our business and operations and will likely result in additional costs and divert management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition.

Furthermore, the Federal Reserve Board, in an attempt to help the overall economy, has, among other things, adopted a low interest rate policy through its targeted federal funds rate and the purchase of mortgage-backed securities. If the Federal Reserve Board increases the federal funds rate, market interest rates would likely rise, which may negatively affect the housing markets and the U.S. economic recovery.

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Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. However, while our policies and procedures are designed to prevent or limit the impact of system failures, interruptions, and security breaches, they may not be adequate. In addition any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource a majority of our data processing to certain third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

We could be adversely affected by a failure in our internal controls.

A failure in our internal controls could have a significant negative impact not only on our earnings, but also on the perception that customers, regulators and investors may have of us. We continue to devote a significant amount of effort, time and resources to strengthen our controls and ensuring compliance with complex accounting standards and banking regulations.

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act of 2002 requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the Securities Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision, and examination by the Federal Reserve Board, the OCC and, to a lesser extent, the Federal Deposit Insurance Corporation (the “FDIC”). Such

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regulators govern the activities in which we may engage, primarily for the protection of depositors. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a financial institution, the classification of assets by a financial institution, and the adequacy of a financial institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations. Because our business is highly regulated, the laws, rules and applicable regulations are subject to regular modification and change. Laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects. See “Regulation and Supervision” for a discussion of the regulations to which we are subject.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. If proposals such as these, or other proposals limiting our rights as a creditor, are implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected, by the actions of our employees, or by our inability to conduct our operations in a manner that is appealing to current or prospective customers, our business and, therefore, our operating results may be materially adversely affected.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering. The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of Community Savings, pursuant to federal banking regulations and subject to review and approval by the OCC. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of

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purchasing shares of our common stock. Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

We do not intend to pay dividends on our common stock.

Following completion of the conversion, we do not intend to pay dividends on our common stock. However, any future declaration and payment of cash dividends will be subject to, among other things, our then current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our board of directors deems relevant. We may also be limited in the payment of dividends under statutory and regulatory provisions. See “ – Risks Related to Our Business – We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares”; “Regulation and Supervision – Federal Banking Regulation – Capital Requirements”; “ – Capital Distributions”; and “ – Holding Company Regulation.”

There will be a limited trading market in our common stock, which could hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued stock and, therefore, there is no current trading market for the shares of common stock. Moreover, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers and is used as a measurement of shares available for trading, will be quite limited. The limited trading market could also result in a wider spread between the “bid” and “ask” prices for the stock, which could make it more difficult to sell a large number of shares at one time and could mean a sale of a large number of shares at one time could depress the market price.

We expect that our common stock will be quoted on the OTC Pink Marketplace. Generally, the OTC Pink Marketplace is a market with less liquidity and fewer buyers and sellers than the Nasdaq Stock Market. We do not expect a liquid market to develop for our stock. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

You may not be able to sell your shares of common stock until you have received ownership statements, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

Statements of ownership for the shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to

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sell your shares of common stock until you have received these statements. As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase up to 8.0% of the total shares of common stock sold in the stock offering, with funds borrowed from Community Savings Bancorp. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $313,000 at the minimum of the offering range and $487,000 at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt a stock-based benefit plan after the stock offering that would award participants (at no cost to them) shares of our common stock and/or options to purchase shares of our common stock. The number of shares reserved for awards of restricted stock or grants of stock options under any initial stock-based benefit plan may not exceed 4% and 10%, respectively, of the total shares sold in the offering, if these plans are adopted within 12 months after the completion of the conversion. We may reserve shares of common stock for stock awards and stock options in excess of these amounts, provided the stock-based benefit plan is adopted more than one year following the stock offering.

Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0%; the expected option life is ten years; the risk free interest rate is 1.46% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 14.13% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options using a Black-Scholes option pricing analysis is $2.41 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options in the first year after the offering would be $29,000 at the adjusted maximum of the offering range. In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under the stock-based benefit plan would be $49,000 at the adjusted maximum of the offering range in the first year after the offering. Moreover, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The fair value of the shares of restricted stock on the date granted under the stock-based benefit plan will be expensed by us over the vesting period of the shares. If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by Community Savings Bancorp) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the stock-based benefit plan would be between $156,000 at the minimum of the offering range and $243,000 at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

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The implementation of a stock-based benefit plan will dilute your ownership interest.

We intend to adopt a stock-based benefit plan, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering. If this stock-based benefit plan is funded from the issuance of authorized but unissued shares of common stock, stockholders would experience a reduction in ownership interest totaling 12.28%. Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined whether we will adopt a stock-based benefit plan more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other shareholders.

If we adopt a stock-based benefit plan within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plan for up to 4% and 10%, respectively, of our total outstanding shares. The amount of stock awards and stock options available for grant under the stock-based benefit plan may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering. Although the implementation of the stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our board of directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “ – Our stock-based benefit plans will increase our costs, which will reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “ – The implementation of stock-based benefit plans will dilute your ownership interest.”

We have entered into an employment agreement, and intend to enter into a salary continuation agreement, with our president and chief executive officer, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.

We have entered into an employment agreement, and following consummation of the conversion intend to enter into a salary continuation agreement, with our President and Chief Executive Officer. In the event of termination of employment other than for cause, or in the event of certain types of termination following a change in control, as set forth in the employment agreement, the agreement will provide for cash severance benefits that would cost us up to $420,000 based on Mr. Parmiter’s current total compensation. In addition, in the event of a change in control, Mr. Parmiter becomes entitled to the normal retirement benefit under the salary continuation agreement regardless of his age at the time of the change in control. For additional information see “Management – Executive Officer Compensation.”

We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $2.2 million and $2.4 million of the net proceeds of the offering (or $2.7 million at the adjusted maximum of the offering range) in Community Savings. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. We may use the remaining net proceeds to invest in short-term and other investments, repurchase shares of common stock, pay dividends, or for other general

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corporate purposes. Community Savings intends to use approximately $1.6 million of the proceeds that it receives from us to pay costs associated with its planned withdrawal from a defined benefit plan, and may use the remaining net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan and the withdrawal from the defined benefit plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, paying dividends and repurchasing common stock, may require the approval of the OCC or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at the time that is most beneficial to Community Savings Bancorp, Community Savings or the shareholders. For additional information see “How We Intend To Use The Proceeds From The Offering.”

Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of Community Savings Bancorp, Inc., which could negatively affect our stock value.

Certain provisions in our articles of incorporation and bylaws may discourage attempts to acquire Community Savings Bancorp, pursue a proxy contest for control of Community Savings Bancorp, assume control of Community Savings Bancorp by a holder of a large block of common stock, and remove Community Savings Bancorp’s management, all of which shareholders might think are in their best interests. These provisions include:

•	restrictive requirements regarding eligibility for service on the board of directors, including a mandatory retirement age, residency requirements, a prohibition on service by persons who are or have been the subject of certain legal or regulatory proceedings, a prohibition on service by persons who are party to agreements that may affect their voting discretion, a prohibition on service by persons who have lost more than one campaign for election, and a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service;

•	the election of directors to staggered terms of three years;

•	provisions requiring advance notice of shareholder proposals and director nominations;

•	a limitation on the right to vote more than 10% of the outstanding shares of common stock;

•	a prohibition on cumulative voting;

•	a requirement that the calling of a special meeting by shareholders requires the request of a majority of all votes entitled to be cast at the special meeting;

•	a requirement that directors may only be removed for cause and by a majority of the votes entitled to be cast;

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•	the board of directors’ ability to cause Community Savings Bancorp to issue preferred stock; and

•	the requirement of the vote of 80% of the votes entitled to be cast in order to amend certain provisions of the articles of incorporation, including those set forth above.

For further information, see “Restrictions on Acquisition of Community Savings Bancorp – Community Savings Bancorp’s Articles of Incorporation and Bylaws.”

Federal regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of Community Savings or Community Savings Bancorp without the prior approval of the Federal Reserve Board. In addition, the business corporation law of Maryland, the state where Community Savings Bancorp is incorporated, provides for certain restrictions on acquisition of Community Savings Bancorp. See “Restrictions on Acquisitions of Community Savings Bancorp – Maryland Corporate Law;” “ – Community Savings’ Charter” and “ – Change in Control Regulations.”

A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

Our board of directors and executive officers intend to purchase in the aggregate approximately 9.5% and 7.0% of our common stock at the minimum and maximum of the offering range, respectively. These purchases, together with the purchase by the employee stock ownership plan of 8.0% of the aggregate shares sold in the offering, as well as the potential acquisition of common stock through the proposed equity incentive and stock award plan will result in ownership by insiders of Community Savings Bancorp and Community Savings of approximately 31.5% of the total shares issued in the offering at the minimum and approximately 29.0% of the total shares issued in the offering at the maximum of the offering range. The ownership by executive officers, directors and our stock plans could result in actions being taken that are not in accordance with other shareholders’ wishes, and could prevent any action requiring a supermajority vote under our articles of incorporation and bylaws (including the amendment of certain protective provisions of our articles and bylaws discussed immediately above).

Our stock value may be negatively affected by federal regulations that restrict takeovers.

For three years following the stock offering, OCC regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the OCC, or successor regulator. See “Restrictions on Acquisition of Community Savings Bancorp” for a discussion of applicable OCC regulations regarding acquisitions. Certain prospective investors may choose to purchase shares of a company if they believe that the company will be acquired, thereby potentially increasing its stock value. Because federal regulations will restrict any such acquisition of us or Community Savings for at least three years after the completion of the conversion, these regulations may negatively affect our stock value.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 ( the “JOBS Act”). We are eligible to take advantage of certain exemptions from various reporting requirements that

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are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

If we are not able to reach the minimum of the offering range, we may do any of the following: increase the maximum purchase limitations and allow all maximum purchase subscribers to increase their orders to the new maximum purchase limitations; terminate the offering and promptly return all funds; set a new offering range, notify all subscribers of the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted, to the extent such permission is required, by the Federal Reserve Board.

The distribution of subscription rights could have adverse income tax consequences and the cost basis of the stock to purchasers with subscription rights could be less than the purchase price.

If the subscription rights granted to certain current or former depositors or certain borrowers of Community Savings are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. Additionally, if the subscription rights were deemed to have an ascertainable value, it is possible that the cost basis of the stock to any purchaser who used subscription rights could be reduced by an amount equal to the value ascribed to the subscription rights. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value and that it is more likely than not that the basis of the common stock to its stockholders will be the purchase price thereof; however, such opinion is not binding on the Internal Revenue Service.

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SELECTED FINANCIAL AND OTHER DATA
OF COMMUNITY SAVINGS

The following tables set forth selected consolidated historical financial and other data of Community Savings for the periods and at the dates indicated. The information at and for the years ended June 30, 2016 and 2015 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Community Savings beginning at page F-1 of this prospectus. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

	At June 30,
	2016	2015
	(In thousands)
Selected Financial Condition Data:

Total assets	$54,279	$64,943
Cash and cash equivalents	3,184	10,148
Interest-earning time deposits in banks	5,567	5,801
Investment securities	12,037	17,204
Loans, net	32,629	29,010
Premises and equipment, net	452	2,231
Deposits	40,102	57,859
FHLB advances	7,250	1,000
Total equity	6,655	5,778

	For the Years Ended June 30,
	2016	2015
	(In thousands)
Selected Operations Data:

Interest income	$1,794	$2,035
Interest expense	214	315
Net interest income	1,580	1,720
Provision for loan losses	—	—
Net interest income after provision for loan losses	1,580	1,720
Noninterest income	1,098	406
Noninterest expense	1,977	2,438
Income (loss) before income tax expense	701	(312)
Income tax expense	22	—
Net income (loss)	$679	$(312)

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	At or For the Years Ended June 30,
	2016	2015

Selected Financial Ratios and Other Data:

Performance Ratios:
Return (loss) on average assets	1.20%	(0.46)%
Return (loss) on average equity	10.39%	(5.21)%
Interest rate spread (1)	2.84%	2.65%
Net interest margin (2)	2.95%	2.77%
Efficiency ratio (3)	73.82%	114.68%
Noninterest expense to average total assets	3.50%	3.57%
Average interest-earning assets to average interest-bearing liabilities	126.73%	123.81%
Average equity to average total assets	11.57%	8.78%

Asset Quality Ratios:
Non-performing assets to total assets	0.66%	0.56%
Non-performing loans to total loans	0.99%	0.99%
Allowance for loan losses to non-performing loans	78.09%	99.65%
Allowance for loan losses to total loans	0.77%	0.98%

Capital Ratios:
Total capital (to risk-weighted assets)	27.70%	24.90%
Common equity Tier 1 capital (to risk-weighted assets)	26.70%	23.80%
Tier 1 capital (to risk-weighted assets)	26.70%	23.80%
Tier 1 leverage capital (to average assets)	11.90%	8.80%

Other Data:
Number of full service offices	1	3
Full-time equivalent employees	14	22

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

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RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data of Community Savings for the periods and at the dates indicated. The information at June 30, 2016 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Community Savings beginning at page F-1 of this prospectus. The information at September 30, 2016 and for the three months ended September 30, 2016 and 2015 is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended September 30, 2016 are not necessarily indicative of the results to be achieved for the remainder of the fiscal year ending June 30, 2017 or any other period.

	At September 30, 2016	At June 30, 2016
	(In thousands)
	(Unaudited)
Selected Financial Condition Data:
Total assets	$53,606	$54,279
Cash and cash equivalents	4,077	3,184
Interest-earning time deposits in other financial institutions	4,570	5,567
Investment securities available-for-sale	10,612	11,097
Other investment securities	940	940
Loans, net	32,193	32,629
Premises and equipment, net	442	452
Foreclosed assets, net	23	34
Accrued interest receivable	174	185
Other assets	575	191

Total liabilities	46,941	47,624
Deposits	40,280	40,102
Federal Home Loan Bank advances	6,200	7,250
Other liabilities	461	272
Total equity	6,665	6,655

	For the Three Months Ended September 30,
	2016	2015
	(Unaudited)
	(In thousands)
Selected Operating Data:
Interest income	$439	$445
Interest expense	52	55
Net interest income	387	390
Provision for loan losses	—	—
Net interest income after provision for loan losses	387	390
Noninterest income	99	893
Noninterest expense	484	618
Income before federal income tax	2	665
Federal income tax expense (benefit)	(2)	37
Net income	$4	$628

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	At or For the Three Months Ended September 30,
	2016	2015
	(Unaudited)
Performance ratios:
Return on average assets (1)	0.03%	4.25%
Return on average equity (1)	0.24%	39.62%
Interest rate spread (1) (2)	2.93%	2.71%
Net interest margin (1) (3)	3.05%	2.82%
Efficiency ratio (4)	99.59%	48.17%
Noninterest expense to average total assets (1)	3.61%	4.19%
Average interest-earning assets to average interest-bearing liabilities	129.51%	126.14%
Average equity to average total assets	12.43%	10.74%
Asset Quality Ratios:
Nonperforming assets to total assets	0.65%	0.59%
Nonperforming loans to total loans	1.00%	0.90%
Allowance for loan losses to nonperforming loans	78.09%	101.10%
Allowance for loan losses to total loans	0.78%	0.91%
Capital Ratios:
Total capital (to risk-weighted assets)	27.60%	30.10%
Common equity Tier 1 capital (to risk-weighted assets)	26.57%	28.88%
Tier 1 capital (to risk-weighted assets)	26.57%	28.88%
Leverage capital (to adjusted total average assets)	12.27%	11.09%
Other Data:
Number of full service offices	1	1
Full-time equivalent employees	14	14

(1)	Annualized.
(2)	Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of average interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

Comparison of Financial Condition at September 30, 2016 and June 30, 2016

Total Assets. Total assets decreased $673,000, or 1.2%, to $53.6 million at September 30, 2016 from $54.3 million at June 30, 2016. The decrease was due primarily to decreases in interest-earning time deposits in other financial institutions, available-for-sale securities, and net loans, offset in part by increases in cash and cash equivalents and deferred conversion costs in other assets.

Cash and Cash Equivalents. Cash and cash equivalents increased $893,000, or 28.0%, to $4.1 million at September 30, 2016 from $3.2 million at June 30, 2016. The increase in cash and cash equivalents was primarily due to funds retained from maturities of interest-earning time deposits in other financial institutions and available-for-sale securities.

Interest-earning Time Deposits in Other Financial Institutions. Interest-earning time deposits in other financial institutions decreased $997,000, or 17.9%, to $4.6 million at September 30, 2016 from $5.6 million at June 30, 2016. The decrease was due to maturities of these deposits during the period.

Securities available-for-sale. Investments in securities available-for-sale decreased $485,000, or 4.4%, to $10.6 million at September 30, 2016 from $11.1 million at June 30, 2016. The decrease in securities available-for-sale was primarily due to maturities of $1.5 million and principal repayments on mortgage-backed securities totaling $460,000, partially offset by purchases of $1.4 million. Net proceeds from maturities of securities, as well as maturities of interest-earning time deposits in other financial institutions, were used in part to fund repayments of Federal Home Loan Bank advances and held in cash and cash equivalents.

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Net Loans. Net loans decreased $436,000, or 1.3%, to $32.2 million at September 30, 2016 from $32.6 million at June 30, 2016. The decrease in net loans was due primarily to a decrease of $360,000, or 7.4%, in consumer loans to $4.5 million at September 30, 2016 from $4.9 million at June 30, 2016, and a decrease of $178,000, or 10.8%, in commercial real estate and multifamily loans, to $1.5 million at September 30, 2016 from $1.6 million at June 30, 2016. Partially offsetting these decreases, one- to four-family residential real estate loans increased $162,000, or 0.7%, during the three months ended September 30, 2016. Loans originated during the three months ended September 30, 2016 totaled $1.5 million, of which $1.4 million were loans secured by one- to four-family residential real estate.

Other Assets. Other assets increased $384,000, or 201.0%, to $575,000 at September 30, 2016 from $191,000 at June 30, 2016. The increase was due primarily to conversion costs incurred of $368,000. These costs have been deferred and will ultimately be offset against the proceeds of the sale of common stock upon completion of the stock offering.

Deposits. Deposits increased $178,000, or 0.4%, to $40.3 million at September 30, 2016 from $40.1 million at June 30, 2016. The increase was comprised of growth in demand deposits of $1.2 million, partially offset by decreases in savings and money market accounts of $894,000 and in certificates of deposit of $101,000.

FHLB Advances. FHLB advances decreased $1.1 million, or 14.5%, to $6.2 million at September 30, 2016 from $7.3 million at June 30, 2016, as we utilized funds from maturing interest-earning time deposits in other financial institutions and investment securities available for sale to repay certain FHLB advances.

Total Equity. Total equity increased $10,000, or 0.2%, to $6.7 million at September 30, 2016 compared to June 30, 2016. The increase resulted from net income of $4,000 and other comprehensive income of $6,000 during the period.

Comparison of Operating Results for the Three Months Ended September 30, 2016 and September 30, 2015

General. For the three months ended September 30, 2016, we had net income of $4,000 compared to net income of $628,000 for the three months ended September 30, 2015, a decrease of $624,000. The decrease in net income resulted primarily from a decrease of $794,000 in noninterest income, which included an $810,000 one-time gain on sale of branch offices realized in the 2015 quarter, offset in part by a decrease of $134,000 in noninterest expense and a decrease of $39,000 in federal income tax.

Interest Income. Interest income decreased $6,000, or 1.3%, to $439,000 for the three months ended September 30, 2016 from $445,000 for the three months ended September 30, 2015. The decrease resulted primarily from a $21,000 decrease in interest on investment securities offset in part by a $17,000 increase in interest on loans receivable. The average balance of investment securities decreased $5.4 million, or 33.4%, to $10.7 million during the three months ended September 30, 2016 from $16.1 million during the three months ended September 30, 2015, and the average yield on investment securities increased 11 basis points to 1.90% for the 2016 period from 1.79% for the 2015 period. The average balance of loans receivable increased $3.2 million, or 10.7%, to $32.7 million during the three months ended September 30, 2016 from $29.5 million during the three months ended September 30, 2015, but the average yield on loans decreased 23 basis points to 4.36% during the three months ended September 30, 2016 from 4.59% during the year earlier period, reflecting lower market interest rates.

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Interest Expense. Interest expense decreased $3,000, or 5.5%, to $52,000 for the three months ended September 30, 2016 from $55,000 for the three months ended September 30, 2015. Interest expense on deposits decreased $9,000, or 23.1%, to $30,000 for the three months ended September 30, 2016 from $39,000 for the three months ended September 30, 2015. The decrease was primarily due to a decrease of $5.7 million, or 14.9%, in the average balance of interest-bearing deposits, resulting primarily from our branch sales in July 2015, to $32.6 million for the three month period in 2016 from $38.3 million for the comparable period in 2015, and a decrease of four basis points in the average cost of interest-bearing deposits to 0.37% for the three months ended September 30, 2016 from 0.41% for the three months ended September 30, 2015, reflecting the declining interest rate environment. Interest expense on borrowings increased $6,000 to $22,000 for the three months ended September 30, 2016 from $16,000 for the three months ended September 30, 2015. The average balance of FHLB-Cincinnati advances increased $972,000 to $6.5 million for the three months ended September 30, 2016 from $5.6 million for the three months ended September 30, 2015, while the average cost of these advances increased 19 basis points to 1.34% from 1.15% period-to-period.

Net Interest Income. Net interest income decreased $3,000, or 0.8%, to $387,000 for the three months ended September 30, 2016 from $390,000 for the three months ended September 30, 2015. Our net interest rate spread increased to 2.93% for the three months ended September 30, 2016 from 2.71% for the three months ended September 30, 2015, and our net interest margin increased to 3.05% for the three months ended September 30, 2016 from 2.82% for the comparable three-month period in 2015.

Provision for Loan Losses. Based on our analysis of the factors described in “Critical Accounting Policies – Allowance for Loan Losses,” we did not record a provision for loan losses for either of the three months ended September 30, 2016 or 2015. The allowance for loan losses was $253,000, or 0.78% of total loans, at September 30, 2016, compared to $275,000, or 0.91% of total loans, at September 30, 2015. Total nonperforming loans were $324,000 at September 30, 2016, compared to $272,000 at September 30, 2015. Classified (substandard, doubtful and loss) loans were $855,000 at September 30, 2016, compared to $844,000 at September 30, 2015, and total loans past due greater than 30 days were $264,000 and $291,000 at September 30, 2016 and 2015, respectively. The Bank had no net charge-offs during either of the three months ended September 30, 2016 and 2015. As a percentage of nonperforming loans, the allowance for loan losses was 78.1% at September 30, 2016 compared to 101.1% at September 30, 2015.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at September 30, 2016 and 2015. While we believe the estimates and assumptions used in our determination of the adequacy of the allowance are reasonable, the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact our financial condition and results of operations.

Noninterest Income. Noninterest income decreased $794,000, or 88.9%, to $99,000 for the three months ended September 30, 2016 from $893,000 for the three months ended September 30, 2015. The decrease was primarily due to an $810,000 one-time gain on sale of branch offices in July 2015 realized during the three months ended September 30, 2015. Additionally, service charges and fees decreased $18,000 to $65,000 during the three months ended September 30, 2016 compared to the same period in 2015, which resulted from the loss of customers at our former branch offices following the July 2015 sale. These decreases were partially offset by a gain of $29,000 on sale of foreclosed assets in the three months ended September 30, 2016, compared to a loss on sale of $1,000 in the 2015 quarter.

Noninterest Expense. Noninterest expense decreased $134,000, or 21.7%, to $484,000 for the three months ended September 30, 2016 compared to $618,000 for the three months ended September 30,

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2015. Occupancy and equipment decreased $22,000, or 46.8%, to $25,000 during the three months ended September 30, 2016 from $47,000 during the three months ended September 30, 2015. Similarly, our data processing, correspondent bank service charges, and FDIC insurance premiums all decreased period-to-period resulting from cost savings from our branch sales in July 2015.

Noninterest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of a stock-based benefit plan, if approved by our stockholders. Additionally, we intend to withdraw from our multiple-employer defined benefit plan following completion of the conversion and expect to incur a one-time charge of approximately $1.6 million in connection with this withdrawal.

Federal Income Taxes. We recognized a federal income tax benefit of $2,000 for the three months ended September 30, 2016, a decrease of $39,000 from the $37,000 expense recognized during the three months ended September 30, 2015. The decrease resulted from a decline in pre-tax income of $663,000 during the three months ended September 30, 2016 compared to the same period in 2015.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to manage our operations under the economic conditions in our market area;

•	adverse changes in the financial industry, securities, credit and national and local real estate markets (including real estate values);

•	significant increases in our loan losses, including as a result of our inability to resolve classified and non-performing assets or reduce risks associated with our loans, and management’s assumptions in determining the adequacy of the allowance for loan losses;

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•	credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;

•	the use of estimates in determining fair value of certain of our assets, which may prove to be incorrect and result in significant declines in valuations;

•	competition among depository and other financial institutions;

•	our success in increasing our one- to four-family residential real estate lending;

•	our ability to attract and maintain deposits and our success in introducing new financial products;

•	our ability to maintain our asset quality even as we continue to originate consumer and non-residential real estate loans;

•	changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

•	fluctuations in the demand for loans, which may be affected by the cyclical nature of the oil and gas exploration industry in our market area and the number of unsold homes, land and other properties in our market areas and by declines in the value of real estate in our market area;

•	changes in consumer spending, borrowing and savings habits;

•	declines in the yield on our assets resulting from the current low interest rate environment;

•	risks related to a high concentration of loans secured by real estate located in our market area;

•	the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;

•	changes in the level of government support of housing finance;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act and the JOBS Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs, particularly the new capital regulations, and the resources we have available to address such changes;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

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•	changes in our compensation and benefit plans, and our ability to retain key members of our senior management team and to address staffing needs in response to product demand or to implement our strategic plans;

•	loan delinquencies and changes in the underlying cash flows of our borrowers;

•	our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;

•	the failure or security breaches of computer systems on which we depend;

•	the ability of key third-party service providers to perform their obligations to us;

•	changes in the financial condition or future prospects of issuers of securities that we own; and

•	other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this prospectus.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 15.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $2.7 million and $4.1 million, or $4.9 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	391,000 shares		460,000 shares		529,000 shares		608,350 shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$3,910		$4,600		$5,290		$6,084
Less offering expenses	(1,200)		(1,200)		(1,200)		(1,200)
Net offering proceeds (2)	$2,710	100.0%	$3,400	100.0%	$4,090	100.0%	$4,884	100.0%

Distribution of net proceeds:
To Community Savings	$(2,214)	(81.7)%	$(2,297)	(67.6)%	$(2,380)	(58.2)%	$(2,685)	(55.0)%
To fund loan to employee stock ownership plan	$(313)	(11.5)%	$(368)	(10.8)%	$(423)	(10.3)%	$(487)	(10.0)%
Retained by Community Savings Bancorp	$183	6.8%	$735	21.6%	$1,287	31.5%	$1,712	35.0%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that all shares of common stock are sold in the subscription and community offerings.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Community Savings’ deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Community Savings Bancorp intends to fund a loan to the employee stock ownership plan to purchase shares of common stock in the stock offering. Community Savings Bancorp may also use the proceeds it retains from the offering:

•	to invest in short-term and other securities consistent with our investment policy;

•	to pay cash dividends to our stockholders, although we do not currently intend to pay dividends;

•	to repurchase shares of our common stock subject to compliance with applicable regulatory requirements; and

•	for other general corporate purposes.

With the exception of the funding of the loan to the employee stock ownership plan, Community Savings Bancorp has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises.

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See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under applicable federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.

Community Savings will receive a capital contribution equal to at least 50% of the net proceeds of the offering, plus such additional amounts as may be necessary so that, upon completion of the offering, Community Savings will have a Tier 1 leverage ratio of at least 10.00%, after payment of costs to withdraw from the multiple-employer defined benefit plan. Based on this formula, we anticipate that Community Savings Bancorp will invest $2.2 million, $2.3 million, $2.4 million and $2.7 million, respectively, of the net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering in Community Savings.

Community Savings intends to use approximately $1.6 million of the proceeds that it receives from us to pay costs associated with its planned withdrawal from a multiple-employer defined benefit plan. Management has decided to withdraw from the plan because of the expense associated with its participation in the plan, which varies significantly year to year. The withdrawal from the plan is expected to result in a significant net savings and increase the predictability of the Bank’s compensation expense. The actual cost to withdraw from the defined benefit plan will be based on the cost of purchasing annuities through an insurance company for the benefit of the former participants of the plan as well as the value of the plan’s underlying assets at the time of withdrawal. The cost of these annuities will depend, in part, on interest rates at the time of the withdrawal. The purchase of these annuities will be overseen by the plan’s administrator consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974 (ERISA) and will follow the administrator’s procedures in soliciting bids from annuity providers (generally, insurance companies) for single-premium annuity contracts. Both the annuity costs and underlying asset values are subject to change, and therefore, the final contribution due to withdraw from the plan could be more or less than the $1.6 million estimate. The Company has not set a specific maximum amount it would be willing to pay in order to withdraw from the plan, but would expect to notify its shareholders through a public filing of the decision to withdrawal.

Community Savings and may use the remaining net proceeds it receives from the stock offering:

•	to fund new residential real estate loans, including home equity loans, consumer loans, and to a lesser extent, commercial real estate loans;

•	to enhance existing products and services and to support the development of new products and services;

•	to invest in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises, municipal securities and other securities in accordance with our investment policy;

•	to expand our retail banking franchise by establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, although we do not currently have any understandings or agreements to establish or acquire any new branch offices or other financial institution; and

•	for other general corporate purposes.

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With the exception of the payment of costs associated with its planned withdrawal from the multiple-employer defined benefit plan, Community Savings has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, a substantial portion of the net proceeds will be invested in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through establishing or acquiring new branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions.

We expect our return on equity to decrease, until we are able to reinvest effectively the additional capital raised in the stock offering. See “Risk Factors – Risks Related to the Offering – We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.”

OUR DIVIDEND POLICY

We do not intend to pay dividends following completion of the stock offering. However, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors would take into account a number of factors, including capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. Special cash dividends, stock dividends or returns of capital, to the extent permitted by regulations and policies of the Federal Reserve Board and the OCC, may be paid in addition to, or in lieu of, regular cash dividends.

We expect to file a consolidated federal tax return with Community Savings. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. Additionally, pursuant to regulations of the Federal Reserve Board, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our articles of incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of Community Savings Bancorp – Common Stock.” Dividends we can declare and pay will depend, in part, upon receipt of dividends from Community Savings, because initially we will have no source of income other than dividends from Community Savings and earnings from the investment of the net proceeds from the sale of shares of common stock retained by Community Savings Bancorp and interest payments received in connection with the loan to the employee stock ownership plan. Regulations of the OCC impose limitations on “capital distributions” by savings institutions. See “Regulation and Supervision – Federal Banking Regulation – Capital Distributions.”

Any payment of dividends by Community Savings to us that would be deemed to be drawn out of Community Savings’ bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Community Savings on the amount of earnings deemed to be removed from the reserves for such

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distribution. Community Savings does not intend to make any distribution to us that would create such a federal tax liability. See “Taxation.”

MARKET FOR THE COMMON STOCK

Community Savings Bancorp is a newly formed company and has never issued capital stock. Community Savings, as a mutual institution, has never issued capital stock. Community Savings Bancorp expects that that its common stock will be quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

We do not expect that there will be an active trading market for our common stock. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, will be quite limited. As a result, it is highly unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At June 30, 2016, Community Savings exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Community Savings at June 30, 2016, and the pro forma equity capital and regulatory capital of Community Savings after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by Community Savings of $2.2 million, $2.3 million, $2.4 million and $2.7 million, respectively at the minimum, midpoint, maximum and adjusted maximum of the offering range. See “How We Intend to Use the Proceeds from the Offering.”

	Community Savings Historical at		Pro Forma at June 30, 2016, Based Upon the Sale in the Offering of (1)
	June 30, 2016		391,000 shares		460,000 shares		529,000 shares		608,350 shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$6,655	12.3%	$6,755	12.3%	$6,755	12.3%	$6,755	12.3%	$6,965	12.6%

Tier 1 leverage capital	$6,567	11.9%	$6,667	12.0%	$6,667	12.0%	$6,667	11.9%	$6,877	12.2%
Tier 1 leverage capital requirement	2,756	5.0	2,785	5.0	2,789	5.0	2,793	5.0	2,808	5.0
Excess	$3,811	6.9%	$3,882	7.0%	$3,878	7.0%	$3,874	6.9%	$4,069	7.2%

Tier 1 risk-based capital (4)	$6,567	26.7%	$6,667	28.5%	$6,667	28.5%	$6,667	28.4%	$6,877	29.3%
Risk-based requirement	1,969	8.0	1,873	8.0	1,874	8.0	1,876	8.0	1,881	8.0
Excess	$4,598	18.7%	$4,794	20.5%	$4,793	20.5%	$4,791	20.4%	$4,996	21.3%

Total risk-based capital (4)	$6,820	27.7%	$6,920	29.6%	$6,920	29.5%	$6,920	29.5%	$7,130	30.3%
Risk-based requirement	2,462	10.0	2,341	10.0	2,343	10.0	2,345	10.0	2,351	10.0
Excess	$4,358	17.7%	$4,579	19.6%	$4,577	19.5%	$4,575	19.5%	$4,779	20.3%

Common equity Tier 1 risk-based capital (4)	$6,567	26.7%	$6,667	28.5%	$6,667	28.5%	$6,667	28.4%	$6,877	29.3%
Risk-based requirement	1,600	6.5	1,522	6.5	1,523	6.5	1,524	6.5	1,528	6.5
Excess	$4,967	20.2%	$5,145	22.0%	$5,144	22.0%	$5,143	21.9%	$5,349	22.8%

Reconciliation of capital infused into Community Savings:
Net offering proceeds			$2,710		$3,400		$4,090		$4,884
Proceeds to Community Savings			2,214		2,297		2,380		2,685
Less: Cost to withdraw from defined benefit plan (5)			1,645		1,645		1,645		1,645
Less: Common stock acquired by employee stock ownership plan			313		368		423		487
Less: Common stock acquired by stock-based incentive plan			156		184		212		243
Pro forma (decrease) increase			$100		$100		$100		$310

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend and that our stock-based equity plan purchases 4% of the shares sold in the offering for restricted stock awards. Pro forma capital calculated under generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.
(5)	Community Savings intends to withdraw from its multiple-employer defined benefit plan following completion of the conversion. The administrator of the defined benefit plan has estimated that as of March 2016, assuming a withdrawal date of March 31, 2016, the total cost associated with the withdrawal will be approximately $1.6 million. The actual costs associated with the withdrawal cannot be known until the time of the withdrawal, and may exceed $1.6 million.

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CAPITALIZATION

The following table presents the historical consolidated capitalization of Community Savings at June 30, 2016 and the pro forma consolidated capitalization of Community Savings Bancorp after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Community	Pro Forma at June 30, 2016 Based upon the Sale in the Offering at $10.00 per Share of
	Savings at June 30, 2016	391,000 Shares	460,000 Shares	529,000 Shares	608,350 Shares (1)
	(Dollars in thousands, except per share amounts)

Deposits (2)	$40,102	$40,102	$40,102	$40,102	$40,102
Borrowings	7,250	7,250	7,250	7,250	7,250
Total deposits and borrowings	$47,352	$47,352	$47,352	$47,352	$47,352

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized (post-conversion)	$—	$—	$—	$—	$—
Common stock, $0.01 par value, 50,000,000 shares authorized (post-conversion); shares to be issued as reflected (3)	—	4	5	5	6
Additional paid-in capital (4)	—	2,706	3,395	4,085	4,878
Retained earnings (5)	6,567	6,567	6,567	6,567	6,567
Accumulated other comprehensive income	88	88	88	88	88

Less:
Cost to withdraw from defined benefit plan (6)	—	1,645	1,645	1,645	1,645
Common stock held by employee stock ownership plan (7)	—	313	368	423	487
Common stock to be acquired by stock-based benefit plan (8)	—	156	184	212	243
Total stockholders’ equity	$6,655	$7,251	$7,858	$8,465	$9,164

Pro forma shares outstanding

Total stockholders’ equity as a percentage of total assets (2)	12.26%	12.83%	13.76%	14.66%	15.68%
Tangible equity as a percentage of tangible assets (2)	12.26%	12.83%	13.76%	14.66%	15.68%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	No effect has been given to the issuance of additional shares of Community Savings Bancorp common stock pursuant to the exercise of options under a stock-based benefit plan. If the plan is implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Community Savings Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plan.
(4)	On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Community Savings Bancorp common stock to be outstanding.
(5)	The retained earnings of Community Savings will be substantially restricted after the conversion. See “The Conversion and Offering – Liquidation Rights” and “Regulation and Supervision.”
(6)	The administrator of the defined benefit plan has estimated that as of March 2016, assuming a withdrawal date of March 31, 2016, the total cost associated with the withdrawal will be approximately $1.6 million. The actual costs associated with the withdrawal cannot be known until the time of the withdrawal, and may exceed $1.6 million.
(7)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Community Savings Bancorp. The loan will be repaid principally from Community Savings’ contributions to the employee stock ownership plan. Since Community Savings Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Community Savings Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(8)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by a stock-based benefit plan in open market purchases by Community Savings Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Community Savings Bancorp accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock-based benefit plans will require stockholder approval.

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PRO FORMA DATA

The following tables summarize historical data of Community Savings and pro forma data of Community Savings Bancorp at and for the year ended June 30, 2016. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription offering;

•	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering with a loan from Community Savings Bancorp. The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate, adjusted annually) over a period of 20 years;

•	the Bank will use approximately $1.6 million to pay costs associated with the Bank’s planned withdrawal from the defined benefit plan; and

•	expenses of the stock offering, including fees and expenses to be paid to Keefe, Bruyette & Woods, Inc., will be $1.2 million.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the period and the net proceeds have been invested at a yield of 1.15% for the year ended June 30, 2016. This represents the five-year U.S. Treasury Note rate as of August 14, 2016, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by regulations of the OCC. The pro forma after-tax yield on the net proceeds from the offering is assumed to be 0.76% for the year ended June 30, 2016, based on an effective tax rate of 34%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted the earnings figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of a stock-based benefit plan. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plan in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plan will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.41 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 14.13% for the shares of

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common stock, no dividend yield, an expected option life of 10 years and a risk-free interest rate of 1.46%. Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 34%) for a deduction equal to the grant date fair value of the options.

We may reserve shares for the exercise of stock options and the grant of stock awards under a stock-based benefit plan in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plan is adopted more than one year following the stock offering. In addition, we may grant options and award shares that vest more rapidly than over a five-year period if the stock-based benefit plan is adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at the minimum, midpoint, maximum and adjusted maximum of the offering range approximately $2.2 million, $2.3 million, $2.4 million and $2.7 million, respectively, of the net proceeds from the stock offering to Community Savings, and we will retain the remainder of the net proceeds from the stock offering. We will use portions of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to: (i) withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering; (ii) our results of operations after the stock offering; or (iii) changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

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At or for the year ended June 30, 2016 Based upon the Sale at $10.00 Per Share of
391,000 Shares	460,000 Shares	529,000 Shares	608,350 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$3,910	$4,600	$5,290	$6,084
Less: Expenses	(1,200)	(1,200)	(1,200)	(1,200)
Estimated net proceeds	2,710	3,400	4,090	4,884
Less: Common stock acquired by ESOP (2)	(313)	(368)	(423)	(487)
Less: Common stock acquired by stock-based benefit plans (3)	(156)	(184)	(212)	(243)
Estimated net proceeds	$2,241	$2,848	$3,455	$4,154

For the year ended June 30, 2016
Consolidated net income:
Historical	$679	$679	$679	$679
Pro forma adjustments:
Expense savings from withdrawal from defined benefit plan (4)	25	25	25	25
Income on adjusted net proceeds	17	22	26	32
Employee stock ownership plan (2)	(10)	(12)	(14)	(16)
Stock awards (3)	(21)	(24)	(28)	(32)
Stock options (5)	(17)	(20)	(23)	(27)
Pro forma net income	$673	$670	$665	$661

Income per share:
Historical	$1.88	$1.60	$1.39	$1.21
Pro forma adjustments:
Expense savings from withdrawal from defined benefit plan (4)	0.07	0.06	0.05	0.04
Income on adjusted net proceeds	0.05	0.05	0.05	0.06
Employee stock ownership plan (2)	(0.03)	(0.03)	(0.03)	(0.03)
Stock awards (3)	(0.06)	(0.06)	(0.06)	(0.06)
Stock options (5)	(0.05)	(0.05)	(0.05)	(0.05)
Pro forma earnings per share	$1.86	$1.57	$1.35	$1.17

Offering price to pro forma net earnings per share	5.38	x	6.37	x	7.41	x	8.55	x
Number of shares used in earnings per share calculations	361,284	425,040	488,796	562,115

At June 30, 2016
Stockholders’ equity:
Historical	$6,655	$6,655	$6,655	$6,655
Estimated net proceeds	2,710	3,400	4,090	4,884
Less: Cost to withdraw from defined benefit plan (6)	(1,645)	(1,645)	(1,645)	(1,645)
Less: Common stock acquired by ESOP (2)	(313)	(368)	(423)	(487)
Less: Common stock acquired by stock-based benefit plans (3)(5)	(156)	(184)	(212)	(243)
Pro forma stockholders’ equity (7)	$7,251	$7,858	$8,465	$9,164

Stockholders’ equity per share:
Historical	$17.02	$14.47	$12.58	$10.94
Estimated net proceeds	6.93	7.39	7.73	8.03
Less: Cost to withdraw from defined benefit plan (6)	(4.21)	(3.58)	(3.11)	(2.70)
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock acquired by stock-based benefit plans (3)(5)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share (7)	$18.54	$17.08	$16.00	$15.07

Pro forma price to book value	53.92%	58.54%	62.49%	66.39%
Number of shares outstanding for pro forma book value per share calculations	391,000	460,000	529,000	608,350

(Footnotes begin on following page)

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(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan (“ESOP”). For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the ESOP from Community Savings Bancorp. Community Savings intends to make annual contributions to the ESOP in an amount at least equal to the required principal and interest payments on the debt. Community Savings’ total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the ESOP shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Community Savings, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective tax rate of 34%. The unallocated ESOP shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the ESOP. The pro forma net income further assumes that 1,564, 1,840, 2,116 and 2,433 were committed to be released during the year ended June 30, 2016, respectively, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the ESOP shares committed to be released during the period were considered outstanding for purposes of income per share calculations.
(3)	If approved by Community Savings Bancorp’s stockholders, a stock-based benefit plan may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion or a lesser number if Community Savings has a tier 1 leverage ratio of less than 10.00% within one year of the completion of the conversion). Stockholder approval of the stock-based benefit plan, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Community Savings Bancorp or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by Community Savings Bancorp. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plan is amortized as an expense during the year, and (iii) the stock-based benefit plan expense reflects an effective tax rate of 34%. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock equal to 4% of the shares sold in the offering are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.
(4)	Represents expense savings resulting from Community Savings’ withdrawal from the multiple-employer defined benefit plan of approximately $25,000 annually, assuming an effective tax rate of 34%.
(5)	If approved by Community Savings Bancorp’s stockholders, a stock-based benefit plan may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock options to be granted under a stock-based benefit plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.41 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense of the stock options to be granted under the stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.
(6)	Represents costs associated with Community Savings’ withdrawal from the defined benefit plan. Based on estimates provided by the administrator of the defined benefit plan in March 2016, assuming a withdrawal date of March 31, 2016, these costs will be approximately $1.6 million. The actual costs will not be known until the date of Community Savings’ withdrawal from the defined benefit plan, and may exceed $1.6 million.
(7)	The retained earnings of Community Savings will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering – Liquidation Rights” and “Regulation and Supervision.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Community Savings provided in this prospectus.

Overview

We conduct our business from our full-service banking office in Caldwell, Ohio, which is in, and is the County Seat of, Noble County, located in southeastern Ohio. Caldwell is approximately 90 miles southeast of Columbus, Ohio and is mostly rural. Our primary market area is Noble County. To a lesser extent, we also originate loans in neighboring Guernsey, Washington and Monroe Counties, Ohio, and Wood County, West Virginia. In recent years, our market area has been, and we believe will continue to be, significantly affected by the oil and gas exploration industry. Certain residents in our market area have leased their properties for oil and gas exploration and related purposes. As a result, an increase in the price of oil and gas has generally resulted in increases in deposits and also decreases in average loan balances, resulting from increased loan pay downs and lower loan demand. Following a decrease in these commodities prices, as was experienced in 2014 and 2015, we would expect a decrease in some of these revenues and resultant deposits.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, consumer loans and home equity loans. To a lesser extent, we also originate commercial real estate and multifamily loans. At June 30, 2016, $23.1 million, or 70.1% of our total loan portfolio, was comprised of one- to four-family residential real estate loans, and at this date an additional $3.3 million, or 10.1% of our total loan portfolio, was comprised of home equity loans. We offer a variety of deposit accounts, including interest-bearing and noninterest-bearing demand accounts, savings accounts and certificates of deposit. We utilize advances from the FHLB-Cincinnati for asset/liability management purposes. On occasion, we also utilize funds from a line of credit with another bank. At June 30, 2016, we had $7.3 million in advances outstanding with the FHLB-Cincinnati.

For the fiscal year ended June 30, 2016, we had net income of $679,000, and for the fiscal year ended June 30, 2015, we experienced a net loss of $312,000. In July 2015, we sold two branch offices in Cambridge, Ohio, approximately 25 miles north of Caldwell, which resulted in a gain of $810,000 during fiscal 2016. The significant noninterest expense to operate these two branch offices, it was determined, impeded our ability for organic growth. Therefore, the board decided to sell the deposits and premises and equipment of these branch offices, while retaining the loans from these offices, and focus our resources on organic growth through our main office in Caldwell. Excluding this one-time gain, we would have experienced a loss of $109,000 for fiscal 2016.

Community Savings is subject to comprehensive regulation and examination by its primary federal regulator, the OCC.

Our executive and administrative office is located at 425 Main Street, Caldwell, Ohio 43724, and our telephone number at this address is (740) 732-5678. Our website address is www.mycommunitysavings.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

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Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community-oriented financial institution dedicated to meeting the banking needs of our customers by emphasizing personalized and efficient customer service. Highlights of our current business strategy include:

•	Prudently growing our asset size by continuing to emphasize the origination of one- to four-family residential real estate loans, including an increased emphasis on originating these types of loans in Washington and Monroe Counties, Ohio. We will continue to emphasize the origination of one- to four-family residential real estate loans in our market area. At June 30, 2016, $23.1 million, or 70.1% of our total loan portfolio, consisted of one- to four-family residential real estate loans. We will continue to originate these types of loans because it is a strong recurring source of interest income.

•	Continuing to emphasize disciplined underwriting practices in order to maintain the quality of our loan portfolio. As we emphasize slow and steady growth in our loan portfolio, we intend to maintain strict, quality-oriented loan underwriting and monitoring processes. At June 30, 2016 and 2015, we had $324,000 and $289,000 of nonperforming loans, respectively, which includes $46,000 and $143,000 of loans 90 days or more delinquent, respectively.

•	Continuing to supplement our one- to four-family residential real estate lending with the origination of non-residential lending. We intend to continue to originate consumer and home equity loans and lines of credit. Additionally, although there are limited opportunities for the origination of commercial real estate loans in our market area, we would consider purchasing commercial real estate loans, subject to our strict underwriting criteria.

•	Continuing to rely on our historically favorable funding mix which emphasizes lower-cost transaction and savings accounts. During the fiscal years ended June 30, 2016 and 2015, the average balance of our certificates of deposits comprised 19.4% and 22.8% of total average deposits, with core deposits (statements savings, non interest-bearing demand and interest-bearing demand accounts) comprising the remainder. We will continue to emphasize accruing these lower-cost core deposits which will benefit our net interest spread.

•	Continuing to manage interest rate risk. We intend to continue to sell our conforming, fixed-rate one- to four-family residential real estate loans with maturities of greater than 20 years. Additionally we intend to continue to emphasize the origination of home equity loans and lines of credit, which generally have adjustable rates of interest and have shorter terms to maturity than our one- to four-family residential real estate loans.

Anticipated Increase in Noninterest Expense

Following the completion of the conversion, our noninterest expense is expected to increase because of the increased costs associated with operating as a public company, and the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of a stock-based benefit plan, if approved by our stockholders, no earlier than six months after the completion of the conversion. For further information, see “Summary – Benefits to Management and Potential Dilution to Stockholders Resulting from the

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Conversion;” “Risk Factors – Risks Related to the Offering – Our stock-based benefit plan will increase our costs, which will reduce our income;” and “Management – Benefit Plans and Agreements.” In addition, we intend to withdraw from our multiple-employer defined benefit plan following completion of the conversion, and expect to incur a non-recurring expense of approximately $1.6 million associated with our withdrawal, based on estimates provided by the administrator of the defined benefit plan in March 2016 assuming a withdrawal date of March 31, 2016. Finally, upon consummation of the conversion, we intend to enter into a Salary Continuation Agreement with Alvin B. Parmiter, our President and Chief Executive Officer.

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with generally accepted accounting principles used in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to cover inherent, but unconfirmed, credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

Management performs a quarterly evaluation of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allowances. The specific percentage allowance is for unconfirmed losses related to loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral, adjusted for market conditions and selling expenses. If the fair value of the loan is less than the loan’s carrying value, a charge is recorded for the difference. The general allowance, which is for loans reviewed collectively, is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss

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experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes historical loss percentages and qualitative factors that are applied to the loan groups to determine the amount of the allowance for loan losses necessary for loans that are reviewed collectively. The qualitative component is critical in determining the allowance for loan losses as certain trends may indicate the need for changes to the allowance for loan losses based on factors beyond the historical loss history. Not incorporating a qualitative component could misstate the allowance for loan losses. Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Deferred Tax Assets. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Determining the proper valuation allowance for deferred taxes is critical in properly valuing the deferred tax asset and the related recognition of income tax expense or benefit. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Bank estimates the fair value of a financial instrument and any related asset impairment using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, the Bank estimates fair value. These estimates are subjective in nature and imprecision in estimating these factors can impact the amount of gain or loss recorded. A more detailed description of the fair values measured at each level of the fair value hierarchy and the methodology utilized by the Bank can be found in Note 13 of the Financial Statements “– Disclosures About Fair Value of Assets and Liabilities.”

Comparison of Financial Condition at June 30, 2016 and June 30, 2015

Total Assets. Total assets decreased $10.7 million, or 16.4%, to $54.3 million at June 30, 2016 from $64.9 million at June 30, 2015. The decrease was due primarily to decreases in cash and cash equivalents, available-for-sale securities and in premises and equipment, net, offset in part by an increase in net loans.

Cash and Cash Equivalents. Cash and cash equivalents decreased $7.0 million, or 68.6%, to $3.2 million at June 30, 2016 from $10.1 million at June 30, 2015. The decrease in cash and cash equivalents was primarily due to the decrease in deposits which resulted from the sale of our two branch offices in July 2015. During fiscal 2015, we agreed to sell two branch offices, both of which were located in Cambridge, Ohio, as the performance of these offices did not meet our expectations and the continuing operation of them added significant noninterest expense to our operations. The sale included the deposits, as well as the buildings and fixtures. We retained the loans from these branch offices. The sale was consummated on July 31, 2015.

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Securities available-for-sale. Investments in securities available-for-sale decreased $5.2 million, or 31.8%, to $11.1 million at June 30, 2016 from $16.3 million at June 30, 2015. The decrease in securities available-for-sale was primarily due to maturities and repayments of $5.4 million and sales of securities of $500,000, which were partially offset by purchases of $656,000. Net proceeds from sales and maturities of securities, as well as excess cash equivalents were used to fund the growth in the loan portfolio as well as the sale of deposits in connection with our branch sales.

Net Loans. Net loans increased $3.6 million, or 12.5%, to $32.6 million at June 30, 2016 from $29.0 million at June 30, 2015. The increase in net loans was due primarily to an increase of $2.8 million, or 131.7%, in consumer loans to $4.9 million at June 30, 2016 from $2.1 million at June 30, 2015, an increase of $708,000, or 75.9%, in commercial real estate and multifamily loans, to $1.6 million at June 30, 2016 from $933,000 at June 30, 2015, and an increase of $164,000, or 0.7%, in one- to four-family residential real estate loans, offset in part by a decrease in home equity loans of $52,000, or 1.5%, year to year. During the fiscal years ended June 30, 2016 and 2015, we purchased $3.7 million and $288,000, respectively, of auto loans from another financial institution. The outstanding balance of auto loans purchased totaled $4.0 million at June 30, 2016. Although automobile loans generally have greater risk of loss or default than one- to four-family residential real estate loans, management attempted to address these inherent risks by lending primarily on late-model used vehicles for which, generally, most of the asset’s rapid depreciation has already occurred. Automobile loans generally have higher yields than one- to four-family residential real estate loans and also have shorter maturities, consistent with our effort to improve our interest rate risk profile. These auto loans were purchased through one third-party referral source that has since sold its business. Therefore, although consumer loans increased materially in recent years, it is likely that this portfolio will decrease in the future unless we choose to find another third-party origination source or determine to implement an in-house indirect auto lending platform.

Premises and Equipment. Premises and equipment decreased $1.8 million, or 79.7%, to $452,000 at June 30, 2016 from $2.2 million at June 30, 2015. The decreases resulted from the sale of our two branch offices which was consummated on July 31, 2015.

Deposits. Deposits decreased $17.8 million, or 30.7%, to $40.1 million at June 30, 2016 from $57.9 million at June 30, 2015. The decrease resulted primarily from the sale of deposits totaling $15.1 million in connection with the sale of our two branch offices. Aside from the decrease in deposits due to the branch sales, demand deposits decreased $947,000, savings and money market accounts decreased $739,000 and certificates of deposit decreased $951,000. Certain residents in our market area derive income from oil and gas exploration-related activities, such as from leasing land for exploration purposes. Due to the cyclical nature of the oil and gas exploration industry, deposits have historically increased during times when the price of gas and oil increases, which results in increased oil and gas exploration and related activities in our market area. Following a decrease in these commodities prices, as was experienced in 2014 and 2015, we would expect a decrease in some of these revenues and resultant deposits. We believe that the additional decrease in deposits in fiscal 2016 was a result of this cycle.

FHLB Advances. FHLB-Cincinnati advances increased $6.3 million, or 625.0%, to $7.3 million at June 30, 2016 from $1.0 million at June 30, 2015, as we elected to fund our sale of deposits in part with low cost FHLB advances.

Total Equity. Total equity increased $877,000, or 15.2%, to $6.7 million at June 30, 2016 from $5.8 million at June 30, 2015. The increase resulted from net income of $679,000 and other comprehensive income of $198,000 during the fiscal year.

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Comparison of Operating Results for the Fiscal Years Ended June 30, 2016 and 2015

General. For the fiscal year ended June 30, 2016, we had net income of $679,000 compared to a net loss of $312,000 for the fiscal year ended June 30, 2015, an increase of $991,000. The increase in net income for fiscal 2016 resulted primarily from an increase of $692,000 in noninterest income which was the result of an $810,000 one-time gain on the sale of branch offices, and a decrease of $461,000 in noninterest expense, offset in part by a decrease of $140,000 in net interest income.

Interest Income. Interest income decreased $241,000, or 11.8%, to $1.8 million for the fiscal year ended June 30, 2016 from $2.0 million for the fiscal year ended June 30, 2015. The decrease resulted primarily from a $196,000 decrease in interest on investment securities and a $59,000 decrease in interest on loans receivable, offset in part by a $14,000 increase in interest on interest-earning deposits. The average balance of investment securities decreased $6.7 million, or 33.0%, to $13.7 million during the fiscal year ended June 30, 2016 from $20.4 million during the fiscal year ended June 30, 2015, and the average yield on investment securities decreased 32 basis points to 1.95% for fiscal 2016 from 2.27% for fiscal 2015. The decrease in average balance of investment securities resulted from the decrease in deposits funding these investments as a result of our branch sales in July 2015. The average balance of loans receivable increased $1.4 million, or 4.6%, to $31.3 million during the fiscal year ended June 30, 2016 from $29.9 million during the fiscal year ended June 30, 2015, but the average yield on loans decreased 40 basis points to 4.46% during fiscal 2016 from 4.86% during fiscal 2015, reflecting lower market interest rates.

Interest Expense. Interest expense decreased $101,000, or 32.1%, to $214,000 for the fiscal year ended June 30, 2016 from $315,000 for the fiscal year ended June 30, 2015. Interest expense on deposits decreased $140,000, or 51.1%, to $134,000 for fiscal 2016 from $274,000 for fiscal 2015. The decrease was primarily due to a decrease of $13.9 million, or 28.3%, in the average balance of interest-bearing deposits to $35.3 million for fiscal 2016 from $49.2 million for fiscal 2015, and a decrease of 18 basis points in the average cost of interest-bearing deposits to 0.38% for the fiscal year ended June 30, 2016 from 0.56% for the fiscal year ended June 30, 2015, reflecting the effects of our branch sales and the declining interest rate environment. Interest expense on borrowings increased $39,000 to $80,000 for the fiscal year ended June 30, 2016 from $41,000 for the fiscal year ended June 30, 2015. The average balance of advances increased $6.0 million to $7.0 million for the fiscal year ended June 30, 2016 from $1.0 million for fiscal 2015, while the average cost of these advances decreased 287 basis points to 1.14% from 4.01% year to year, as we were able to obtain the new advances at significantly lower interest rates, reflecting the ongoing low interest rate environment. Management elected to increase outstanding advances as a source of low-cost funding following consummation of the July 2015 branch sales.

Net Interest Income. Net interest income decreased $140,000, or 8.1%, to $1.6 million for the fiscal year ended June 30, 2016 from $1.7 million for the fiscal year ended June 30, 2015. The decrease resulted from a $647,000 decrease in the average balance of net interest-earning assets to $11.3 million for fiscal 2016 from $12.0 million for fiscal 2015, partially offset by an increase of 20 basis points in our net interest rate spread to 2.84% for fiscal 2016 from 2.64% for fiscal 2015, and an increase of 18 basis points in our net margin to 2.95% for fiscal 2016 from 2.77% for fiscal 2015.

Provision for Loan Losses. Based on our analysis of the factors described in “Critical Accounting Policies – Allowance for Loan Losses,” we did not record a provision for loan losses for either of the fiscal years ended June 30, 2016 or June 30, 2015. The allowance for loan losses was $253,000, or 0.77% of total loans, at June 30, 2016, compared to $288,000, or 0.98% of total loans, at June 30, 2015. Total nonperforming loans were $324,000 at June 30, 2016, compared to $289,000 at June 30, 2015. Classified (substandard, doubtful and loss) loans were $881,000 at June 30, 2016, compared to $854,000 at June 30, 2015, and total loans past due greater than 30 days were $255,000 and

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$159,000 at June 30, 2016 and June 30, 2015, respectively. We had net charge-offs of $35,000 during fiscal 2016 and no net charge-offs during fiscal 2015. As a percentage of nonperforming loans, the allowance for loan losses was 78.1% at June 30, 2016 compared to 99.7% at June 30, 2015.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at June 30, 2016 and 2015. While we believe the estimates and assumptions used in our determination of the adequacy of the allowance are reasonable, the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact our financial condition and results of operations.

Noninterest Income. Noninterest income increased $692,000, or 170.4%, to $1.1 million for the fiscal year ended June 30, 2016 from $406,000 for the fiscal year ended June 30, 2015. The increase was primarily due to an $810,000 gain on the sale of branch offices during fiscal 2016. Additionally, we experienced a net loss of $33,000 on sale of investment securities resulting from the recognition of a loss of $41,000 from a called security, offset in part by a gain of $8,000 on a sale of available-for-sale securities in fiscal 2015 and had no corresponding loss in 2016. These increases were offset in part by a decrease of $143,000 in service charges and fees to $278,000 during fiscal 2016 from $421,000 during fiscal 2015, which resulted from the loss of customers at our former branch offices following their July 2015 sale.

Noninterest Expense. Noninterest expense decreased $461,000, or 18.9%, to $2.0 million for the fiscal year ended June 30, 2016 compared to $2.4 million for the fiscal year ended June 30, 2015. Salaries, employee benefits and directors fees decreased $134,000, or 14.6%, to $784,000 during the fiscal year ended June 30, 2016 from $918,000 during the fiscal year ended June 30, 2015, and occupancy and equipment decreased $113,000, or 49.1%, to $117,000 during fiscal 2016 from $230,000 during fiscal 2015. Similarly, our data processing, correspondent bank service charges and FDIC insurance premiums all decreased year-to-year resulting from cost savings from our branch sales in July 2015. We had 14 full time employees at June 30, 2016 compared to 22 at June 30, 2015, resulting from the branch sales.

Noninterest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to the expected implementation of certain benefit plans. Additionally, we intend to withdraw from our multiple-employer defined benefit plan following completion of the conversion and expect to incur a one-time charge of approximately $1.6 million in connection with this withdrawal.

Federal Income Taxes. Federal income tax expense increased to $22,000 for the fiscal year ended June 30, 2016 from no income tax expense during the fiscal year ended June 30, 2015. The increase resulted from pre-tax income of $701,000 during fiscal 2016 as opposed to a pre-tax loss of $312,000 during fiscal 2015. The federal income tax provision for fiscal 2016 was affected by the reversal of the impairment valuation allowance recorded against our net deferred tax assets during the previous years.

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Average balances and yields. The following table sets forth average balance sheets, average yields and costs, and certain other information at and for the years indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Nonaccrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or interest expense.

	At June 30,	For the Fiscal Year Ended June 30,
	2016	2016			2015
	Yield/ Cost	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate

Interest-earning assets:
Loans	4.60%	$31,272	$1,394	4.46%	$29,907	$1,453	4.86%
Investment securities	2.44	13,674	267	1.95	20,402	463	2.27
Other interest-earning assets	1.74	8,672	133	1.53	11,855	119	1.00
Total interest-earning assets	3.72	53,618	1,794	3.35	62,164	2,035	3.27
Noninterest-earning assets		3,138			6,367
Allowance for loan losses		(264)			(293)
Total assets		$56,492			$68,238

Interest-bearing liabilities:
Interest-bearing demand	0.20%	$2,590	5	0.19	$4,169	8	0.19
Savings accounts	0.28	24,416	69	0.28	31,111	96	0.31
Certificates of deposit	0.69	8,284	60	0.72	13,907	170	1.22
Total interest-bearing deposits	0.38	35,290	134	0.38	49,187	274	0.56
Borrowings	1.06	7,020	80	1.14	1,022	41	4.01
Total interest-bearing liabilities	0.50	42,310	214	0.51	50,209	315	0.63
Other noninterest bearing liabilities		7,646			12,037
Total liabilities		49,956			62,246
Equity		6,536			5,992
Total liabilities and equity		$56,492			$68,238

Net interest income			$1,580			$1,720
Net interest rate spread (1)	3.22%			2.84%			2.64%
Net interest-earning assets (2)		$11,308			$11,955
Net interest margin (3)				2.95%			2.77%
Average of interest-earning assets to interest-bearing liabilities		126.73%			123.81%

(1)	Net interest spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	Fiscal Years Ended June 30, 2016 vs. 2015
	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)
	(In thousands)

Interest-earning assets:
Loans	$64	$(123)	$(59)
Investment securities	(138)	(58)	(196)
Other interest-earning assets	(38)	52	14

Total interest-earning assets	(112)	(129)	(241)

Interest-bearing liabilities:
Interest-bearing demand	(3)	―	(3)
Savings accounts	(20)	(7)	(27)
Certificates of deposit	(55)	(55)	(110)
Total deposits	(78)	(62)	(140)

Borrowings	87	(48)	39

Total interest-bearing liabilities	9	(110)	(101)

Change in net interest income	$(121)	$(19)	$(140)

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset/Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings. Among the techniques we use to manage interest rate risk are:

•	originating home equity lines of credit and consumer loans, which tend to have shorter terms and higher interest rates than one- to four-family residential real estate loans, and which generate customer relationships that can result in larger noninterest bearing checking accounts;

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•	emphasizing lower-cost core deposits rather than certificates of deposit;

•	generally selling our conforming fixed-rate one- to four-family residential real estate loans with terms of greater than 20 years that we originate and retaining shorter term fixed-rate loans and the adjustable-rate residential real estate loans that we originate, subject to market conditions and periodic review of our asset/liability management needs; and

•	lengthening the weighted average maturity of our liabilities through longer-term wholesale funding sources such as fixed-rate advances from the FHLB-Cincinnati.

Our full board of directors serves as our Asset/Liability Committee. In this capacity the board develops and implements an asset/liability management plan, and reviews pricing and liquidity needs and assesses our interest rate risk. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors. In addition, we regularly perform a “gap analysis” of the discrepancy between the repricing of our assets and liabilities. We also engage a third-party asset/liability advisor.

Net Portfolio Value. The Office of the Comptroller of Currency requires the computation of amounts by which the net present value of an institution’s cash flow from assets, liabilities and off-balance sheet items (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. Previously, the Office of Thrift Supervision provided all institutions that filed a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with an interest rate sensitivity report of net portfolio value. Institutions are now required to develop their own rate sensitivity analysis report, or contract with a third-party vendor which specializes in the analysis of interest rate risk analysis. The model utilized by Community Savings is a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. The model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumption of instantaneous rate increases or decreases of 100 to 300 basis points in 100 basis point increments. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

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The table below sets forth, as of June 30, 2016, the calculation of the estimated changes in our net portfolio value that would result from the designated immediate changes in the United States Treasury yield curve.

				NPV as a Percentage of
		Estimated Increase		Present Value of Assets (3)
Change in		(Decrease) in NPV			Increase
Interest Rates (basis points) (1)	Estimated NPV (2)	Amount	Percent	NPV Ratio (4)	(Decrease) (basis points)
(Dollars in thousands)

+300	$7,460	$(1,643)	(18.05)%	14.36%	(179)
+200	8.168	(935)	(10.27)%	15.26%	(89)
+100	8,736	(367)	(4.03)%	15.88%	(27)
—	9,103	—	—	16.15%	—
-100	9,110	7	0.08%	15.92%	(23)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

The table above indicates that at June 30, 2016, in the event of a 200 basis point increase in interest rates, we would experience a 10% decrease in net portfolio value. In the event of a 100 basis point decrease in interest rates, we would experience a 0.08% increase in net portfolio value.

Certain shortcomings are inherent in the methodologies used in determining interest rate risk through changes in net portfolio value. Modeling changes in net portfolio value require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assume that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Liquidity and Capital Resources

Our primary sources of funds are deposits, principal and interest payments on loans, proceeds from sale of loans and advances from the FHLB-Cincinnati. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by market interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments including interest-earning demand deposits. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by operating activities was $136,000 and $136,000 for the fiscal years ended June 30, 2016 and 2015, respectively. Net cash provided by (used in) investing activities was $(10.7 million) and $4.3 million in fiscal 2016 and 2015, respectively. The change in cash flows in investing activities resulted primarily from the sale of two branch offices in July 2015 which resulted in cash paid of $12.6 million during fiscal 2016. Cash

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provided by (used in) financing activities was $3.6 million and $(5.5 million) in fiscal 2016 and 2015, respectively.

Community Savings is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At June 30, 2016, Community Savings exceeded all regulatory capital requirements and was categorized as “well capitalized” under regulatory guidelines.

The net proceeds from the stock offering will increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including funding loans. Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, which will increase our net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net proceeds raised in the stock offering, as well as other factors associated with the stock offering, our return on equity will be adversely affected following the stock offering.

At June 30, 2016, we had outstanding commitments to originate loans of $295,000, commitments under undisbursed construction loans of $576,000 and commitments under home equity lines of credit of $2.8 million. We anticipate that we will have sufficient funds available to meet our current loan origination commitments. Certificates of deposit that are scheduled to mature in less than one year from June 30, 2016 totaled $4.4 million. Management expects that a substantial portion of the maturing certificates of deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize FHLB-Cincinnati advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit.

We also generally sell our conforming fixed-rate one- to four-family residential real estate loans with terms of greater than 20 years to Community Mortgage Network. In the fiscal year ended June 30, 2016, we sold no loans. Subject to our ongoing interest rate risk analysis, we generally intend to continue to sell our conforming fixed-rate one- to four-family residential real estate loans with terms of greater than 20 years that we originate. Under specific circumstances we may be obligated to repurchase certain loans as required by the sales agreement. Based on our historical experience, our reserve at June 30, 2016 was deemed immaterial.

For information about our loan commitments and unused lines of credit, see Note 12 of the notes to our Financial Statements beginning on page F-1 of this prospectus.

We have not engaged in any other off-balance sheet transactions in the normal course of our lending activities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 15 of the notes to our financial statements beginning on page F-1 of this prospectus.

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Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF COMMUNITY SAVINGS BANCORP

Community Savings Bancorp was incorporated in the State of Maryland on August 24, 2016, and has not engaged in any business to date. Upon completion of the conversion, Community Savings Bancorp will own all of the issued and outstanding stock of Community Savings. We intend to contribute at least 50% of the net proceeds from the stock offering to Community Savings, plus such additional amounts as may be necessary so that, upon completion of the offering, Community Savings will have a Tier 1 leverage ratio of at least 10.0% after the costs associated with our planned withdrawal from the defined benefit plan. Community Savings Bancorp will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan. At a later date, we may use the net proceeds to repurchase shares of common stock, subject to our planned growth, capital needs and regulatory limitations. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering are complete, Community Savings Bancorp, as the holding company of Community Savings, will be authorized to pursue other business activities permitted by applicable laws and regulations. See “Regulation and Supervision – Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies. We may also borrow funds for reinvestment in Community Savings.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Community Savings. Community Savings is subject to regulatory limitations on the amount of dividends that it may pay. See “Regulation and Supervision – Federal Banking Regulation – Capital Distributions.” Initially, Community Savings Bancorp will neither own nor lease any property, but will instead pay a fee to Community Savings for the use of its premises, equipment and furniture. At the present time, we intend to employ only persons who are officers of Community Savings to serve as officers of Community Savings Bancorp. We will, however, use the support staff of Community Savings from time to time. We will pay a fee to Community Savings for the time devoted to Community Savings Bancorp by employees of Community Savings; however, these persons will not be separately compensated by Community Savings Bancorp. Community Savings Bancorp may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF COMMUNITY SAVINGS

General

We conduct our business from our full-service banking office in Caldwell, Ohio, which is in, and is the County Seat of, Noble County, located in southeastern Ohio. Caldwell is approximately 90 miles southeast of Columbus, Ohio and is mostly rural. Our primary market area is Noble County. To a lesser

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extent, we also originate loans in Guernsey, Washington and Monroe Counties, Ohio, and Wood County, West Virginia.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, consumer loans and home equity loans, the vast majority of which are home equity lines of credit. To a lesser extent, we also originate commercial real estate and multifamily loans. At June 30, 2016, $23.1 million, or 70.1% of our total loan portfolio, was comprised of one- to four-family residential real estate loans, and at this date an additional $3.3 million, or 10.1% of our total loan portfolio, was comprised of home equity loans and home equity lines of credit. We offer a variety of deposit accounts, including interest-bearing and noninterest-bearing demand accounts, savings accounts and certificates of deposit. We utilize advances from the FHLB-Cincinnati for asset/liability management purposes. On occasion we also utilize funds from a line of credit with another bank. At June 30, 2016, we had $7.3 million in advances outstanding with the FHLB-Cincinnati.

For the fiscal year ended June 30, 2016, we had net income of $679,000, and for the fiscal year ended June 30, 2015, we experienced a net loss of $312,000. In July 2015, we sold two branch offices in Cambridge, Ohio, approximately 25 miles north of Caldwell, which resulted in a gain of $810,000 during fiscal 2016. The significant noninterest expense to operate these two branch offices, it was determined, impeded the Bank’s ability for organic growth. Therefore, the board decided to sell the deposits and premises and equipment of these branch offices, while retaining the loans from these offices, and focus the Bank’s resources on organic growth through our main office in Caldwell. Excluding this one-time gain, we would have experienced a loss of $109,000 for fiscal 2016. See “Management Discussion and Analysis of Financial Condition and Results of Operation – Comparison of Operating Results for the Fiscal Years Ended June 30, 2016 and 2015.” In recent years, our market area has been, and we believe will continue to be, significantly affected by the oil and gas exploration industry. Many landowners in our market area have leased their properties for these purposes, and an increase in the price of oil and gas has generally resulted in increases in deposits and also decreases in average loan balances, resulting from increased loan pay downs and lower loan demand. Following a decrease in these commodities prices, as was experienced in 2014 and 2015, we would expect a decrease in some of these revenues and resultant deposits.

Our current business strategy includes continuing our disciplined underwriting practices to maintain our strong asset quality; continuing our emphasis on originating one- to four-family residential real estate loans; continuing to increase the origination of consumer loans; and enhancing core earnings by increasing lower-cost transaction and savings accounts.

Community Savings is subject to comprehensive regulation and examination by its primary federal regulator, the OCC.

Our executive and administrative office is located at 425 Main Street, Caldwell, Ohio 43724, and our telephone number at this address is (740) 732-5678. Our website address is www.mycommunitysavings.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Market Area

We conduct our business from our full-service office in Caldwell, Ohio, which is located in and is the County Seat of, Noble County, Ohio, approximately 90 miles southeast of Columbus, Ohio. Noble County is largely rural. To a lesser extent, we also originate loans in Guernsey, Washington and Monroe Counties, Ohio, and Wood County, West Virginia. In recent years, our market area has been, and we

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believe will continue to be, significantly affected by the oil and gas exploration industry. Certain residents in our market area derive income from oil and gas exploration-related activities, such as from leasing land for exploration purposes. An increase in the price of oil and gas has generally resulted in increases in revenues and resultant deposits and also decreases in average loan balances, resulting from increased loan pay downs and lower loan demand.

According to the United States census, the estimated July 2015 population of Noble County was 14,326, representing a decrease of 2.2% from the 2010 census population of 14,645. During this same time period, the population of Ohio is estimated to have grown by 0.7%, and the United States population grew by an estimated 4.1%. In 2014, the median household income for Noble County was $37,126, compared to median household incomes of $48,849 and $53,482 for Ohio and the United States, respectively.

Competition

We face competition within our market area both in making loans and attracting deposits. Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions. We also face competition from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions and, with respect to deposits, from money market funds, brokerage firms, mutual funds and insurance companies. As of June 30, 2015, based on the most recent available FDIC data, there were only three FDIC-insured financial institutions with offices in Noble County, of which we ranked third, with a market share of deposits of 18.3%. We do not have a significant market share of either deposits or residential lending in any other county in our market area.

Lending Activities

General. Our principal lending activity is originating one- to four-family residential real estate, consumer and home equity loans, and, to a lesser extent, commercial real estate and multifamily loans. We generally retain the loans that we originate, however, we have sold loans on occasion in the secondary market. Loan sales are done on a servicing-released basis. In recent years, we experienced significant increases in our consumer loan portfolio resulting from purchases of auto loans from a third-party source. This source sold its business and as a result we expect that our consumer loan portfolio will decrease unless we initiate a relationship with another third-party referral source or implement an internal indirect auto lending program. We expect that one- to four-family residential real estate lending will continue to be the primary emphasis of our lending operations in the future, including our intention to increase our emphasis on originating these types of loans in Washington and Monroe Counties. Finally, while our market area does not provide significant opportunities for the origination of commercial real estate and multifamily lending, in the future we will consider originating and/or purchasing these types of loans, subject to our conservative underwriting standards, both within and outside our market area.

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Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated.

	At June 30,
	2016		2015
	Amount	Percent	Amount	Percent
	(Dollars in thousands)

One- to four-family residential (1)	$23,065	70.1%	$22,901	78.1%
Commercial real estate and multifamily	1,641	5.0	933	3.2
Home equity	3,312	10.1	3,364	11.5
Consumer	4,863	14.8	2,099	7.2

Total loans receivable	32,881	100.0%	29,297	100.0%
Deferred loan costs, net	1		1
Allowance for loan losses	(253)		(288)

Total loans receivable, net	$32,629		$29,010

(1) At June 30, 2016 and 2015 includes $3.7 million and $3.6 million of non owner-occupied properties.

Loan Portfolio Maturities. The following table summarizes the scheduled repayments of our loan portfolio at June 30, 2016. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in the year ending June 30, 2017. Maturities are based on the final contractual payment date and do not reflect the impact of prepayments and scheduled principal amortization.

	One- to four- family residential	Commercial real estate and multifamily	Home Equity	Consumer	Total
	(In thousands)
Due During the Years Ending June 30,
2017	$16	$ ―	$6	$57	$79
2018	143	―	―	120	263
2019	145	―	―	361	506
2020 to 2021	250	15	16	1,196	1,477
2022 to 2026	2,808	809	61	2,793	6,471
2027 to 2031	8,551	162	193	―	8,906
2032 and beyond	11,152	655	3,036	336	15,179

Total	$23,065	$1,641	$3,312	$4,863	$32,881

The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at June 30, 2016 that are contractually due after June 30, 2017.

	Due After June 30, 2017
	Fixed	Adjustable	Total
	(In thousands)

One- to four-family residential	$19,078	$3,971	$23,049
Commercial real estate and multifamily	1,641	―	1,641
Home equity	―	3,306	3,306
Consumer	4,470	336	4,806
Total	$25,189	$7,613	$32,802

Loan Approval Procedures and Authority. Our lending is subject to written, non-discriminatory underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations. Our policies require that for all real estate loans that we originate, property valuations must be performed by outside independent state-licensed appraisers approved by our board of directors. The loan applications are

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designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns. We will also evaluate a guarantor when a guarantee is provided as part of the loan.

Pursuant to applicable law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Community Savings’ unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans). At June 30, 2016, our largest credit relationship consisted of four loans which totaled $713,000 and were secured by residential real estate. Our second largest relationship at this date consisted of two loans totaling $688,000 and was secured by commercial and residential real estate. At June 30, 2016, these loans were performing in accordance with their repayment terms.

Our President and Chief Executive Officer has approval authority of up to $200,000 for residential and commercial real estate loans, and any loan officer has authority for these types of loans for up to $90,000. Amounts in excess of the authorities require approval of a majority of the board of directors. In certain circumstances, a loan officer’s authority may be raised up to $200,000 and the President’s approval authority may be raise up to $300,000. These are limited to applicants with high credit scores, low debt-to-income and housing ratios, and a loan-to-value ratio at or below 80%.

Generally, we require fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. In addition, we require flood insurance (where appropriate) and may require escrow for property taxes and insurance on our conventional one- to four-family residential loans. For loans exceeding an 80% loan-to-value ratio, we require private mortgage insurance in amounts intended to reduce our exposure to 80% or less.

One- to Four-Family Residential Real Estate Lending. At June 30, 2016, $23.1 million, or 70.1%, of our total loans, was secured by one- to four-family residential real estate. We originate both fixed- and adjustable-rate one- to four-family residential real estate loans, and at June 30, 2016, these types of loans were comprised of 82.8% fixed-rate loans, and 17.2% adjustable-rate loans.

We generally limit the loan-to-value ratios of our one- to four-family residential real estate loans to 80% of the purchase price or appraised value, whichever is lower. In addition, we may make one- to four-family residential real estate loans with loan-to-value ratios between 80% and 95% of the purchase price or appraised value, whichever is less, where the borrower obtains private mortgage insurance.

Our fixed-rate, one- to four-family residential real estate loans are generally underwritten according to Freddie Mac guidelines, typically with terms of 10 to 30 years. We generally originate both fixed- and adjustable-rate one- to four-family residential real estate loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency, which as of June 30, 2016 was $417,000 for single-family homes in our market area. On a very limited basis, we also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans.” Virtually all of our one- to four-family residential real estate loans, including $3.3 million of home equity loans and lines of credit, are secured by properties located in our market area. On a limited basis we have made to our existing customers one- to four-family residential real estate loans out of our market area.

Our adjustable-rate, one- to four-family (owner-occupied) residential estate loans generally have fixed rates of interest for initial terms of one and three years, and adjust annually thereafter at a margin, which in recent years has been 3.50% and 3.25% over the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one and three years.  In recent years, our adjustable-rate loans

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have had a maximum lifetime adjustment of 6% above or 6% below the initial rate of the loan, and the maximum amount by which the interest rate may be increased is generally 2% per adjustment period.  Our adjustable-rate loans carry terms to maturity of up to 30 years.

Our adjustable-rate, one- to four-family (non owner-occupied) residential real estate loans generally have fixed rates of interest for initial terms of one and three years, and adjust annually thereafter at a margin, which in recent years has been 4.50% and 4.25% over the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one and three years.

Although adjustable-rate one- to four-family residential real estate loans may reduce our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase, the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. As a result, the effectiveness of adjustable-rate one- to four-family residential real estate loans in compensating for changes in market interest rates may be limited during periods of rapidly rising interest rates.

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer one- to four-family residential real estate loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We generally do not offer “subprime loans” on one- to four- family residential real estate loans (i.e., loans to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios), or “Alt-A” (i.e., loans to borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

Home Equity Lines of Credit and Loans. We offer home equity lines of credit and home equity loans, which are generally made for owner-occupied homes, and are secured by first or second mortgages on residences. We generally offer these loans with a maximum loan-to-value ratio (including senior liens on the collateral property) of 80%. We currently offer home equity lines of credit with a draw period of five years and a repayment period of 15 years, and generally at rates tied to the prevailing prime interest rate. We also offer home equity lines of credit on non-owner occupied properties, where the first mortgage is also originated by us, with a maximum loan-to-value ratio of 80% for second homes on a case-by-case basis. Our home equity loans and lines of credit are generally underwritten in the same manner as our one- to four-family residential loans. At June 30, 2016, we had $3.3 million of home equity lines of credit and fixed-term home equity loans, representing 10.1% of our total loan portfolio. At June 30, 2016, we had no home equity loans or lines of credit that were 60 days or more delinquent. At June 30, 2016 $1.3 million of our home equity lines of credit were interest-only loans.

Home equity lines of credit and fixed-term home equity loans have greater risk than one- to four family residential real estate loans secured by first mortgages. Our interest is generally subordinated to the interest of the institution holding the first mortgage. Even where we hold the first mortgage, we face the risk that the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and costs of foreclosure and we may be unsuccessful in recovering the remaining balance from those customers.

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Consumer Lending. At June 30, 2016, we had $4.9 million, or 14.8% of our total loan portfolio, in consumer loans, virtually all of which were auto loans. In recent years, we experienced significant increases in our consumer loan portfolio resulting from purchases of auto loans from a third-party source. This source sold its business and as a result we expect that our consumer loan portfolio will decrease unless we initiate a relationship with another third-party referral source or implement an internal indirect auto lending program. We intend to pursue a strategic relationship with another third-party lending source in an effort to originate these types of loans in the future.

Consumer loans have either a variable or fixed-rate of interest for a term of up to six years, depending on the type of collateral and the creditworthiness of the borrower. Our consumer loans may be secured by deposits, automobiles, or recreational vehicles. Automobile loans are generally limited to 95% of the purchase price (excluding sales tax) with respect to new vehicles, and 80% of retail value or cost, whichever is less, with respect to used vehicles.

Generally, automobile loans have greater risk of loss or default than one- to four-family residential real estate loans. We face the risk that any collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Thus, the recovery and sale of such property could be insufficient to compensate us for the principal outstanding on these loans. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit our ability to recover on such loans. However, we have attempted to address these inherent risks by lending primarily on late-model used vehicles for which, generally, most of the asset’s rapid depreciation has already occurred. Additionally, we actively monitor delinquencies and losses on our indirect loans.

Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates. In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Consumer loans generally have greater credit risk compared to longer-term loans secured by improved, owner occupied real estate, particularly unsecured loans and consumer loans that are secured by rapidly depreciable assets, such as automobiles. In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Commercial Real Estate and Multifamily Lending. Historically, we have not emphasized commercial real estate and multifamily lending. At June 30, 2016, $1.6 million, or 5.0% of our total loan portfolio, was comprised of commercial real estate and multifamily loans. While our market area does not provide significant opportunities for the origination of commercial real estate and multifamily lending, in the future we will consider purchasing these types of loans, subject to our conservative underwriting standards, within or outside of our market area.

Most of our commercial and multifamily real estate loans have a maximum term of up to 20 years. The interest rates on commercial real estate and multifamily loans are generally fixed for an initial period of three, five or seven years and adjust annually thereafter based on the One Year Treasury Rate. The maximum loan-to-value ratio of our commercial real estate loans is generally 75% while multi-family real estate loans have a maximum loan-to-value ratio of 80%. All loan-to-value ratios are subject to our underwriting procedures and guidelines. At June 30, 2016, our largest commercial real estate loan totaled $655,000 and was secured by a distribution facility. At that date, our largest multifamily real estate loan totaled $103,000 and was secured by an apartment building. At June 30, 2016, both of these loans were performing in accordance with their terms.

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We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we first consider the financial resources of the borrower, then value of the property, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally require a debt service ratio of at least 1.25 times.

Commercial real estate loans entail greater credit risks compared to one- to four-family residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial real estate than residential properties. There may be additional risk on commercial rentals, where the borrower is not the occupant of the collateral property. If we foreclose on a commercial real estate loan, our holding period for the collateral is typically longer than for one- to four-family residential real estate loans because there are fewer potential purchasers of the collateral. Further, our commercial real estate loans generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, if any of our judgments regarding the collectability of our commercial real estate loans prove incorrect, the resulting charge-offs may be larger on a per loan basis than those incurred with respect to one- to four-family residential loans.

Loan Originations, Participations, Purchases and Sales.

We originate real estate and other loans through employee marketing and advertising efforts, our existing customer base, walk-in customers and referrals from customers. Almost all of our consumer loans are automobile loans, the vast majority of which we purchased from a third-party referral source. All loans that we originate are underwritten pursuant to our policies and procedures.

We generally retain all shorter-term one- to four-family residential real estate loans that we originate. In recent years, we have sold most of our conforming, fixed-rate, one- to four-family residential real estate loans with terms of greater than 20 years on a servicing-released basis. For the fiscal years ended June 30, 2016 and 2015, we sold $0 and $431,000 of residential real estate loans, respectively, which were sold on a servicing-released basis.

Other than our auto loans, historically we have not purchased loans. During fiscal 2016, we purchased one loan which had an outstanding loan balance of $483,000 at June 30, 2016, and purchased no loans during fiscal 2015.

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The following table sets forth our loan origination, purchase, sale and principal repayment activity during the periods indicated.

	Years Ended June 30,
	2016	2015

Total loans, at beginning of period	$29,297	$31,001

Loans originated:
One- to four-family residential	5,297	4,839
Commercial real estate and multifamily	382	282
Home equity	748	320
Consumer	363	253
Total loans originated	6,790	5,694

Loans purchased:
One- to four-family residential	—	—
Commercial real estate and multifamily	500	—
Home equity	—	—
Consumer	3,742	288
Total loans purchased	4,242	288

Loans sold:
One- to four-family residential	—	(431)
Commercial real estate and multifamily	—	—
Home equity	—	—
Consumer	—	—
Total loans sold	—	(431)

Other:
Principal repayments	(7,448)	(7,255)

Net loan activity	3,584	(1,704)
Total loans, at end of period	$32,881	$29,297

Delinquencies, Classified Assets and Nonperforming Assets

Delinquency Procedures. When a borrower fails to make a required monthly payment on a residential real estate loan, after 30 days the delinquent loan is reported to the board of directors. After 90 days delinquent the loan is transferred to the appropriate collections or risk management personnel. Our policies provide that a late notice be sent when a loan is 15 days past due, and continuing with late notices sent after 30, 60 and 90 days. In addition, we may call the borrower when the loan is 15 days past due, and we attempt to cooperate with the borrower to determine the reason for nonpayment and to work with the borrower to establish a repayment schedule that will cure the delinquency. Once the loan is considered in default, generally at 90 days past due, a certified letter is generally sent to the borrower explaining that the entire balance of the loan is due and payable, the loan is placed on non-accrual status, and additional efforts are made to contact the borrower. If the borrower does not respond, we generally initiate foreclosure proceedings when the loan is 120 days past due. If the loan is reinstated, foreclosure proceedings will be discontinued and the borrower will be permitted to continue to make payments. In certain instances, we may modify the loan or grant a limited exemption from loan payments to allow the borrower to reorganize his or her financial affairs.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as foreclosed assets until it is sold. The real estate is recorded at estimated fair value at the date of acquisition less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses. Subsequent decreases in the value of the property are charged to operations. After acquisition, all costs in maintaining the property are expensed as incurred. Costs relating

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to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent commercial real estate and consumer loans are handled in a similar fashion. Our procedures for repossession and sale of consumer collateral are subject to various requirements under applicable laws, including consumer protection laws. In addition, we may determine that foreclosure and sale of such collateral would not be cost-effective for us.

Troubled Debt Restructurings. We occasionally modify loans to extend the term or make other concessions to help a borrower stay current on his or her loan and to avoid foreclosure.  We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans, but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, to provide for longer amortization schedules, or to provide for interest-only terms. These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests. At June 30, 2016, we had three loans that were classified as troubled debt restructuring.

Delinquent Loans. The following table sets forth our loan delinquencies by type and amount at the dates indicated.

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At June 30, 2016
One- to four-family residential	4	$194	1	$46	5	$240
Commercial real estate and multifamily	1	15	—	—	1	15
Home equity	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total	5	$209	1	$46	6	$255

At June 30, 2015
One- to four-family residential	1	$16	1	$28	2	$44
Commercial real estate and multifamily	—	—	1	110	1	110
Home equity	—	—	1	5	1	5
Consumer	—	—	—	—	—	—
Total	1	$16	3	$143	4	$159

Classified Assets. Federal regulations provide that loans and other assets of lesser quality should be classified as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allowance for loan losses is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention.” At June 30, 2016, we had no loans designated as “special mention.”

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When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover losses that were both probable and reasonable to estimate. General allowances represent allowances which have been established to cover accrued losses associated with lending activities that were both probable and reasonable to estimate, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific allowances.

In connection with the filing of our periodic regulatory reports and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. If a problem loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

The following table sets forth our amounts of classified assets as of the dates indicated. Amounts shown at June 30, 2016 and 2015 include approximately $324,000 and $289,000 of nonperforming loans, respectively. The related specific valuation allowance in the allowance for loan losses for such nonperforming loans was $3,000 and $2,000 at June 30, 2016 and 2015, respectively.

	At June 30,
	2016	2015
	(In thousands)
Classified assets:
Substandard loans (1)	$881	$854
Doubtful loans	—	—
Loss loans	—	—
Real estate owned and other repossessed assets	34	74
Total classified assets	915	928
Special Mention	—	—
Total criticized assets	$915	$928

(1) Includes nonaccruing loans that are more than 90 days past due.

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Nonperforming Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At June 30,
	2016	2015
	(Dollars in thousands)

Nonaccrual loans:
One- to four-family residential	$310	$146
Commercial real estate and multifamily	—	110
Home equity	14	30
Consumer	—	3
Total	324	289

Accruing loans 90 days or more past due:
One- to four-family residential	—	—
Commercial real estate and multifamily	—	—
Home equity	—	—
Consumer	—	—
Total loans 90 days or more past due	—	—

Total nonperforming loans	324	289

Foreclosed assets	34	74

Total nonperforming assets	$358	$363

Accruing troubled debt restructurings:
One- to four-family residential	$78	$82
Commercial real estate and multifamily	—	—
Home Equity	—	—
Consumer	—	—
Total	$78	$82

Ratios:
Total nonperforming loans to total loans	0.99%	0.99%
Total nonperforming assets to total assets	0.66%	0.56%
Total nonperforming loans and TDRs to total loans	1.22%	1.27%
Total nonperforming assets and TDRs to total assets	0.80%	0.69%

For the year ended June 30, 2016, gross interest income that would have been recorded had our nonaccruing loans been current in accordance with their original terms was $8,000. No interest income was recognized on such loans for the year ended June 30, 2016 subsequent to their being placed on nonaccrual status.

Other Loans of Concern. At June 30, 2016 and 2015, there were $557,000 and $589,000, respectively, of other loans, all of which were consumer loans that are classified as substandard, that are not already disclosed in the nonperforming assets and troubled debt restructurings table above where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses. Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

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Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (1) specific allowances for identified impaired loans; and (2) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans, and other loans about which management may have concerns about collectability. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan as well as the shortfall in collateral value could result in our charging off the loan or the portion of the loan that was impaired.

Among other factors, we consider current general economic conditions, including current housing price depreciation, in determining the appropriateness of the allowance for loan losses for our residential real estate portfolio. We use evidence obtained from our own loan portfolio as well as published housing data on our local markets from third party sources we believe to be reliable as a basis for assumptions about the impact of housing depreciation.

Substantially all of our loans are secured by collateral. Loans 90 days past due and other classified loans are evaluated for impairment and general or specific allowances are established. Typically for a nonperforming real estate loan in the process of collection, the value of the underlying collateral is estimated using either the original independent appraisal if it is less than 12 months old, adjusted for current economic conditions and other factors, or a new independent appraisal, and related general or specific allowances for loan losses are adjusted on a quarterly basis. If a nonperforming real estate loan is in the process of foreclosure and/or there are serious doubts about further collectability of principal or interest, and there is uncertainty about the value of the underlying collateral, we will order a new independent appraisal if it has not already been obtained. Any shortfall would result in immediately charging off the portion of the loan that was impaired.

Specific Allowances for Identified Problem Loans. We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses. Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not classified as impaired to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

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The following table sets forth activity in our allowance for loan losses for the years indicated.

	At or For the Years Ended June 30,
	2016	2015
	(Dollars in thousands)

Balance at beginning of year	$288	$288

Charge-offs:
One- to four-family residential	(13)	(15)
Commercial real estate and multifamily	—	—
Home equity	—	—
Consumer	(26)	(13)
Total charge-offs	(39)	(28)

Recoveries:
One- to four-family residential	1	24
Commercial real estate and multifamily	—	—
Home equity	—	—
Consumer	3	4
Total recoveries	4	28

Net charge-offs	(35)	—
Provision for loan losses	—	—

Balance at end of year	$253	$288

Ratios:
Net charge-offs to average loans outstanding	(0.11)%	—%
Allowance for loan losses to non-performing loans at end of year	78.09%	99.65%
Allowance for loan losses to total loans at end of year	0.77%	0.98%

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Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the percent of the allowance in each loan category to the total allowance and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30,
	2016			2015
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)

One- to four-family residential	$161	63.6%	70.1%	$154	53.5%	78.1%
Commercial real estate and multifamily	10	4.0	5.0	3	1.0	3.2
Home equity	22	8.7	10.1	21	7.3	11.5
Consumer	24	9.5	14.8	8	2.8	7.2
Total allocated allowance	217	85.8	100.0	185	64.6	100.0
Unallocated allowance	36	14.2	—	102	35.4	—
Total allowance for loan losses	$253	100.0%	100.0%	$288	100.0%	100.0%

At June 30, 2016, our allowance for loan losses represented 0.77% of total loans and 78.09% of nonperforming loans, and at June 30, 2015, our allowance for loan losses represented 0.98% of total loans and 99.65% of nonperforming loans. There were $35,000 and $0 in net loan charge-offs during the fiscal years ended June 30, 2016 and 2015, respectively.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Furthermore, as an integral part of its examination process, the OCC will periodically review our allowance for loan losses. The OCC may have judgments different than management’s, and we may determine to increase our allowance as a result of these regulatory reviews. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General. Our investment policy is established by the board of directors. The objectives of the policy are to: (i) ensure adequate liquidity for loan demand and deposit fluctuations, and to allow us to alter our liquidity position to meet both day-to-day and long-term changes in assets and liabilities; (ii) manage interest rate risk in accordance with our interest rate risk policy; (iii) provide collateral for pledging requirements; (iv) maximize return on our investments; and (v) maintain a balance of high quality diversified investments to minimize risk.

Our board of directors serves as the Investment Committee and is responsible for implementing our investment policy, including approval of investment strategies and monitoring investment performance. The board of directors regularly reviews our investment strategies and the market value of our investment portfolio.

We account for investment and mortgage-backed securities in accordance with Accounting Standards Codification Topic 320, “Investments - Debt and Equity Securities.” Accounting Standards Codification 320 requires that investments be categorized as held-to-maturity, trading, or available-for-

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sale. Our decision to classify certain of our securities as available-for-sale is based on our need to meet daily liquidity needs and to take advantage of profits that may occur from time to time.

Federally chartered savings institutions have authority to invest in various types of assets, including government-sponsored enterprise obligations, securities of various federal agencies, residential mortgage-backed securities, certain certificates of deposit of insured financial institutions, overnight and short-term loans to other banks, corporate debt instruments, debt instruments of municipalities and Fannie Mae and Freddie Mac equity securities. At June 30, 2016, our investment portfolio consisted of securities and obligations issued by U.S. government-sponsored enterprises or the FHLB-Cincinnati as well as municipal securities.

U.S. Government and Agency Obligations. At June 30, 2016, we had U.S. government and agency securities with a carrying value of $1.5 million, which constituted 13.5% of our securities portfolio. While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Mortgage-Backed Securities. At June 30, 2016, we had mortgage-backed securities with a carrying value of $6.1 million, which constituted 55.0% of our securities portfolio. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees. Mortgage-backed securities typically are collateralized by pools of one- to four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Community Savings. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. All of our mortgage-backed securities are either backed by Ginnie Mae, a United States Government agency, or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.

Residential mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential mortgage-backed securities may be used to collateralize our borrowings. Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Our investment policy also authorizes the investment in collateralized mortgage obligations (“CMO”), also insured or issued by Freddie Mac, Fannie Mae and Ginnie Mae. We limit CMO investments to those classes of CMOs carrying the most stable cash flows and lowest prepayment risk of any class of CMOs and which pass the Federal Financial Institutions Examination Council’s average life restriction tests at the time of purchase. Our investment in CMOs totaled $532,000 and $1.4 million at June 30, 2016 and 2015, respectively.

Municipal Securities. At June 30, 2016, we had taxable municipal securities with a carrying value of $1.4 million, which constituted 13.0% of our securities portfolio, and non-taxable municipal securities with a carrying value of $2.1 million, which constituted 18.5% of our securities portfolio.

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Other Securities. We hold common stock of the FHLB-Cincinnati in connection with our borrowing activities. The FHLB-Cincinnati common stock is carried at cost and classified as restricted equity securities. It is not practicable to determine the fair value of FHLB-Cincinnati stock due to restrictions placed on its transferability. We may be required to purchase additional FHLB-Cincinnati stock if we increase borrowings in the future. We also hold stock in our data service provider pursuant to the requirements of the servicing agreement.

The following table sets forth the amortized cost and fair value of our securities portfolio (excluding FHLB-Cincinnati common stock and the stock in our data service provider) at the dates indicated. At the dates indicated, all of our investment securities were held as available-for-sale.

	At June 30,
	2016		2015
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

U.S government and agency securities	$1,500	$1,497	$4,800	$4,669
Mortgage-backed securities	6,007	6,105	7,562	7,575
Municipal securities, taxable	1,425	1,438	1,455	1,443
Municipal securities, non-taxable	2,032	2,057	2,614	2,577
Total securities available for sale	$10,964	$11,097	$16,431	$16,264

Sources of Funds

General. Deposits, scheduled amortization and prepayments of loan principal, maturities and calls of securities and funds provided by operations are our primary sources of funds for use in lending, investing and for other general purposes. We also use borrowings, primarily FHLB-Cincinnati advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds.

Deposits. We offer deposit products having a range of interest rates and terms. We currently offer noninterest-bearing and interest-bearing demand accounts, savings accounts, money market accounts and certificates of deposit. Pursuant to our business strategy, we are seeking to continue to emphasize our core deposit accounts rather than grow our certificates of deposit accounts by aggressively pricing our core deposit products.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. Our deposits are primarily obtained from areas surrounding our office. In fiscal 2016, we experienced a decrease in deposits as a result of the sale of $15.1 million of deposits in connection with our branch sales. Additionally, due to the cyclical nature of the oil and gas exploration industry, deposits have historically increased during times when the price of gas and oil increases, which results in increased land leases in our market area. Following a decrease in these commodities prices, as was experienced in 2014 and 2015, we would expect a decrease in some of these deposits, and we believe that the additional decrease in fiscal 2016 was a result of this cycle.

In order to attract and retain deposits we rely on paying competitive interest rates and providing quality service. Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions. At June 30, 2016, $7.9 million, or 19.7% of our total deposit accounts, were certificates of deposit, of which $4.4 million had maturities of one year or less.

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The following table sets forth the distribution of our average total deposit accounts, by account type, for the years indicated.

	For the Fiscal Years Ended June 30,
	2016			2015
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
Statement savings	$24,416	57.2%	0.28%	$31,111	51.1%	0.31%
Noninterest-bearing demand	7,406	17.3	—	11,712	19.2	—
Interest-bearing demand	2,590	6.1	0.19	4,169	6.9	0.19
Certificates of deposit	8,284	19.4	0.72	13,907	22.8	1.22

Total deposits	$42,696	100.0%	0.38%	$60,899	100.0%	0.56%

As of June 30, 2016, the aggregate amount of our outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $2.1 million. The following table sets forth the maturity of those certificates as of June 30, 2016.

At June 30, 2016
(In thousands)

Three months or less	$287
Over three months through six months	749
Over six months through one year	302
Over one year to three years	—
Over three years	805

Total	$2,143

The following table sets forth all our certificates of deposit classified by interest rate as of the dates indicated.

	At June 30,
	2016	2015
	(In thousands)

Interest Rate:
Less than 1.00%	$5,800	$8,524
1.01% - 1.99%	2,117	1,910
2.00% - 2.99%	―	1,026
3.00% - 3.99%	―	36

Total	$7,917	$11,496

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The following table sets forth the amount and maturities of all our certificates of deposit by interest rate at June 30, 2016.

	At June 30, 2016
	Period to Maturity
	Less Than or Equal to One Year	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)

Interest Rate:
Less than or equal to 1.00%	$4,068	$1,368	$209	$155	$5,800	73.26%
1.01% - 1.99%	375	24	—	1,718	2,117	26.74

Total	$4,443	$1,392	$209	$1,873	$7,917	100.00%

Borrowings. We may obtain advances from the FHLB-Cincinnati upon the security of our capital stock in the FHLB-Cincinnati and certain of our mortgage loans. We utilize these advances for asset/liability management purposes and for additional funding for our operations. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to reprice than our deposits, they can change our interest rate risk profile. At June 30, 2016, we had $7.3 million in outstanding advances from the FHLB-Cincinnati. At June 30, 2016, based on available collateral and our ownership of FHLB-Cincinnati stock, and based upon our internal policy, we had access to additional FHLB-Cincinnati advances of up to $6.8 million.

In addition, Community Savings has lines of credit arrangements with the Federal Reserve Bank of Cleveland and Comerica Bank totaling $774,000 and $300,000, respectively, at June 30, 2016. No borrowing was outstanding for these lines of credit at either June 30, 2016 or 2015.

The following table sets forth information concerning balances and interest rates on our borrowings at and for the periods shown:

	At or For the Years Ended June 30,
	2016	2015
	(Dollars in thousands)

FHLB:
Balance at end of period	$7,250	$1,000
Average balance during period	$7,020	$1,022
Maximum outstanding at any month end	$7,750	$3,000
Weighted average interest rate at end of period	1.06%	4.12%
Average interest rate during period	1.14%	4.01%

Properties

At June 30, 2016, the net book value of our properties was $452,000. We own our full-service office located at 425 Main Street, Caldwell, Ohio and believe that our current facilities are adequate to meet our present and foreseeable needs, other than modest and customary repair and replacement needs.

Subsidiary Activities

Upon completion of the conversion, Community Savings will become the wholly owned subsidiary of Community Savings Bancorp. Community Savings has one subsidiary, Community Financial Services, LLC, an Ohio corporation which we incorporated in 2008 for the purpose of providing

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and selling various insurance products. Since its incorporation, this company has not conducted any operations.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. At June 30, 2016, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation Agreements

Community Savings will enter into an agreement with Community Savings Bancorp to provide it with certain administrative support services, whereby Community Savings will be compensated at not less than the fair market value of the services provided. In addition, Community Savings and Community Savings Bancorp will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Employees

As of June 30, 2016 we had 14 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

REGULATION AND SUPERVISION

General

As a federal savings association, Community Savings is subject to examination and regulation by the OCC, and is also subject to examination by the FDIC. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the FDIC’s deposit insurance fund and depositors, and not for the protection of security holders. Community Savings also is a member of and owns stock in the FHLB-Cincinnati, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Community Savings or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions

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that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

As a savings and loan holding company following the conversion, Community Savings Bancorp will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by the enforcement authority of the Federal Reserve Board. Community Savings Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the OCC, the FDIC, the Federal Reserve Board or Congress, could have a material adverse impact on the operations and financial performance of Community Savings Bancorp and Community Savings.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Community Savings and Community Savings Bancorp. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Community Savings and Community Savings Bancorp.

Federal Banking Regulation

Business Activities. A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, Community Savings may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Community Savings may also establish subsidiaries that may engage in certain activities not otherwise permissible for Community Savings, including real estate investment and securities and insurance brokerage.

Capital Requirements. Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-weighted assets ratio of 4.5%, a Tier 1 capital to risk-weighted assets ratio of 6.0%, a total capital to risk-weighted assets of 8.0%, and a 4.0% Tier 1 capital to adjusted average total assets leverage ratio. These capital requirements were effective January 1, 2015 and are the result of a final rule implementing recommendations of the Basel Committee on Banking Supervision and certain requirements of the Dodd-Frank Act.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income, up to 45% of net unrealized gains on available-for-sale equity securities

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with readily determinable fair market values. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the OCC takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement is being phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented at 2.5% of risk-weighted assets on January 1, 2019.

At June 30, 2016, Community Savings’ capital exceeded all applicable requirements.

Loans-to-One Borrower. Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of June 30, 2016, Community Savings was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings association, Community Savings must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Community Savings must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Community Savings also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code of 1986, as amended. This test generally requires a savings association to have at least 75% of its deposits held by the public and earn at least 25% of its income from loans and U.S. government obligations. Alternatively, a savings association can satisfy this test by maintaining at least 60% of its assets in cash, real estate loans and U.S. Government or state obligations.

A savings association that fails the qualified thrift lender test must operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At June 30, 2016, Community Savings satisfied the QTL test.

Capital Distributions. Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A federal savings association must file an application with the OCC for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

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•	the savings association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•	the savings association is not eligible for expedited treatment of its filings, generally due to an unsatisfactory CAMELS rating or being subject to a cease and desist order or formal written agreement that requires action to improve the institution’s financial condition.

Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as Community Savings, must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

A notice or application related to a capital distribution may be disapproved if:

•	the federal savings association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.

Community Reinvestment Act and Fair Lending Laws. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings association, the OCC is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice.

The Community Reinvestment Act requires all institutions insured by the Federal Deposit Insurance Corporation to publicly disclose their rating. Community Savings received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. A federal savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation. An affiliate is generally a company that controls, or is under common control with, an insured

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depository institution such as Community Savings. Community Savings Bancorp will be an affiliate of Community Savings because of its control of Community Savings. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

Community Savings’ authority to extend credit to its directors, executive officers and 10% shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Community Savings’ capital.

In addition, extensions of credit in excess of certain limits must be approved by Community Savings’ board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The OCC has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, shareholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the OCC may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to terminate deposit insurance or recommend to the OCC that enforcement action be taken with respect to a particular savings association. If such action is not taken, the FDIC has authority to take the action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

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Interstate Banking and Branching. Federal law permits well capitalized and well managed holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, among other things, recent amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis provided that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Action. Federal law requires, among other things, that federal bank regulators take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. The applicable OCC regulations were amended to incorporate the previously mentioned increased regulatory capital standards that were effective January 1, 2015. Under the amended regulations, an institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An “undercapitalized” bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the “undercapitalized” institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed “undercapitalized” or the amount necessary to achieve the status of “adequately capitalized.” If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Reserve Board to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

At June 30, 2016, Community Savings met the criteria for being considered “well capitalized.”

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Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as Community Savings. Deposit accounts in Community Savings are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor. The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund.

Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. Rates are based on each institution’s risk category and certain specified risk adjustments. Institutions deemed to be less risky pay lower rates while institutions deemed riskier pay higher rates. Assessment rates (inclusive of possible adjustments) currently range from 2.5 to 45 basis points of each institution’s total assets less tangible capital. The FDIC may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The FDIC’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The FDIC must seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the FDIC, which has exercised that discretion by establishing a long range fund ratio of 2%.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Community Savings. We cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not know of any practice, condition or violation that may lead to termination of our deposit insurance.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended June 30, 2016, the annualized FICO assessment was equal to 0.60 basis points of total assets less tangible capital.

Privacy Regulations. Federal regulations generally require that Community Savings disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Community Savings is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Community Savings currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

USA Patriot Act. Community Savings is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing

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among bank regulatory agencies and law enforcement bodies and imposes affirmative obligations on financial institutions, such as enhanced recordkeeping and customer identification requirements.

Prohibitions Against Tying Arrangements. Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Other Regulations

Interest and other charges collected or contracted for by Community Savings are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

•	Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of Community Savings also are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System

The Federal Reserve Board regulations require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $103.6 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0% and the amounts

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greater than $103.6 million require a 10.0% reserve (which may be adjusted annually by the Federal Reserve Board between 8.0% and 14.0%). The first $14.5 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Community Savings is in compliance with these requirements.

Federal Home Loan Bank System

Community Savings is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. Community Savings was in compliance with this requirement at June 30, 2016. Based on redemption provisions of the FHLB-Cincinnati, the stock has no quoted market value and is carried at cost. Community Savings reviews for impairment, based on the ultimate recoverability, the cost basis of the FHLB-Cincinnati. As of June 30, 2016, no impairment has been recognized.

Holding Company Regulation

Community Savings Bancorp will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over Community Savings Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to Community Savings.

As a savings and loan holding company, Community Savings Bancorp’s activities will be limited to those activities permissible by law for financial holding companies (if Community Savings Bancorp makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending and other activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, insurance and underwriting equity securities. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board, and from acquiring or retaining control of any depository institution not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition under Section 13(k) of the Federal Deposit Insurance Act or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. The Dodd-Frank Act requires the Federal Reserve Board to establish minimum consolidated capital requirements for all depository institution holding companies that are as stringent as those required for the insured depository subsidiaries. However, legislation was enacted in December

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2014 that required the Federal Reserve Board to amend its “Small Bank Holding Company” exemption from consolidated holding company capital requirements to generally extend its applicability to bank and savings and loan holding companies of up to $1 billion in assets. Regulations implementing this amendment were effective May 15, 2015. Consequently, savings and loan holding companies of under $1 billion in consolidated assets remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.

The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve Board has promulgated regulations implementing the “source of strength” policy that require holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of Community Savings Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

In order for Community Savings Bancorp to be regulated as savings and loan holding company by the Federal Reserve Board, rather than as a bank holding company, Community Savings must qualify as a “qualified thrift lender” under federal regulations or satisfy the “domestic building and loan association” test under the Internal Revenue Code. Under the qualified thrift lender test, a savings institution is required to maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangible assets, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine out of each 12 month period. At June 30, 2016, Community Savings maintained 77.6% of its portfolio assets in qualified thrift investments and was in compliance with the qualified thrift lender requirement.

Federal Securities Laws

Community Savings Bancorp common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Community Savings Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in Community Savings Bancorp’s public offering does not cover the resale of those shares. Shares of

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common stock purchased by persons who are not affiliates of Community Savings Bancorp may be resold without registration. Shares purchased by an affiliate of Community Savings Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Community Savings Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Community Savings Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Community Savings Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Community Savings Bancorp may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company such as Community Savings Bancorp unless the Federal Reserve Board has been given 60 days prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with Community Savings Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Federal Taxation

General. Community Savings Bancorp and Community Savings are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Community Savings Bancorp and Community Savings.

Method of Accounting. For federal income tax purposes, Community Savings currently reports its income and expenses on the cash method of accounting and uses a tax year ending June 30th for filing

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its federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less an exemption amount, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent tax computed this way exceeds tax computed by applying the regular tax rates to regular taxable income. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At June 30, 2016, Community Savings had no minimum tax credit carryforward.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At June 30, 2016, Community Savings had approximately $556,000 of federal net operating loss carryforwards and no Ohio state net operating loss carryforwards available for future use.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any undeducted loss remaining after the five-year carryover period is not deductible. At June 30, 2016, Community Savings had no capital loss carryover.

Corporate Dividends. We may generally exclude from our income 100% of dividends received from Community Savings as a member of the same affiliated group of corporations.

Audit of Tax Returns. Community Savings’ federal income tax returns have not been audited in the most recent five-year period.

State Taxation

Community Savings Bancorp and Community Savings are subject to Ohio taxation in the same general manner as other financial institutions. In particular, Community Savings Bancorp and Community Savings will file a consolidated Ohio Financial Institutions Tax (“FIT”) return. The FIT is based upon the net worth of the consolidated group. For Ohio FIT purposes, savings institutions are currently taxed at a rate equal to 0.8% of taxable net worth. Community Savings is not currently under audit with respect to its Ohio FIT returns. As a Maryland business corporation, Community Savings Bancorp will be required to file an annual report with and pay personal property taxes to the State of Maryland.

MANAGEMENT

Shared Management Structure

The directors of Community Savings Bancorp are the same persons who are the directors of Community Savings. In addition, each executive officer of Community Savings Bancorp is also an executive officer of Community Savings. We expect that Community Savings Bancorp and Community Savings will continue to have common executive officers and directors until there is a business reason to establish separate management structures.

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Executive Officers of Community Savings Bancorp and Community Savings

The following table sets forth information regarding the executive officers of Community Savings Bancorp and Community Savings. Age information is as of June 30, 2016. The executive officers of Community Savings Bancorp and Community Savings are elected annually.

Name	Age	Position

Alvin B. Parmiter	46	President and Chief Executive Officer

Directors of Community Savings Bancorp and Community Savings

Community Savings Bancorp has six directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Community Savings will be elected by Community Savings Bancorp as its sole stockholder. The following table states our directors’ names, their ages as of June 30, 2016, the years when they began serving as directors of Community Savings and when their current terms expire.

Name(1)	Position(s) Held With Community Savings	Age	Director Since	Current Term Expires

Michael Schott	Chairman of the Board	64	1999	2019
Brian Shanahan	Director	56	2008	2018
Dominic Crock	Director	40	2012	2017
Scott Wright	Director	53	2013	2018
David Miller	Director	66	1992	2019
Alvin B. Parmiter	President, Chief Executive Officer and Director	46	1998	2017

(1)         The mailing address for each person listed is 425 Main Street, Caldwell, Ohio 43724.

Director Qualifications

In considering and identifying individual candidates for director, our nominating and governance committee and our board of directors takes into account several factors which they believe are important to the operations of Community Savings as a community banking institution. With respect to specific candidates, the board of directors and Nominating and Corporate Governance Committee assess the specific qualities and experience that such individuals possess, including: (1) overall familiarity and experience with the market areas served by Community Savings and the community groups located in such communities; (2) knowledge of the local real estate markets and real estate professionals; (3) contacts with and knowledge of local businesses operating in our market area; (4) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; (5) experience with the local governments and agencies and political activities; (6) any adverse regulatory or legal actions involving the individual or entity controlled by the individual; (7) the integrity, honesty and reputation of the individual; (8) experience or involvement with other local financial services companies and potential conflicts that may develop; (9) the past service with Community Savings and contributions to its operations; (10) the independence of the individual; and (11) whether the candidate meets the qualifications set forth in the bylaws. While the board of directors and the Committee do not maintain a written policy on diversity which specifies the qualities or factors the Board of Directors or Committee must consider when assessing board members individually or in connection with assessing the overall composition of the board of directors, the board of directors and Committee take into account: (1) the

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effectiveness of the existing board of directors or additional qualifications that may be required when selecting new directors; (2) the requisite expertise and sufficiently diverse backgrounds of the board of directors’ overall membership composition; and (3) the number of independent outside directors and other possible conflicts of interest of existing and potential members of the board of directors.

Board Independence

Community Savings Bancorp has determined to adopt the standards for “independence” for purposes of board and committee service set forth in the listing standards of the Nasdaq Stock Market. The board of directors has determined that each of our directors, with the exception director Barry Parmiter, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Parmiter is not independent because he is an executive officer of Community Savings.

To our knowledge, there were no other transactions between Community Savings and any director or entity controlled by any director, which would interfere with the directors’ exercise of independent judgment in carrying out his responsibilities as a director.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director. Each director is also a director of Community Savings. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Alvin B. Parmiter is our President and Chief Executive Officer, positions he has held since he began his employment with Community Savings in 1998. Mr. Parmiter’s experience provides the board with a perspective on the day-to-day operations of Community Savings, and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis. Additionally, Mr. Parmiter has extensive ties to the communities that support our business generation.

Michael Schott is a high school teacher where he teaches Industrial Technology, a position he has held since 1998. Prior to teaching, for 12 years Mr. Schott ran his family-owned pallet manufacturing business. Mr. Schott provides the board with managerial experience as a former small business owner.

Brian Shanahan is a Plant Manager at Ridge Tool Distribution Center where he oversees approximately 90 employees and $6.0 million of annual revenues, a position he has held since 1994. Mr. Shanahan provides the board with managerial experience as the top management official of a regional distribution center.

Dominic Crock is a physical therapist who is the Director of Rehabilitation Services at Southeastern Ohio Regional Medical Center, a position he has held since December 2013. Prior to this position, from 2007 until December 2013, Mr. Crock was Coordinator of Speech and Audiology at Southeastern Ohio Regional Medical Center. Mr. Crock has overseen multiple outpatient clinics during his career. Mr. Crock’s knowledge of the market area provides valuable insight to the board.

Scott Wright is a professor of finance at Ohio University, a position he has held since 1987. Mr. Wright has also owned various small businesses and worked as an investment representative. His

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understanding of finance provides the board with valuable expertise in overseeing management with respect to certain financial decisions.

David Miller is retired. Prior to his retirement in 2004, for 30 years Mr. Miller was employed by The Ohio State University as a Farm Business Specialist. Mr. Miller is our longest serving director and as such provides the board with extensive institutional knowledge of Community Savings.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Community Savings, to their executive officers and directors in compliance with federal banking regulations. At June 30, 2016, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Community Savings, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at June 30, 2016, and were made in compliance with federal banking regulations.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, Alvin B. Parmiter, for the year ended June 30, 2016. No other executive officer received total compensation for the year ended June 30, 2016, of more than $100,000. Mr. Parmiter is referred to as a “named executive officer.”

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)	Total ($)

Alvin B. Parmiter President and Chief Executive Officer	2016	120,260	15,700	7,100	143,060

(1)         Includes director fees. Beginning in fiscal 2017, Mr. Parmiter will no longer receive board fees.

Benefit Plans and Agreements

Employment Agreement. Community Savings has entered into an employment agreement with Mr. Alvin B. Parmiter, our President and Chief Executive Officer, under which, upon consummation of the conversion, Community Savings Bancorp will act as a guarantor. Our continued success depends to a significant degree on the skills and competence of Mr. Parmiter and the employment agreement is intended to ensure that we maintain a stable management base following the conversion and offering.

The employment agreement has an initial term of three years. Commencing as of January 1, 2018, and as of each subsequent January 1 thereafter, the board of directors may renew the agreement for an additional year so that the remaining term will again become three years. The current base salary for Mr. Parmiter is $119,880. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive and other employees. Additionally, pursuant to the employment agreement we provide Mr. Parmiter with

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certain expenses incurred in obtaining his Masters of Business Administration in an amount not to exceed $30,000. We may terminate Mr. Parmiter’s employment for cause at any time, in which event he would have no right to receive compensation or other benefits for any period after his termination of employment.

Certain events resulting in Mr. Parmiter’s termination or resignation entitle him to payments of severance benefits following the termination of his employment. In the event of Mr. Parmiter’s involuntary termination for reasons other than for cause, disability or retirement, or in the event he resigns during the term of the agreement following (a) the failure to appoint him to the executive position set forth in the agreement or the failure to re-nominate him as a member of the boards of directors, (b) a material change in his function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of his position, (c) a relocation of his office by more than 30 miles, (d) a material reduction in the benefits or perquisites paid to him unless the reduction is part of a reduction that is generally applicable to employees of Community Savings, (e) a liquidation or dissolution of Community Savings or Community Savings Bancorp or (f) a material breach of the employment agreement by Community Savings, then Mr. Parmiter would become entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonuses he would have earned for the remaining unexpired term of the employment agreement. In addition, Mr. Parmiter would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject Community Savings to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

In the event of a change in control of Community Savings or Community Savings Bancorp followed by Mr. Parmiter’s involuntary termination other than for cause, disability or retirement, or upon his resignation for one of the reasons set forth above thereafter, he would become entitled to a severance payment in the form of a cash lump sum equal to three times his “base amount,” as that term is defined for purposes of Internal Revenue Code Section 280G (i.e., the average annual taxable income paid to him for the five taxable years preceding the taxable year in which the change in control occurs). In addition, Mr. Parmiter would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject Community Savings to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

Under the employment agreement, if Mr. Parmiter becomes disabled within the meaning of the term under Section 409A of the Internal Revenue Code and as set forth in the employment agreement, he will receive benefits under any short-term or long-term disability plans maintained by Community Savings.

Under the employment agreement, if Mr. Parmiter retires following his attainment of age 65, he will receive benefits under any applicable retirement or other plans maintained by Community Savings.

In the event of Mr. Parmiter’s death, his estate or beneficiaries will be paid his base salary through the end of the month in which his death occurs and his dependents will be entitled to continued non-taxable medical, dental and other insurance for one year following his death.

Upon termination of Mr. Parmiter’s employment (other than following a change in control), he will be subject to certain restrictions on his ability to compete or to solicit business or employees of Community Savings and Community Savings Bancorp for a period of one year following his termination of employment.

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Salary Continuation Agreement. Community Savings intends to enter into a salary continuation agreement with Mr. Parmiter and one other employee, who is not a named executive officer, upon completion of the conversion. The salary continuation agreements are non-qualified retirement plans intended to provide supplemental retirement benefits to Mr. Parmiter and the other individual.

Under the salary continuation agreement with Mr. Parmiter, Community Savings will pay Mr. Parmiter a normal retirement benefit of $50,000 per year for 15 years. Mr. Parmiter’s normal retirement age under the agreement is age 65. If Mr. Parmiter separates from service prior to attaining age 65, Community Savings will provide him with a benefit equal to the accrued benefit (i.e., the amount accrued to date toward the normal retirement benefit), paid in annual installments over 15 years. If Mr. Parmiter dies prior to a separation from service, his beneficiary will be paid the accrued benefit as of the time of his death, in annual installments over a 15-year period. If he dies following a separation from service but prior to the commencement of benefit payments or prior to the completion of the 15 annual payments, his beneficiary will receive the benefits Mr. Parmiter would have received had he survived and will receive those benefits at the same time Mr. Parmiter would have received them. If Mr. Parmiter becomes disabled, he will receive the normal retirement benefit (regardless of his age at the time of the disability) commencing at his normal retirement age. Mr. Parmiter will not receive any benefit under the plan if his separation from service is for cause (as defined in the agreement). Following a change in control of Community Savings or Community Savings Bancorp, Mr. Parmiter is entitled to the normal retirement benefit (regardless of his age at the time of the change in control), payable in annual installments over a 15-year period following his separation from service. However, if his separation from service occurs within two years of the change in control, the benefit will be paid in a single lump sum.

401(k) Plan. Community Savings sponsors the Community Savings 401(k) Plan (“401(k) Plan”). The named executive officer is eligible to participate in the 401(k) Plan just like any other employee. Employees who are age 21 or older and who have completed one year of service are eligible to participate in the 401(k) Plan. A year of service is generally a twelve-month period in which an employee works at least 1,000 hours. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2016, the salary deferral contribution limit is $18,000, provided, however, that a participant over age 50 may contribute an additional $6,000, for a total contribution of $24,000. In addition to salary deferral contributions, Community Savings may make matching contributions; currently equal to 100 percent of the participant’s salary deferral contributions on the first three percent of the participant’s compensation. A participant is always 100% vested in his or her salary deferral contributions and the employer matching contributions. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed upon request following his or her termination of employment with Community Savings. During the fiscal year ended June 30, 2016, Community Savings recognized $8,000 as a 401(k) Plan expense.

Defined Benefit Pension Plan. Community Savings participates in a multiple-employer defined benefit pension plan (the “Pension Plan”).  During the fiscal year ended June 30, 2016, Community Savings recognized $60,000 as a Pension Plan expense. Community Savings intends to withdraw as a participant from the Pension Plan following completion of the conversion. The administrator of the Pension Plan has estimated that as of March 2016, the expense associated with withdrawal from the Pension Plan would be approximately $1.6 million assuming a withdrawal date of March 31, 2016. However, the actual cost could be significantly higher since the actual cost is primarily dependent on the value of the Pension Plan’s assets and interest rates at the time of termination.

Employee Stock Ownership Plan. In connection with the conversion, Community Savings intends to adopt an employee stock ownership plan for eligible employees. The named executive officer

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is eligible to participate in the employee stock ownership plan just like any other employee. Eligible employees who have attained age 21 and have completed one year of service are eligible to participate in the plan. A year of service is generally a twelve-month period in which an employee works at least 1,000 hours.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, up to 8% of the total number of shares of Community Savings Bancorp common stock issued in the offering. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Community Savings Bancorp equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Community Savings’ contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become vested in his or her account balance at a rate of 20% per year over a 5-year period. Participants who were employed by Community Savings immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Community Savings will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in earnings of Community Savings Bancorp, Inc.

Director Compensation

The following table sets forth for the fiscal year ended June 30, 2016, certain information as to the total remuneration we paid to our directors other than Alvin B. Parmiter. Information with respect to director compensation paid to Mr. Parmiter is included above in “ – Executive Officer Compensation – Summary Compensation Table.”

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Directors Compensation Table
Name	Fees earned or paid in cash ($)	Total ($)

Dominic Crock	7,100	7,100
David Miller	7,100	7,100
Michael Schott	7,100	7,100
Brian Shanahan	7,100	7,100
Scott Wright	7,100	7,100

For the fiscal year ended June 30, 2016, each director of Community Savings was paid a monthly fee of $600. For fiscal 2017, monthly board fees paid to non-employee directors are $800. Directors do not receive any additional committee or chairman fees.

Each person who serves as a director of Community Savings Bancorp also serves as a director of Community Savings and earns director and committee fees only in his or her capacity as a board or committee member of Community Savings.

Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt a stock-based incentive plan that will provide for grants of stock options and restricted common stock awards. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares issued in the offering. These limitations will not apply if a plan is implemented more than one year after the conversion.

The stock-based incentive plan will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders owning a majority of the outstanding shares of common stock of Community Savings Bancorp. If any stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to a stock-based incentive plan only if the plan is adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

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•	accelerated vesting is not permitted except for death, disability or upon a change in control of Community Savings Bancorp, Inc. or Community Savings.

These restrictions do not apply to plans adopted after one year following the completion of the offering.

We have not yet determined whether we will present a stock-based incentive plan for stockholder approval within one year following the completion of the conversion or whether we will present this plan for stockholder approval more than one year after the completion of the conversion. In the event of changes in applicable regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 37,000 shares of common stock, equal to 9.5% of the number of shares of common stock to be sold in the offering at the minimum of the offering range, assuming shares are available. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “The Conversion and Offering – Limitations on Stock Purchases.” Subscriptions by management through our 401(k) Plan will be counted as part of the maximum number of shares such individuals may subscribe for in the offering.

Name and Title	Number of Shares(1)	Aggregate Purchase Price(1)	Percent at Minimum of Offering Range

Barry Parmiter, President, Chief Executive Officer and Director	5,000	$50,000	1.3%
Michael Schott, Chairman of the Board	12,000	$120,000	3.1%
Brian Shanahan, Director	5,000	$50,000	1.3%
Dominic Crock, Director	5,000	$50,000	1.3%
Scott Wright, Director	5,000	$50,000	1.3%
David Miller, Director	5,000	$50,000	1.3%

All directors and officers as a group (6 persons)	37,000	$370,000	9.5%

(1)	Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above, the named individuals are not aware of any other purchases by a person who or entity that would be considered an associate of the named individuals under the plan of conversion.

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THE CONVERSION AND OFFERING

The board of directors of Community Savings has approved the plan of conversion. The plan of conversion must also be approved by Community Savings’ members (depositors and certain borrowers). A special meeting of members has been called for this purpose. The OCC has conditionally approved the plan of conversion and the Federal Reserve Board issued its conditional approval in connection with our holding company application. However, such approvals do not constitute a recommendation or endorsement of the plan of conversion by the OCC or the Federal Reserve Board.

General

The board of directors of Community Savings approved the plan of conversion on August 25, 2016. Pursuant to the plan of conversion, Community Savings will convert from the mutual form of organization to the fully stock form of organization. In connection with the conversion, Community Savings has organized a new Maryland stock holding company named Community Savings Bancorp, Inc. which will sell shares of common stock to the public in an initial public stock offering. When the conversion and related stock offering are completed, all of the capital stock of Community Savings will be owned by Community Savings Bancorp, and all of the common stock of Community Savings Bancorp will be owned by stockholders.

Community Savings Bancorp expects to retain between $183,000 and $1.3 million of the net proceeds of the offering, or $1.7 million if the offering range is increased by 15% because of demand for the shares or changes in market conditions. Community Savings will receive a capital contribution equal to at least 50% of the net proceeds of the offering, plus such additional amounts as may be necessary so that, upon completion of the offering, Community Savings will have a Tier 1 leverage ratio of at least 10.00%, after payment of costs to withdraw from the multiple-employer defined benefit plan. Based on this formula, we anticipate that Community Savings Bancorp will invest $2.2 million, $2.3 million, $2.4 million and $2.7 million, respectively, of the net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering in Community Savings. The conversion will be consummated only upon the sale of at least 391,000 shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, our tax-qualified employee benefit plans, specifically our employee stock ownership plan, Supplemental Eligible Account Holders and Other Members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the public, with a preference given to natural persons and trusts of natural persons residing in Noble, Washington and Monroe Counties, Ohio. In addition, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc., acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering or syndicated community offering. The community offering and/or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the OCC. See “ – Community Offering” and “ – Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of Community Savings Bancorp, assuming the conversion and stock offering are completed. All shares of common stock to be

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sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “ – Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at the banking office of Community Savings and as described in the section of this prospectus titled “Where You Can Find Additional Information.” The plan of conversion is also filed as an exhibit to Community Savings’ application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the OCC. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•	to have greater flexibility to structure and finance the opportunistic expansion of our operations; and

•	to offer our customers and employees an opportunity to purchase our stock.

In the stock holding company structure, we will have greater flexibility in structuring mergers and acquisitions. Our current mutual structure prevents us from offering shares of our common stock as consideration for a merger or acquisition. Potential sellers often want stock for at least part of the acquisition consideration. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination thereof, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We have no current arrangements or agreements to acquire other banks, thrifts, credit unions, financial services companies or branch offices, and there can be no assurance that we will be able to consummate any acquisitions or establish any new branches. Lastly, mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel. While Community Savings has not required these capital tools and stock incentives in the past, they will be essential to implementing our business strategy, and management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

As of June 30, 2016, Community Savings was considered “well capitalized” for regulatory purposes. The proceeds from the stock offering will further improve our capital position during a period of economic, regulatory and political uncertainty.

Approvals Required

The affirmative vote of a majority of the total eligible votes of members of Community Savings at a special meeting of members is required to approve the plan of conversion. A special meeting of

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members to consider and vote upon the plan of conversion has been set for December 21, 2016. The plan of conversion also must be approved by the OCC. Additionally, the Federal Reserve Board must approve our holding company application. We cannot consummate the conversion and the stock offering without satisfying the conditions contained in these approvals.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Community Savings will continue to be a federally chartered savings bank and will continue to be regulated by the OCC, while Community Savings Bancorp will be regulated by the Federal Reserve Board. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers. The directors serving Community Savings at the time of the conversion will be the directors of Community Savings and of Community Savings Bancorp after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Community Savings at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Community Savings will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. All of our depositors and certain of our borrowers are members of and have voting rights in Community Savings as to all matters requiring membership action. Upon completion of the conversion, Community Savings will cease to have members and former members will no longer have voting rights. Upon completion of the conversion, all voting rights in Community Savings will be vested in Community Savings Bancorp as the sole stockholder of Community Savings. The stockholders of Community Savings Bancorp will possess exclusive voting rights with respect to Community Savings Bancorp common stock.

Tax Effects. We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or Ohio income tax purposes to Community Savings or its members. See “ – Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of Community Savings has both a deposit account in Community Savings and a pro rata ownership interest in the net worth of Community Savings based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Community Savings. Any depositor who opens a deposit account obtains a pro rata ownership interest in Community Savings without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Community Savings, which is lost to the extent that the balance in the account is reduced or closed.

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Consequently, depositors in a mutual savings bank normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the savings association is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Community Savings after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Community Savings were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of a “liquidation account” to depositors as of January 1, 2015 and September 30, 2016 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Community Savings Bancorp as the holder of Community Savings’ capital stock. Pursuant to the rules and regulations of the OCC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “ – Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Keller & Company, Inc. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one update, Keller & Company, Inc. will receive a fee of $35,000, and will be reimbursed for its expenses up to $500. In the event that Keller & Company, Inc. is required to update the appraisal more than one time, it will receive an additional fee of $2,000 for each such update to the valuation appraisal.

We are not affiliated with Keller & Company, Inc., and neither we nor Keller & Company, Inc. has an economic interest in, or is held in common with, the other. Keller & Company, Inc. represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent” within the meaning of the conversion regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway Keller & Company, Inc. from serving in the role of our independent appraiser.

We have agreed to indemnify Keller & Company, Inc. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with applicable federal appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach, recognizing that the price-to-earnings approach was not meaningful due to Community Savings’ loss position. The market value ratios applied in the remaining two methodologies were based upon the current market valuations of the peer group companies identified by Keller & Company, Inc., subject to valuation adjustments applied by Keller & Company, Inc. to account for differences between us and our peer group. Because Keller & Company, Inc. concluded that asset size is not a strong determinant of market value, Keller & Company, Inc. did not place significant weight on the pro forma price-to-assets approach in reaching its conclusions. Keller & Company, Inc. placed the greatest emphasis on the price-to-book value approach in estimating pro forma market value.

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The independent valuation was prepared by Keller & Company, Inc. in reliance upon the information contained in this prospectus, including our financial statements. Keller & Company, Inc. also considered the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the impact of the conversion and the offering on our equity and earnings potential;

•	the expense of approximately $1.6 million to terminate our participation in a multiple-employer defined benefit plan following completion of the conversion and offering; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock sold in the offering by the stock-based benefit plan at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of August 24, 2016, the estimated pro forma market value of Community Savings Bancorp ranged from $3.9 million to $5.3 million, with a midpoint of $4.6 million. Our board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, the minimum of the offering range will be 391,000 shares, the midpoint of the offering range will be 460,000 shares and the maximum of the offering range will be 529,000 shares, or 608,350 shares if the maximum amount is increased by 15% because of demand for shares or changes in market conditions.

In applying each of the valuation methods, Keller & Company, Inc. considered adjustments to our pro forma market value based on a comparison of Community Savings Bancorp with the peer group. Keller & Company, Inc. made downward adjustments for earnings, liquidity of the stock, asset growth, market area and marketing of the offering. No adjustments were made for subscription interest, dividends, financial condition, management or the effect of government regulations and regulatory reform. The downward valuation adjustments considered, among other things, Community Savings Bancorp’s low growth market area and shrinking asset levels compared to the peer group, lower reported and core or recurring earnings measures as compared to the peer group, and the fact that Community Savings Bancorp’s pro forma market capitalization and implied liquidity of the stock is expected to be lower than the peer group. The valuation adjustment for stock market conditions took into consideration the prevailing stock market environment for the common stock of thrift institutions and their holding companies, which has been relatively volatile and has underperformed in relation to the U.S. stock market generally. The range of downward adjustments represented 6.0% to 8.0% for earnings, market area and

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liquidity of the common stock. The range of adjustments for asset growth and marketing of the offering were 3.0% to 5.0%.

The downward earnings adjustment of 6.0% to 8.0% was one of the key components of the overall downward adjustment and was based on Community Savings’ lower return on average assets, lower return on average equity, lower net interest margin and higher noninterest expense to average assets, in each case compared to the peer group companies.

There was also a downward adjustment of 3.0% to 5.0% regarding asset growth as Community Savings has experienced decreases in total assets in recent years. Keller & Company, Inc. considered these decreases when assigning the downward adjustment as the ability to grow assets would generally affect the bank’s ability to increase loans and strengthen earnings.

The following table presents a summary of selected pricing ratios for the peer group companies and for Community Savings Bancorp (on a pro forma basis) utilized by Keller & Company, Inc. in its appraisal. These ratios are based on Community Savings Bancorp’s book value, tangible book value and core earnings as of and for the twelve months ended June 30, 2016, as adjusted for the impact of the cost to withdraw from the defined benefit plan. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of August 24, 2016. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 27.64% on a price-to-book value basis and a discount of 32.23% on a price-to-tangible book value basis.

	Price-to-core earnings Multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Community Savings Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	n/m		66.36%	66.36%
Maximum	n/m		62.50%	62.50%
Midpoint	n/m		58.55%	58.55%
Minimum	n/m		53.94%	53.94%
Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	17.14	x	80.92%	86.39%
Medians	16.67	x	83.85%	85.49%

n/m	Not meaningful.
(1)	Price-to-earnings multiples calculated by Keller & Company, Inc. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different from those presented in “Pro Forma Data.”

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Peer Group Companies

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets at March 31, 2016
				(in thousands)
Bay Bancorp	BYBK	Nasdaq	Columbia, MD	463
Central Federal Corp.	CFBK	Nasdaq	Fairlawn, OH	351
Elmira Savings Bank	ESBK	Nasdaq	Elmira, NY	560
HMN Financial	HMNF	Nasdaq	Rochester, MN	637
Pathfinder Bancorp	PBHC	Nasdaq	Oswego, NY	830
Poage Bankshares	PBSK	Nasdaq	Ashland, KY	436
Severn Bancorp	SVBI	Nasdaq	Annapolis, MD	765
Wayne Savings Bancshares	WAYN	Nasdaq	Wooster, OH	438
Wellesley Bancorp	WEBK	Nasdaq	Wellesley, MA	619
Wolverine Bancorp	WBKC	Nasdaq	Midland, MI	386

Our board of directors reviewed the independent valuation and, in particular, considered the following:

•	our financial condition and results of operations;

•	comparison of our financial performance ratios to those of other financial institutions of similar size; and

•	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by Keller & Company, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the OCC, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $3.9 million or more than $6.1 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. Keller & Company, Inc. did not independently verify our financial statements and other information that we provided to them, nor did Keller & Company, Inc. independently value our assets or liabilities. The independent valuation considers Community Savings as a going concern and should not be considered as an indication of the liquidation value of Community Savings. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $6.1 million, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 608,350 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not increase the offering range above this level or decrease the minimum of the offering range without a resolicitation of subscribers. The subscription price

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of $10.00 per share will remain fixed. See “ – Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $6.1 million, and a corresponding increase in the offering range to more than 608,350 shares, or a decrease in the minimum of the valuation range to less than $3.9 million and a corresponding decrease in the offering range to fewer than 391,000 shares, then we will promptly return, with interest at a rate of 0.20% per annum, all funds received in the offering and cancel deposit account withdrawal authorizations. After consulting with the OCC, we may terminate the plan of conversion. Alternatively, we may establish a new offering range and commence a resolicitation of subscribers or take other actions as permitted by the OCC in order to complete the offering. In the event that we conduct a resolicitation, we will notify subscribers of their rights to place a new stock order for a specified period of time. If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the OCC, for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of Keller & Company, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our office and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “ – Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on January 1, 2015 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 15,000 shares ($150,000) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter,

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unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on January 1, 2015. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or senior officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent of such portion of their subscription rights attributable to their increased deposits during the year preceding January 1, 2015.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee benefit plans, specifically our employee stock ownership plan which we are establishing in connection with the conversion, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. Our employee stock ownership plan intends to purchase up to 8% of the total number of shares of common stock sold in the stock offering. Alternatively, subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit on September 30, 2016 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 15,000 shares ($150,000) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at September 30, 2016. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed.

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Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans, and Supplemental Eligible Account Holders, each depositor on the voting record date of October 31, 2016 who is not an Eligible Account Holder or Supplemental Eligible Account Holder and borrowers of Community Savings as of May 26, 2004 who maintain such borrowings as of October 31, 2016 (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 15,000 shares ($150,000) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts or borrowings in which he or she had an ownership interest at October 31, 2016. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The Subscription Offering will expire at 2:00 p.m., Eastern Time, on December 15, 2016, unless extended by us for up to 45 days or such additional periods of up to 90 days with the approval of the OCC, if necessary. Subscription rights will expire whether or not each person eligible to subscribe in the subscription offering can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 391,000 shares within 45 days after the December 15, 2016, and the OCC has not consented to an extension, the stock offering will be terminated and all funds delivered to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at a rate of 0.20% per annum, and all deposit account withdrawal authorizations will be cancelled. If an extension beyond January 30, 2017 is granted by the OCC, we will resolicit subscribers as described under “ – Procedure for Purchasing Shares – Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to the public in a community offering, with a preference given to natural persons and trusts of natural persons residing in Noble, Washington or Monroe Counties, Ohio (the “Community”).

Subscribers in the community offering may purchase up to 15,000 shares ($150,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

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If we do not have sufficient shares of common stock available to fill the orders of natural persons and trusts of natural persons residing in the Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons whose orders remain unsatisfied on an equal number of shares basis per order. If, instead, we do not have sufficient shares of common stock available to fill the orders of other members of the public, we will allocate the available shares among those persons in the manner described above for persons residing in the Community. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community, together with an indication that this presence within the Community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin at the same time as, during or after the subscription offering. We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. The community offering is expected to conclude at 2:00 p.m., Eastern Time on December 15, 2016, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond January 30, 2017. If an extension beyond January 30, 2017 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to confirm, change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond December 21, 2018, which is two years after the special meeting of members.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription and community offerings in a syndicated community offering in a manner that will achieve a widespread distribution of our shares of common stock to the general public.  If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole book running manager and will assist us in selling our common stock on a best efforts basis.  In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers who are FINRA member firms.  Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 15,000 shares ($150,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.”  We retain the right to accept or reject in whole or in part any orders in the syndicated community offering.  Unless the OCC permits otherwise, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering. Thereafter any remaining shares will be allocated on an equal number of shares per order basis

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until all shares have been allocated.  Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the expiration of the subscription and community offerings. The syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts “min/max” offerings. Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings. Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Community Savings deposit account withdrawal authorizations or wire transfers). Personal checks will not be accepted. If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $3.9 million in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the offering, the funds will be promptly returned with interest at a rate of 0.20% per annum.

The closing of the syndicated community offering, which will be simultaneous with the closing of the subscription and community offerings, is subject to conditions set forth in an agency agreement among Community Savings and Community Savings Bancorp on one hand, and Keefe, Bruyette & Woods, Inc. on the other hand.

Expiration Date. The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. The syndicated community offering is expected to conclude at 2:00 p.m., Eastern Time, on December 15, 2016, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the syndicated community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond January 30, 2017. If an extension beyond January 30, 2017 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the syndicated community offering, giving them an opportunity to confirm, change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond December 21, 2018, which is two years after the special meeting of members.

If for any reason we cannot conduct a syndicated community offering of shares of common stock, or in the event that we are unable to find purchasers from the general public to reach the minimum of the offering range, we will try to make other arrangements for the sale of unsubscribed shares, including an underwritten public offering, if possible. The OCC and FINRA must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•	No person or entity, together with any associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) of common stock in all categories of the offering combined, except that our tax-qualified employee benefit plans may purchase in the aggregate up to 10% of the shares of common stock sold in the offering (including shares issued in the event of an increase in the offering range of up to 15%);

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•	The maximum number of shares of common stock that may be purchased in all categories of the offering by our senior officers and directors and their associates, in the aggregate, may not exceed 34% of the shares sold in the offering; and

•	The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, with the receipt of any required approvals of the OCC, we may increase the individual or aggregate purchase limitations to an amount not to exceed 5.0% of the common stock sold in the offering. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of common stock and who indicated a desire on their stock order form to be resolicited, will be, and, in our sole discretion some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation will be to increase the number of shares of common stock owned by subscribers who choose to increase their subscriptions. In the event that a purchase limitation is increased to 5.0% of the stock sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5.0% of the shares of common stock sold in the offering do not exceed in the aggregate 10.0% of the total shares of the common stock sold in the offering. Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our board of directors in its sole discretion.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(i)	to fill our tax-qualified employee benefit plans’ subscriptions for up to 10% of the number of shares of common stock sold in the offering;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfulfilled subscriptions in the community offering, with preference given to natural persons and trusts of natural persons residing in Noble, Washington and Monroe Counties, Ohio.

The term “associate” of a person means:

(1)	any corporation or organization, other than Community Savings, Community Savings Bancorp or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Community Savings or Community Savings Bancorp.

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The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our senior officers and directors and except as described below. Any purchases made by any associate of Community Savings or Community Savings Bancorp for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of FINRA, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “ – Restrictions on Transfer of Subscription Rights and Shares,” “ – Other Restrictions” and “Restrictions on Acquisition of Community Savings Bancorp.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

To assist in the marketing of our shares of common stock, we have retained Keefe, Bruyette & Woods, Inc., which is a broker-dealer registered with FINRA. In its role as financial advisor, Keefe, Bruyette & Woods, Inc. will:

•	provide advice on the financial and securities market implications of the plan of conversion;

•	assist in structuring our stock offering, including developing a market strategy for the stock offering;

•	review all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);
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•	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, as needed;

•	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary; and

•	provide general advice and assistance as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, Keefe, Bruyette & Woods, Inc. has received a non-refundable management fee of $30,000, and will receive a success fee of $250,000 for the shares of common stock sold in the subscription and direct community offerings. The $30,000 management fee will be credited against the $250,000 success fee.

In connection with the subscription offering, if, as a result of any resolicitation of subscribers undertaken by us, Keefe, Bruyette & Woods, Inc. reasonably determines that it is required or requested to provide significant services, Keefe, Bruyette & Woods, Inc. will be entitled to additional compensation for such services, which additional compensation will not exceed $25,000.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering. Keefe, Bruyette & Woods, Inc. will not purchase any shares of the common stock in any syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. will receive a transaction fee not to exceed 6.00% of the aggregate dollar amount of the common stock sold in the syndicated community offering, subject to a minimum of $250,000. The success fee described above will be credited against such transaction fee. Of this amount, Keefe, Bruyette & Woods, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.  If all shares of common stock were sold in a syndicated community offering (except for shares purchased by our directors, officers, employees and their family members and our employee stock ownership plan), the maximum selling agent commissions would be approximately $250,000, $250,000, $270,000 and $314,000 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Community Savings may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on

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Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our records agent in connection with the stock offering. In its role as records agent, Keefe, Bruyette & Woods, Inc. will, among other things:

•	consolidate deposit and loan accounts, develop a central file and calculate eligible votes;

•	design and prepare proxy forms and stock order forms;

•	organize and supervise the Stock Information Center;

•	tabulate proxies and ballots;

•	act as or support the inspector of election at the special meeting of members; and

•	provide necessary subscription services to distribute, collect and tabulate stock orders in the subscription and community offerings.

Keefe, Bruyette & Woods, Inc. will receive fees of $30,000 for these services, plus reimbursement of reasonable expenses up to $5,000. Of the fees for serving as records agent, $5,000 has been paid as of the date of this prospectus.

Keefe, Bruyette & Woods, Inc. also will be reimbursed for reasonable expenses in an amount not to exceed $30,000 and for attorney’s fees not to exceed $75,000 for its role as our financial advisor. The expense cap, including legal fees, may be increased an additional $25,000, including in the event of any material delay of the offering which would require an update of the financial information in tabular form to reflect a period later than set forth in the offering document.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or stock order form by means other than U.S. Mail. Execution of a stock order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus and stock order form in electronic format may be made available on Internet sites or through other online services maintained by Keefe, Bruyette & Woods, Inc. or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

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Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Keefe, Bruyette & Woods, Inc. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 2:00 p.m., Eastern Time, on December 15, 2016, unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to subscribers in the offering. Any extension of the subscription and/or community offering beyond January 30, 2017 would require the OCC’s approval. If the offering is extended past January 30, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.20% per annum from the date your stock order was processed. No single extension will exceed 90 days. Aggregate extensions may not go beyond December 21, 2018, which is two years after the special meeting of members. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.20% per annum from the date of processing as described above.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Stock Order Forms. In order to purchase shares of common stock, you must complete and sign an original stock order form and remit full payment. We will not be required to accept incomplete stock order forms, unsigned stock order forms, or orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received, not postmarked, prior to 2:00 p.m., Eastern Time, on December 15, 2016. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to permit the correction of incomplete or improperly executed stock order forms or waive immaterial irregularities. We do not represent, however, that we will do so. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the indicated address on the stock order form or by hand-delivery to Community Savings’ office, located at 425 Main Street, Caldwell, Ohio. Please do not mail stock order forms to Community Savings. Once tendered, a stock order form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond January 30, 2017, or the number of shares of common stock to be sold is increased to more than 608,350 shares or decreased to fewer than 391,000 shares. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the

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sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to the authority of the OCC.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Community Savings or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

•	personal check, bank check or money order, payable to Community Savings Bancorp, Inc.; or

•	authorization of withdrawal of available funds (without any early withdrawal penalty) from your deposit account(s) with Community Savings.

Appropriate means for designating withdrawals from deposit accounts at Community Savings are provided in the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest will remain in the account. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at the then current statement savings rate subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Community Savings and will earn interest at a rate of 0.20% per annum from the date payment is processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned.

Regulations prohibit Community Savings from knowingly lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not pay by wire transfer. You may not submit cash or use a check drawn on a Community Savings line of credit. We will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to Community Savings Bancorp. You may not designate on your stock order form a direct withdrawal from a Community Savings retirement account. See “ – Using Retirement Account Funds” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from Community Savings deposit accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of

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common stock for which they subscribe at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the stock offering, provided there is a loan commitment from either an unrelated financial institution or Community Savings Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering. In addition, if our 401(k) Plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Retirement Account Funds. If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, Community Savings’ individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock. Therefore, if you wish to use your funds that are currently in a Community Savings individual retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. It may take several weeks to transfer your Community Savings individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the December 15, 2016 end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock Purchased in the Offering. All shares of Community Savings Bancorp common stock sold will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order form as soon as practicable following consummation of the conversion. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Restrictions on Transfer of Subscription Rights and Shares

OCC regulations prohibit any person with subscription rights, specifically the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise

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prior to completion of the offering. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country or in a state of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in the state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of the state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in the state; or (c) registration or qualification would be impracticable for reasons of cost or otherwise.

How You Can Obtain Additional Information – Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is (877) 821-5775. The Stock Information Center is open for telephone calls Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Community Savings prior to the conversion, all claims of creditors of Community Savings, including those of depositors of Community Savings (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Community Savings remaining, members of Community Savings would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Community Savings immediately prior to liquidation. In the unlikely event that Community Savings were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Community Savings Bancorp as the sole holder of Community Savings capital stock. Pursuant to the rules and regulations of the OCC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Community Savings as of the date of its latest balance sheet contained in this prospectus.

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The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Community Savings after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Community Savings after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Community Savings, would be entitled, on a complete liquidation of Community Savings after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Community Savings Bancorp. Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Community Savings on January 1, 2015. Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on January 1, 2015 bears to the balance of all such deposit accounts in Community Savings on such date. Each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Community Savings on September 30, 2016. Each Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on September 30, 2016 bears to the balance of all such deposit accounts in Community Savings on such date.

If, however, on any June 30 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on January 1, 2015 or September 30, 2016, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Community Savings Bancorp, as the sole stockholder of Community Savings.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Community Savings, Community Savings Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Community Savings or Community Savings Bancorp would prevail in a judicial proceeding.

Community Savings and Community Savings Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The conversion of Community Savings to a federally chartered stock savings association will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

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2.	Community Savings will not recognize any gain or loss upon the receipt of money from Community Savings Bancorp in exchange for shares of common stock of Community Savings.

3.	The basis and holding period of the assets received by Community Savings, in stock form, from Community Savings, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.	No gain or loss will be recognized by account holders of Community Savings, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in Community Savings, in stock form, in the same dollar amount and under the same terms as held at Community Savings, in mutual form. In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Community Savings in exchange for their ownership interests in Community Savings.

5.	The basis of the account holders deposit accounts in Community Savings, in stock form, will be the same as the basis of their deposit accounts in Community Savings, in mutual form. The basis of the Eligible Account Holders and, Supplemental Eligible Account Holders interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.	It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Community Savings Bancorp common stock, provided that the amount to be paid for Community Savings Bancorp common stock is equal to the fair market value of Community Savings Bancorp common stock.

7.	It is more likely than not that the basis of the shares of Community Savings Bancorp common stock purchased in the offering will be the purchase price. The holding period of the Community Savings Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by Community Savings Bancorp on the receipt of money in exchange for shares of Community Savings Bancorp common stock sold in the offering.

In the view of Keller & Company, Inc. (which is acting as independent appraiser of the value of the shares of Community Savings Bancorp common stock in connection with the conversion), the subscription rights do not have any value for the reasons set forth above. Keller & Company, Inc.’s view is not binding on the Internal Revenue Service. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental

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Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to their value, and Community Savings Bancorp could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Community Savings, the members of Community Savings, Community Savings Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. In the event of a disagreement, there can be no assurance that Community Savings Bancorp or Community Savings would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Community Savings Bancorp’s registration statement. An opinion regarding the Ohio state income tax consequences consistent with the federal tax opinion has been issued by Suttle & Stalnaker, PLLC, tax advisors to Community Savings and Community Savings Bancorp.

Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an executive officer of Community Savings Bancorp or Community Savings generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each statement of ownership or certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Community Savings Bancorp also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the OCC. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

OCC regulations prohibit Community Savings Bancorp from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with OCC approval) or tax-qualified employee stock benefit plans.

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RESTRICTIONS ON ACQUISITION OF COMMUNITY SAVINGS BANCORP

Although the board of directors of Community Savings Bancorp is not aware of any effort that might be made to obtain control of Community Savings Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Community Savings Bancorp’s articles of incorporation and bylaws to protect the interests of Community Savings Bancorp and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Community Savings, Community Savings Bancorp or Community Savings Bancorp’s stockholders.

The following discussion is a general summary of the material provisions of Community Savings Bancorp’s articles of incorporation and bylaws, Community Savings’ federal stock charter, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Community Savings Bancorp’s articles of incorporation and bylaws and Community Savings’ federal stock charter and bylaws, reference should be made in each case to the document in question, each of which is part of Community Savings’ application for conversion filed with the OCC, and except for Community Savings’ federal stock charter and bylaws, Community Savings Bancorp’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Community Savings Bancorp’s Articles of Incorporation and Bylaws

Community Savings Bancorp articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of Community Savings Bancorp more difficult.

Directors. The Board of Directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, officer or a 10% shareholder of a competitor of Community Savings;

•	a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, or (iii) against whom a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

•	a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon Community Savings Bancorp entering into a merger or similar transaction in which Community Savings Bancorp is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to Community Savings Bancorp’s strategic direction, or (iii) materially impairs such person’s ability to discharge his or her fiduciary

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duties with respect to the fundamental strategic direction of Community Savings Bancorp;

•	a prohibition on any person who has attained the age of 72 commencing a new term of service as a director;

•	a requirement that any person proposed to serve as director (other than the initial directors and other than directors who are also officers of Community Savings Bancorp or Community Savings) have maintained his or her principal residence within twenty-five miles of an office of Community Savings Bancorp or Community Savings for a period of at least one year immediately before his or her nomination or appointment to the Board of Directors;

•	a prohibition on service as a director by a person who has lost more than one election for service as a director of Community Savings Bancorp; and

•	a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of Community Savings Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Community Savings Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Community Savings Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Community Savings Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Community Savings Bancorp and its subsidiaries and on the communities in which Community Savings Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Community Savings Bancorp;

•	whether a more favorable price could be obtained for Community Savings Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Community Savings Bancorp and its subsidiaries;

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•	the future value of the stock or any other securities of Community Savings Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Community Savings Bancorp to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the Chairperson or Vice Chairperson of the Board, a majority of the total number of directors that Community Savings Bancorp would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the Board of Directors prior to the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”), voting together as a single class.

Shareholder Nominations and Proposals. The bylaws provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of shareholders must submit written notice to Community Savings Bancorp at least 90 days prior and not earlier than 120 days prior to the anniversary date of the proxy statement relating to the previous year’s annual meeting. However, if less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting then shareholders must submit written notice to Community Savings Bancorp no later than 10 days following the day on which

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public disclosure of the date of the meeting is first made in a press release, in a document filed with the Securities and Exchange Commission or on a website maintained by Community Savings Bancorp.

Authorized but Unissued Shares. After the conversion, Community Savings Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Community Savings Bancorp” The articles of incorporation authorize 5,000,000 shares of serial preferred stock. Community Savings Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Community Savings Bancorp would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Community Savings Bancorp has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of Community Savings Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Community Savings Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “ – Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that at least a majority of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Community Savings Bancorp;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

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(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The provision regarding stockholder proposals and nominations;

(xi)	The indemnification of current and former directors and officers, as well as employees and other agents, by Community Savings Bancorp;

(xii)	The limitation of liability of officers and directors to Community Savings Bancorp for money damages; and

(xiii)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xii) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Community Savings Bancorp would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation's voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

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Community Savings’ Charter

The charter of Community Savings provides that for a period of five years from the closing of the conversion and offering, no person (including a group acting in concert) other than Community Savings Bancorp may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Community Savings. This provision does not apply to any tax-qualified employee benefit plan of Community Savings or Community Savings Bancorp, or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Community Savings or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Community Savings. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to shareholders for a vote.

Conversion Regulations

OCC regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the OCC, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The OCC has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a savings association or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Federal Reserve Board regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.

Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock, if the acquirer is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under Federal Reserve Board regulations. Such control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Federal

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Reserve Board, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings and loan holding company’s stock who do not intend to participate in or seek to exercise control over a savings and loan holding company’s management or policies may qualify for a safe harbor by filing with the Federal Reserve Board a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Federal Reserve Board, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Federal Reserve Board may prohibit an acquisition of control if it finds, among other things, that:

•	the acquisition would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•	the acquisition would have an adverse effect on the FDIC’s Deposit Insurance Fund.

In addition, a savings and loan holding company must obtain the approval of the Federal Reserve Board prior to acquiring voting control of more than 5% of any class of voting stock of another savings association or another savings association holding company.

DESCRIPTION OF CAPITAL STOCK OF COMMUNITY SAVINGS BANCORP

General

Community Savings Bancorp is authorized to issue 50,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Community Savings Bancorp currently expects to issue in the offering up to 529,000 shares of common stock. Community Savings Bancorp will not issue shares of preferred stock in the stock offering. Each share of Community Savings Bancorp common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock in accordance with the plan of conversion all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Community Savings Bancorp will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. Community Savings Bancorp can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in

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the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if Community Savings Bancorp were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. The holders of common stock of Community Savings Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Community Savings Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Community Savings Bancorp will have exclusive voting rights in Community Savings Bancorp. They will elect Community Savings Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Community Savings Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Community Savings Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require a two-thirds vote, and certain amendments require an 80% stockholder vote.

As a federal stock savings association, corporate powers and control of Community Savings will be vested in its board of directors, who elect the officers of Community Savings and who fill any vacancies on the board of directors. Voting rights of Community Savings will be vested exclusively in the owners of the shares of capital stock of Community Savings, which will be Community Savings Bancorp, and voted at the direction of Community Savings Bancorp’s board of directors. Consequently, the holders of the common stock of Community Savings Bancorp will not have direct control of Community Savings.

Liquidation. In the event of any liquidation, dissolution or winding up of Community Savings, Community Savings Bancorp, as the holder of 100% of Community Savings’ capital stock, would be entitled to receive all assets of Community Savings available for distribution, after payment or provision for payment of all debts and liabilities of Community Savings, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Community Savings Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Community Savings Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Community Savings Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Community Savings Bancorp’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

131

TRANSFER AGENT

The transfer agent and registrar for Community Savings Bancorp’s common stock will be American Stock Transfer & Trust Company, LLC.

CHANGE IN ACCOUNTANTS

Prior to this stock offering, the financial statements of Community Savings were audited by S.R. Snodgrass, P.C. (“Snodgrass”). During the fiscal year ended June 30, 2015, Snodgrass performed audit services for Community Savings.

In connection with this offering, on April 30, 2016, Community Savings dismissed Snodgrass and, on May 31, 2016, Community Savings engaged Suttle & Stalnaker, PLLC (“Suttle”), an independent registered public accounting firm, to audit its financial statements as of and for the fiscal years ended June 30, 2016 and 2015. These financial statements, including Suttle’s audit report thereon, are included in this prospectus. Prior to engaging Suttle, Community Savings did not consult with Suttle during the fiscal years ended June 30, 2016 and 2015 on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Community Savings’ financial statements, or any other matter that was the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The engagement of Suttle was approved by the audit committee of the board of directors of Community Savings.

Snodgrass’ report on the financial statements of Community Savings as of and for the fiscal year ended June 30, 2015 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended June 30, 2015, and the subsequent interim period through April 30, 2016, Community Savings had no disagreements with Snodgrass on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Snodgrass to make reference in connection with its opinion to the subject matter of the disagreement during its audit of the fiscal year ended June 30, 2015. During the fiscal year ended June 30, 2015, and the subsequent interim period through April 30, 2016 there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Snodgrass was provided with a copy of the above statements on or about September 6, 2016, and Community Savings Bancorp requested that it furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with these statements. Snodgrass has furnished a letter dated September 8, 2016 addressed to the Securities and Exchange Commission and filed as Exhibit 16 to Community Savings Bancorp’s registration statement stating its agreement with the above statements as they relate to Snodgrass.

EXPERTS

The financial statements of Community Savings as of June 30, 2016 and 2015, and for the years then ended, have been included herein in reliance upon the report of Suttle & Stalnaker, PLLC, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the publication herein of the summary of its report to Community Savings Bancorp setting forth its opinion as to the estimated pro forma market value of the

132

shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to Community Savings Bancorp and Community Savings, has issued to Community Savings Bancorp its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Suttle & Stalnaker, PLLC has provided an opinion to us regarding the Ohio state income tax consequences of the conversion. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Community Savings Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Community Savings Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Community Savings has filed with the OCC an application with respect to the conversion. This prospectus omits certain information contained in the application filed by Community Savings. Community Savings’ application may be examined at the Central District Office of the OCC located at One Financial Place, Suite 2700, 440 South LaSalle Street, Chicago, Illinois 60605. A copy of the plan of conversion is available for your review at Community Savings’ office.

In connection with the offering, Community Savings Bancorp will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, Community Savings Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Community Savings Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the offering.

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* * *

Separate financial statements for Community Savings Bancorp have not been included in this prospectus because Community Savings Bancorp has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors of

Community Savings

We have audited the accompanying balance sheets of Community Savings (the Company) as of June 30, 2016 and 2015, and the related statements of operations, comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended June 30, 2016. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community Savings as of June 30, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

Parkersburg, West Virginia
September 9, 2016

F-2

Community Savings

Balance Sheets

June 30, 2016 and 2015

(In Thousands)

	June 30,
	2016	2015
Assets

Cash and due from banks	$1,969	$3,257
Interest-earning demand deposits in other financial institutions	1,215	6,891

Cash and cash equivalents	3,184	10,148

Interest-earning time deposits in other financial institutions	5,567	5,801
Investment securities available-for-sale, at fair value	11,097	16,264
Other investment securities	940	940
Loans	32,882	29,298
Less: allowance for loan losses	(253)	(288)
Loans, net	32,629	29,010
Premises and equipment, net	452	2,231
Foreclosed assets, net	34	74
Accrued interest receivable	185	221
Other assets	191	254

Total assets	$54,279	$64,943

Liabilities and Equity

Liabilities
Deposits
Demand	$9,058	$14,614
Savings and money market	23,127	31,749
Time	7,917	11,496

Total deposits	40,102	57,859

Federal Home Loan Bank advances	7,250	1,000
Payments by borrowers for taxes and insurance	82	55
Other liabilities	190	251

Total liabilities	47,624	59,165

Equity
Retained earnings	6,567	5,888
Accumulated other comprehensive income (loss)	88	(110)

Total equity	6,655	5,778

Total liabilities and equity	$54,279	$64,943

See Notes to Financial Statements

F-3

Community Savings

Statements of Operations

Years Ended June 30, 2016 and 2015

(In Thousands)

	Years Ended June 30,
	2016	2015
Interest Income
Loans, including fees	$1,394	$1,453
Taxable securities	183	341
Tax exempt securities	84	122
Interest-bearing deposits	133	119

Total interest income	1,794	2,035

Interest Expense
Deposits	134	274
Federal Home Loan Bank advances	80	41

Total interest expense	214	315

Net Interest Income	1,580	1,720

Provision for Loan Losses	-	-

Net Interest Income After Provision for Loan Losses	1,580	1,720

Noninterest Income
Service charges and fees	278	421
Loss on securities transactions, net	-	(33)
Gain on sale of loans	-	7
Gain on sale of foreclosed assets, net	1	-
Gain on sale of branch offices	810	-
Other income	9	11

Total noninterest income	1,098	406

Noninterest Expense
Salaries, employee benefits, and directors fees	784	918
Occupancy and equipment	117	230
Data processing	315	398
Correspondent bank service charges	185	249
Franchise taxes	50	45
FDIC insurance premiums	47	87
Professional services	172	217
Advertising	9	28
Office supplies	73	85
Impairment loss on foreclosed assets	26	-
Other expense	199	181

Total noninterest expense	1,977	2,438

Income (Loss) Before Federal Income Tax	701	(312)

Federal Income Tax Expense	22	-

Net Income (Loss)	$679	$(312)

See Notes to Financial Statements

F-4

Community Savings

Statements of Comprehensive Income (Loss)

Years Ended June 30, 2016 and 2015

(In Thousands)

	Years Ended June 30,
	2016	2015

Net income (loss)	$679	$(312)

Other comprehensive income:
Unrealized holding gains on securities available for sale	300	267

Reclassification adjustment for realized losses included in net loss	-	33

Other comprehensive income before income tax	300	300
Tax effect	(102)	(102)
Total other comprehensive income	198	198

Comprehensive income (loss)	$877	$(114)

See Notes to Financial Statements

F-5

Community Savings

Statements of Changes in Equity

Years Ended June 30, 2016 and 2015

(In Thousands)

		Accumulated
		Other
	Retained	Comprehensive	Total
	Earnings	Income (Loss)	Equity

Balance at July 1, 2014	$6,200	$(308)	$5,892

Net loss for the year ended June 30, 2015	(312)	-	(312)

Other comprehensive income	-	198	198

Balance at June 30, 2015	5,888	(110)	5,778

Net income for the year ended June 30, 2016	679	-	679

Other comprehensive income	-	198	198

Balance at June 30, 2016	$6,567	$88	$6,655

See Notes to Financial Statements

F-6

Community Savings

Statements of Cash Flows

Years Ended June 30, 2016 and 2015

(In Thousands)

	Years Ended June 30,
	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$679	$(312)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	64	104
Deferred income tax expense	22	-
Amortization of premiums and discounts, net	233	233
Amortization of deferred loan origination fees and costs, net	-	1
Loss on securities transactions, net	-	33
Gain on sale of loans	-	(7)
Proceeds from sale of loans	-	438
Loans originated for sale	-	(431)
Gain on sale of foreclosed assets	(1)	-
Impairment loss on foreclosed assets	26	-
Gain on sale of branch offices	(810)	-
Net changes in:
Accrued interest receivable	36	(4)
Other assets	6	(74)
Other liabilities	(119)	155

Net cash from operating activities	136	136

Cash Flows from Investing Activities
Net change in interest-earning time deposits	234	(1,307)
Purchases of available-for-sale securities	(656)	(8,730)
Proceeds from maturities of available-for-sale securities	5,438	5,491
Proceeds from sale of available-for-sale securities	500	7,420
Purchase of loans	(3,742)	(288)
Net change in loans	49	1,964
Purchase of premises and equipment	(36)	(247)
Proceeds from sale of foreclosed assets	41	-
Cash paid in sale of branch offices	(12,568)	-

Net cash from investing activities	(10,740)	4,303

Cash Flows from Financing Activities
Net change in deposits	(2,637)	(5,480)
Proceeds from Federal Home Loan Bank advances	12,750	8,000
Repayment of Federal Home Loan Bank advances	(6,500)	(8,000)
Payments by borrowers for taxes and insurance	27	8

Net cash from financing activities	3,640	(5,472)

Net Change in Cash and Cash Equivalents	(6,964)	(1,033)

Beginning Cash and Cash Equivalents	10,148	11,181

Ending Cash and Cash Equivalents	$3,184	$10,148

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest on deposits and borrowings	$214	$315

Supplemental Disclosure of Noncash Investing Activities
Transfers from loans to foreclosed assets	$29	$-
Loan originated upon sale of foreclosed assets	$3	$-

See Notes to Financial Statements

F-7

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Community Savings (the “Company”) conducts a general banking business in eastern Ohio which primarily consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes. The Company’s profitability is significantly dependent on its net interest income, which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest bearing-liabilities and the interest received or paid on those balances. The level of interest rates paid or received by the Company can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside management’s control.

In July 2015, the Company finalized a transaction whereby two branch offices were sold to another financial institution. The sale included the buildings, fixtures, and deposits of those locations. The assets and deposits sold totaled $1.7 million and $15.1 million, respectively, and the Company realized a gain on the sale of $810,000.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of deferred tax assets, and fair values of financial instruments.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents are defined as cash and due from banks and interest-earning demand deposits with original terms to maturity of less than ninety days. Net cash flows are reported for customer loan and deposit transactions and interest-bearing deposits in other financial institutions.

From time to time, the Company’s interest-earning cash accounts may exceed the FDIC’s insured limit of $250,000. Management considers the risk of loss to be low based upon the quality of the institutions where the amounts are maintained.

Interest-Earning Time Deposits in Other Financial Institutions

Interest-earning time deposits in other financial institutions mature through fiscal year 2028 and are carried at cost.

F-8

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of tax. Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are recognized in interest income using the level-yield method over the terms of the securities, without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the statements of operations and 2) OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

For equity securities, when the Company does not expect the fair value of the security to fully recover, the security is deemed other-than-temporarily impaired. The Company recognizes an impairment loss when the impairment is deemed other than temporary even if a decision to sell has not been made.

Other investment securities consist of stock in the Federal Home Loan Bank (“FHLB”) and a required investment in the stock of the Company’s data processing service provider. FHLB stock is a required investment, based on a predetermined formula, for institutions that are members of the FHLB system. The investment in both common stocks is carried at cost, classified as restricted securities, and evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

F-9

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for unamortized premiums on loans purchased and any unamortized deferred fees or costs on originated loans, less the allowance for loan losses.

Interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and amortized as a level yield adjustment over the respective term of the loan without anticipating prepayments.

For all loan classes, the accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. For all loan classes, the entire balance of the loan is considered past due if the minimum payment contractually required to be paid is not received by the contractual due date. For all loan classes, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

For all loan classes, all interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. The Company requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

When cash interest payments are received on impaired loans in each loan class, the Company records the payment as interest income unless collection of the remaining recorded principal amount is doubtful, at which time payments are used to reduce the principal balance of the loan.

Concentration of Credit Risk

Most of the Company’s business activity is with customers located within Noble County, Ohio. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in the Noble County area.

F-10

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent twelve quarters. All periods are evenly weighted within the twelve quarter loss history. The methodology used in calculation of loss factors is consistently applied to all loan segments. This actual loss experience is supplemented with other economic factors based on the risks present for each

F-11

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Premises and Equipment

Depreciable assets are stated at cost, less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of depreciable assets is 40 - 50 years for buildings, 7 - 20 years for building improvements, and three to ten years for furniture, fixtures and equipment. Maintenance and repairs are expensed and major improvements are capitalized.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management primarily through an independent appraisal or valuation and the assets are carried at the lower of carrying amount or fair value less cost to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

F-12

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more likely than not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

The Company is no longer subject to tax examinations by tax authorities for years before 2013. As of June 30, 2016, the Company had no material uncertain tax positions. The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

The Company had established a full valuation allowance for its net deferred tax asset as of June 30, 2015. See Note 8, Income Taxes, for further information.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income, net of applicable income taxes. Other comprehensive income includes unrealized appreciation (depreciation) on available-for-sale securities.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the financial statements.

F-13

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Loan Commitments and Related Financial Instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Note 2:	Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Available-for-sale Securities:
June 30, 2016
U. S. Government agency bonds	$1,500	$-	$(3)	$1,497
Mortgage-backed securities of U.S. government sponsored entities - residential	5,492	81	-	5,573
Collateralized mortgage obligations of government sponsored entities - residential	515	17	-	532
State and political subdivisions
Taxable	1,425	20	(7)	1,438
Nontaxable	2,032	25	-	2,057

	$10,964	$143	$(10)	$11,097

June 30, 2015
U. S. Government agency bonds	$4,800	$-	$(131)	$4,669
Mortgage-backed securities of U.S. government sponsored entities - residential	6,220	35	(52)	6,203
Collateralized mortgage obligations of government sponsored entities - residential	1,342	30	-	1,372
State and political subdivisions
Taxable	1,455	13	(25)	1,443
Nontaxable	2,614	8	(45)	2,577

	$16,431	$86	$(253)	$16,264

The amortized cost and fair value of available-for-sale securities at June 30, 2016, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.

F-14

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

	June 30, 2016
	Amortized Cost	Fair Value
	(In thousands)

Within one year	$-	$-
One to five years	1,155	1,175
Five to ten years	285	286
Beyond ten years	3,517	3,531
	4,957	4,992

Mortgage-backed securities of U.S. government sponsored entities - residential	5,492	5,573
Collateralized mortgage obligations of government sponsored entities - residential	515	532

Totals	$10,964	$11,097

Proceeds from sale of investment securities totaled $500,000 during the year ended June 30, 2016. The sale did not result in a realized gain or loss.

Proceeds from sales of investment securities totaled $7.4 million during the year ended June 30, 2015, resulting in gross realized gains of $82,000 and gross realized losses of $74,000 on such sales. In addition, the Company recognized a loss of $41,000 from the call of an investment security during the year ended June 30, 2015.

The Company has pledged certain of its investment securities with a carrying value of $3.3 million and $3.6 million at June 30, 2016 and 2015, respectively, and $200,000 of interest-earning demand deposits and $110,000 of interest-earning time deposits at both June 30, 2016 and 2015, primarily to secure public deposits.

The Company’s other investment securities consists of $915,000 of stock in the FHLB and $25,000 of stock in the Company’s data service provider at both June 30, 2016 and 2015.

F-15

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The following table shows the Company’s investments’ gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2016 and 2015:

	Less than 12 Months		12 Months or Longer		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
June 30, 2016
Available-for-sale Securities:
U. S. Government agency bonds	$-	$-	$997	$(3)	$997	$(3)
Mortgage-backed securities of U.S. sponsored entities - residential	-	-	-	-	-	-
State and political subdivisions
Taxable	-	-	263	(7)	263	(7)
Nontaxable	-	-	-	-	-	-

	$-	$-	$1,260	$(10)	$1,260	$(10)

June 30, 2015
Available-for-sale Securities:
U. S. Government agency bonds	$1,808	$(42)	$2,861	$(89)	$4,669	$(131)
Mortgage-backed securities of U.S. sponsored entities - residential	4,306	(52)	-	-	4,306	(52)
State and political subdivisions
Taxable	-	-	1,114	(25)	1,114	(25)
Nontaxable	515	(22)	627	(23)	1,142	(45)

	$6,629	$(116)	$4,602	$(137)	$11,231	$(253)

Other-than-temporary Impairment

At June 30, 2016 and 2015, the decline in fair value of the Company’s investment securities is attributable to changes in interest rates and not credit quality. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not have the intent to sell these securities and it is likely that it will not be required to sell the securities before recovery of their amortized cost bases, the Company does not consider these securities to be other-than-temporarily impaired at June 30, 2016 and 2015.

F-16

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Note 3:	Loans and Allowance for Loan Losses

Loans at June 30, 2016 and 2015 include:

	2016	2015
	(In thousands)
Real estate
One- to four-family residential	$23,065	$22,901
Home equity lines of credit	3,312	3,364
Commercial and multi-family	1,641	933
Consumer and other	4,863	2,099

Total loans	32,881	29,297

Net deferred loan costs	1	1
Allowance for loan losses	(253)	(288)

Net loans	$32,629	$29,010

The risk characteristics applicable to each segment of the loan portfolio are described below:

Residential Real Estate and Home Equity Lines of Credit

Residential mortgage loans and home equity lines of credit are secured by one-to four-family residences and are comprised of owner-occupied and non-owner-occupied loans. Construction real estate loans (immaterial for the years presented) are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. The Company generally establishes a maximum loan-to-value ratio and requires private mortgage insurance if that ratio is exceeded. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas, such as unemployment levels. Repayment can also be impacted by changes in property values or residential properties. Risk is mitigated by the fact that loans are of smaller individual amounts and spread over a large number of borrowers.

F-17

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Multi-family Residential Real Estate

Multi-family real estate loans generally involve a greater degree of credit risk than one-to four- family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income-producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate is typically dependent upon the successful operation of the related real estate property. If the cash flow from the project is reduced, the borrower’s ability to repay the loan may be impaired.

Commercial Real Estate

Commercial real estate loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy. The characteristics of properties securing the Company’s real estate portfolio are diverse, but with geographic location almost entirely in the Company’s market area. Management monitors and evaluates commercial real estate loans based on collateral, geography, and risk grade criteria. In general, the Company avoids financing single purpose projects unless other underwriting factors are present to help mitigate risk.

Consumer Loans

Consumer loans entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles.

F-18

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The following tables present by portfolio segment, the activity in the allowance for loan losses for the years ended June 30, 2016 and 2015, and the recorded investment in loans and impairment method as of June 30, 2016 and 2015:

	June 30, 2016
	Real Estate
			Commercial
	1-4 Family	Home Equity	and Multi-	Consumer
	Residential	Lines of Credit	Family	and Other	Unallocated	Total
	(In thousands)

Allowance for loan losses:
Balance, July 1, 2015	$154	$21	$3	$8	$102	$288
Provision for loan losses	19	1	7	39	(66)	-
Charge-offs	(13)	-	-	(26)	-	(39)
Recoveries	1	-	-	3	-	4

Balance, June 30, 2016	$161	$22	$10	$24	$36	$253

Allowance for loan losses:
Ending balance, individually evaluated for impairment	$10	$-	$-	$-	$-	$10

Ending balance, collectively evaluated for impairment	$151	$22	$10	$24	$36	$243

Loans:
Ending balance	$23,065	$3,312	$1,641	$4,863		$32,881

Ending balance; individually evaluated for impairment	$406	$14	$-	$-		$420

Ending balance; collectively evaluated for impairment	$22,659	$3,298	$1,641	$4,863		$32,461

F-19

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

	June 30, 2015
	Real Estate
			Commercial
	1-4 Family	Home Equity	and Multi-	Consumer
	Residential	Lines of Credit	Family	and Other	Unallocated	Total
	(In thousands)

Allowance for loan losses:
Balance, July 1, 2014	$150	$28	$67	$10	$33	$288
Provision for loan losses	(5)	(7)	(64)	7	69	-
Charge-offs	(15)	-	-	(13)	-	(28)
Recoveries	24	-	-	4	-	28

Balance, June 30, 2015	$154	$21	$3	$8	$102	288

Allowance for loan losses:
Ending balance, individually evaluated for impairment	$3	$-	$-	$-	$-	$3

Ending balance, collectively evaluated for impairment	$151	$21	$3	$8	$102	$285

Loans:
Ending balance	$22,901	$3,364	$933	$2,099		$29,297

Ending balance; individually evaluated for impairment	$228	$30	$110	$3		$371

Ending balance; collectively evaluated for impairment	$22,673	$3,334	$823	$2,096		$28,926

F-20

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Internal Risk Categories

The Company has adopted a standard loan grading system for all loans. Loans are selected for a grading review based on certain characteristics, including concentrations of credit, subprime criteria, and upon delinquency of 90 days or more. Definitions are as follows:

Pass: Loans categorized as Pass are higher quality loans that do not fit any of the other categories described below.

Special Mention: The loans identified as special mention have an obvious flaw or a potential weakness that deserves special management attention, but which has not yet impacted collectability. These flaws or weaknesses, if left uncorrected, may result in the deterioration of the prospects of repayment or the deterioration of the Company’s credit position.

Substandard: These are loans with a well-defined weakness, where the Company has a serious concern about the borrower’s ability to make full repayment if the weaknesses are not corrected. The loan may contain a flaw, which could impact the borrower’s ability to repay, or the borrower’s continuance as a “going concern”. When collateral values are not sufficient to secure the loan and other weaknesses are present, the loan may be rated substandard. A loan will also be graded substandard when full repayment is expected, but it must come from the liquidation of collateral. One-to-four family residential real estate loans and home equity loans that are past due 90 days or more with loan to value ratios greater than 60 percent are classified as substandard.

Doubtful: These are loans with major defined weaknesses, where future charge off of a part of the credit is highly likely. The primary repayment source is no longer viable and the viability of the secondary source of repayment is in doubt. The amount of loss is uncertain due to circumstances within the credit that are not yet fully developed and the loan is rated “Doubtful” until the loss can be accurately estimated.

Loss: These are near term charge offs. Loans classified as loss are considered uncollectible and of such little value that it is not desirable to continue carrying them as assets on the Company’s financial statements, even though partial recovery may be possible at some future time.

F-21

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The following tables present the credit risk profile of the Company’s loan portfolio based on internal rating category and payment activity as of June 30, 2016 and 2015:

	June 30, 2016
	Real Estate
			Commercial
	1-4 Family	Home Equity	and Multi-	Consumer
	Residential	Lines of Credit	Family	and Other	Total
	(In thousands)
Pass	$22,258	$3,238	$1,641	$4,863	$32,000
Special mention	-	-	-	-	-
Substandard	807	74	-	-	881
Doubtful	-	-	-	-	-

Total	$23,065	$3,312	$1,641	$4,863	$32,881

	June 30, 2015
	Real Estate
			Commercial
	1-4 Family	Home Equity	and Multi-	Consumer
	Residential	Lines of Credit	Family	and Other	Total
	(In thousands)
Pass	$22,245	$3,279	$823	$2,096	$28,443
Special mention	-	-	-	-	-
Substandard	656	85	110	3	854
Doubtful	-	-	-	-	-

Total	$22,901	$3,364	$933	$2,099	$29,297

The Company evaluates the loan risk grading system definitions and allowance for loan losses methodology on an ongoing basis. No significant changes were made to either during the past year.

F-22

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The following tables present the Company’s loan portfolio aging analysis of the recorded investment in loans as of June 30, 2016 and 2015:

	June 30, 2016
							Total Loans >
	30-59 Days	60-89 Days	Greater Than	Total		Total Loans	90 Days &
	Past Due	Past Due	90 Days	Past Due	Current	Receivable	Accruing
	(In thousands)
Real estate
1-4 family residential	$97	$97	$46	$240	$22,825	$23,065	$-
Home equity lines of credit	-	-	-	-	3,312	3,312	-
Commercial and multi-family	15	-	-	15	1,626	1,641	-
Consumer and other	-	-	-	-	4,863	4,863	-

Total	$112	$97	$46	$255	$32,626	$32,881	$-

	June 30, 2015
							Total Loans >
	30-59 Days	60-89 Days	Greater Than	Total		Total Loans	90 Days &
	Past Due	Past Due	90 Days	Past Due	Current	Receivable	Accruing
	(In thousands)
Real estate
1-4 family residential	$16	$-	$28	$44	$22,857	$22,901	$-
Home equity lines of credit	-	-	5	5	3,359	3,364	-
Commercial and multi-family	-	-	110	110	823	933	-
Consumer and other	-	-	-	-	2,099	2,099	-

Total	$16	$-	$143	$159	$29,138	$29,297	$-

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming loans, but also include loans modified in troubled debt restructurings.

F-23

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The following tables present impaired loans as of and for the years ended June 30, 2016 and 2015:

	As of and for the year ended June 30, 2016
		Unpaid	Allowance for Loan	Average	Interest
	Recorded Investment	Principal Balance	Losses Allocated	Recorded Investment	Income Recognized
	(In thousands)
Loans with no related allowance recorded:
Real estate
1-4 family residential	$306	$306	$-	$312	$12
Home equity lines of credit	14	14	-	16	1
Commercial and multi-family	-	-	-	-	-
Consumer and other	-	-	-	-	-

Loans with an allowance recorded:
Real estate
1-4 family residential	100	102	10	102	-
Home equity lines of credit	-	-	-	-	-
Commercial and multi-family	-	-	-	-	-
Consumer and other	-	-	-	-	-

Totals	$420	$422	$10	$430	$13

F-24

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

	As of and for the year ended June 30, 2015
		Unpaid	Allowance for Loan	Average	Interest
	Recorded Investment	Principal Balance	Losses Allocated	Recorded Investment	Income Recognized
	(In thousands)
Loans with no related allowance recorded:
Real estate
1-4 family residential	$137	$139	$-	$141	$9
Home equity lines of credit	30	30	-	40	-
Commercial and multi-family	110	110	-	109	-
Consumer and other	3	3	-	4	-

Loans with an allowance recorded:
Real estate
1-4 family residential	91	93	3	95	-
Home equity lines of credit	-	-	-	-	-
Commercial and multi-family	-	-	-	-	-
Consumer and other	-	-	-	-	-

Totals	$371	$375	$3	$389	$9

The recorded investment in loans excludes accrued interest receivable and loan origination fees, net due to immateriality. For purposes of this disclosure, the unpaid principal balance is not reduced for partial charge-offs.

Interest income recognized on a cash basis was not materially different than interest income recognized.

F-25

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The following table presents the Company’s nonaccrual loans at June 30, 2016 and 2015. The table excludes performing troubled debt restructurings.

	2016	2015
	(In thousands)
Real estate
1-4 family residential	$310	$146
Home equity lines of credit	14	30
Commercial and multi-family	-	110
Consumer and other	-	3

Total nonaccrual	$324	$289

At June 30, 2016 and 2015, the Company had certain loans that were modified, in previous years, in troubled debt restructurings and impaired. The modification of terms of such loans included one or a combination of the following: an extension of maturity, a reduction of the stated interest rate, or a permanent reduction of the recorded investment in the loan. The Company had loans modified, in previous years, in a troubled debt restructuring totaling $92,000 and $101,000 at June 30, 2016 and 2015, respectively. Troubled debt restructured loans had specific allowances totaling $7,000 and $2,000 at June 30, 2016 and 2015, respectively. The Company had no commitments to lend additional funds on troubled debt restructured loans at June 30, 2016 and 2015.

The Company did not modify or identify any loans as troubled debt restructurings during the years ended June 30, 2016 and 2015.

During the year ended June 30, 2015, the Company originated for sale and sold $431,000 of mortgage loans, realizing a gain on sale of $7,000. The loans were sold on a servicing released basis. The Company had no loans held for sale at June 30, 2016 and 2015.

F-26

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Note 4:	Foreclosed Assets

Foreclosed assets activity for the years ended June 30, 2016 and 2015 was as follows:

	2016	2015
	(In thousands)

Beginning balance	$74	$74
Loans transferred to foreclosed assets	29	-
Direct writedowns	(26)	-
Basis of foreclosed assets sold	(43)	-

Ending balance	$34	$74

Expenses related to foreclosed assets for the years ended June 30, 2016 and 2015 include:

Net gain on sales	$1	$-
Provision for unrealized losses	(26)	-
Operating expenses, net of rental income	(21)	(8)

Expense from foreclosed assets, net	$(46)	$(8)

The Company had no valuation allowance on foreclosed assets at June 30, 2016 and 2015.

F-27

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Note 5:	Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	June 30,
	2016	2015
	(In thousands)

Land	$62	$509
Buildings and improvements	860	2,432
Furniture and equipment	389	618

	1,311	3,559
Less accumulated depreciation	859	1,328

Net premises and equipment	$452	$2,231

During the year ended June 30, 2016, the Company sold its two branch offices, which reduced the carrying value of its office premises and equipment by $1.7 million.

Note 6:	Time Deposits

The Company had no time deposits in denominations of $250,000 or more at June 30, 2016 and 2015, respectively.

At June 30, 2016, the scheduled maturities of time deposits were as follows:

June 30,
2016
(In thousands)

One year or less	$4,443
Over one year to two years	1,392
Over two years to three years	209
Over three years to four years	797
Over four years to five years	1,076
Thereafter	-

$7,917

F-28

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Interest expense on deposits was as follows for the years ended June 30, 2016 and 2015:

	For the years ended June 30,
	2016	2015
	(In thousands)

Interest-bearing demand	$5	$8
Savings and money market	69	96
Time	60	170

	$134	$274

Note 7:	Federal Home Loan Bank Advances

Federal Home Loan Bank advances consisted of the following components at June 30, 2016 and 2015:

		June 30,
Interest rate	Stated Maturities	2016	2015
		(In thousands)

0.45%	One year or less	$2,750	$-
0.57% - 0.78%	Over one year to two years	3,500	-
4.12%	Over two years to three years	1,000	-
4.12%	Over three years to four years	-	1,000

		$7,250	$1,000

F-29

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

At June 30, 2016, the scheduled payments of advances were as follows:

June 30,
2016
(In thousands)
Payments due in years ending June 30,
2017	$2,750
2018	3,500
2019	1,000
2020	-
2021	-
Thereafter	-

$7,250

The Company’s advances are all at fixed rates of interest. The advances are secured by a blanket pledge of the Company’s eligible mortgage loans, totaling $21.4 million at June 30, 2016, and the Company’s investment in FHLB stock. The advances are subject to restrictions or penalties in the event of prepayment.

In addition, the Company has lines of credit arrangements with the FHLB, the Federal Reserve Bank, and Comerica Bank totaling $2.0 million, $774,000 and $300,000, respectively, at June 30, 2016, and $2.0 million, $750,000 and $300,000, respectively, at June 30, 2015. No borrowing was outstanding for these lines of credit at either June 30, 2016 or 2015. At June 30, 2016, the Company had the ability to borrow an additional $6.8 million of advances from the FHLB, including the $2.0 million line of credit.

F-30

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Note 8:	Income Taxes

Income tax expense for the years ended June 30, 2016 and 2015 was as follows:

	Year Ended June 30,
	2016	2015
	(In thousands)

Federal – current	$-	$-
Federal - deferred	207	(137)
Change in valuation allowance	(185)	137

Total	$22	$-

A reconciliation of the federal income tax expense at the statutory rate to the Company’s actual income tax expense for the years ended June 30, 2016 and 2015 is shown below:

	Year Ended June 30,
	2016	2015
	(In thousands)

Computed at statutory rate (34%)	$238	$(106)
Increase (decrease) resulting from:
Tax exempt interest	(29)	(34)
Nondeductible expenses	2	2
Other	(4)	1
Deferred tax asset valuation allowance	(185)	137

Actual income taxes	$22	$-

Effective tax rate	3.2%	-

F-31

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The composition of the Company’s net deferred tax assets (liabilities) at June 30, 2016 and 2015, is as follows:

	June 30,
	2016	2015
	(In thousands)
Deferred tax assets
Allowance for loan losses	$86	$98
Charitable contributions carryforward	4	24
Net operating loss carry forward	189	366
Unrealized losses on available-for-sale securities	-	57

Total deferred tax assets	279	545

Deferred tax liabilities
Federal Home Loan Bank stock dividends	(209)	(209)
Book/tax depreciation differences	(30)	(47)
Deferred loan origination fees	-	(1)
Cash versus accrual basis of accounting	(62)	(46)
Unrealized gains on available-for-sale securities	(45)	-

Total deferred tax liabilities	(346)	(303)

Net deferred tax assets (liabilities) before valuation allowance	(67)	242

Valuation allowance
Beginning balance	(185)	(48)
(Increase) decrease	185	(137)

Ending balance	-	(185)

Net deferred tax assets (liabilities)	$(67)	$57

As of June 30, 2015, the net deferred tax asset, before valuation allowance, was $242,000. Management recorded a valuation allowance against the net deferred tax asset at June 30, 2015, based on consideration of, but not limited to, its cumulative pre-tax losses during the past three years, the composition of recurring and non-recurring income from operations over the past several years, and the magnitude of recent taxable income as compared to net operating loss carryforwards. When determining the amount of deferred tax assets that are more likely than not to be realized, and therefore recorded as a benefit, the Company conducts a regular assessment of all available

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

information. This information includes, but is not limited to, taxable income in prior periods, projected future income, and projected future reversals of deferred tax items. Based on these criteria, the Company determined that it was necessary to maintain a full valuation allowance against the entire net deferred tax asset.

The Company’s net operating loss of $556,000 will be carried forward to use against future taxable income. The net operating loss carryforwards begin to expire in the year ending 2033.

Retained earnings at both June 30, 2016 and 2015, includes approximately $909,000 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The deferred income tax liability on the preceding amount that would have been recorded if it was expected to reverse into taxable income in the foreseeable future was approximately $309,000 at both June 30, 2016 and 2015.

As of June 30, 2016 and 2015, the Company had no unrecognized tax benefits or accrued interest and penalties recorded. The Company does not expect the total amount of unrecognized tax benefits to significantly increase within the next twelve months. The Company will record interest and penalties as a component of income tax expense.

The Company is subject to U.S. federal income tax and Ohio franchise tax. The Company is subject to tax in Ohio based on its net worth. The Company is no longer subject to examination by taxing authorities for fiscal years prior to 2013.

Note 9:	Regulatory Matters

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Furthermore, the Company’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total capital, Tier I capital and common equity Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of leverage capital to adjusted average total assets (as defined).

Management believes, as of June 30, 2016 and 2015, that the Company meets all capital adequacy requirements to which it is subject.

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Basel III was effective for the Company on January 1, 2015. Basel III requires the Company to maintain minimum amounts and ratios of common equity Tier 1 capital to risk-weighted assets, as defined in the regulation. Under the new Basel III rules, in order to avoid limitations on capital distributions, including dividends, the Company must hold a capital conservation buffer above the adequately capitalized common equity Tier 1 capital to risk-weighted assets ratio. The capital conservation buffer is being phased in from zero percent to 2.50 percent by 2019. Under Basel III, the Company elected to opt-out of including accumulated other comprehensive income in regulatory capital.

As of June 30, 2016 and 2015, the most recent notification categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum total capital, Tier I capital, common equity Tier 1 capital and leverage capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Company’s category.

The Company’s actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of June 30, 2016
Total Capital
(to Risk-Weighted Assets)	$6,820	27.7%	$1,969	8.0%	$2,462	10.0%

Tier I Capital
(to Risk-Weighted Assets)	$6,567	26.7%	$1,477	6.0%	$1,969	8.0%

Common Equity Tier I Capital
(to Risk-Weighted Assets)	$6,567	26.7%	$1,108	4.5%	$1,600	6.5%

Leverage Capital
(to Adjusted Average Total Assets)	$6,567	11.9%	$2,205	4.0%	$2,756	5.0%

As of June 30, 2015
Total Capital
(to Risk-Weighted Assets)	$6,176	24.9%	$1,983	8.0%	$2,479	10.0%

Tier I Capital
(to Risk-Weighted Assets)	$5,888	23.8%	$1,487	6.0%	$1,983	8.0%

Common Equity Tier I Capital
(to Risk-Weighted Assets)	$5,888	23.8%	$1,115	4.5%	$1,611	6.5%

Leverage Capital
(to Adjusted Average Total Assets)	$5,888	8.8%	$2,682	4.0%	$3,352	5.0%

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

A reconciliation of U.S. GAAP total equity to regulatory capital at June 30, 2016 and 2015 is as follows:

	June 30,
	2016	2015
	(In thousands)

Total equity (U.S. GAAP)	$6,655	$5,778
Accumulated other comprehensive (income) loss	(88)	110

Leverage, Common Equity Tier I, and Tier I capital	6,567	5,888
Allowance for loan losses	253	288

Total regulatory capital	$6,820	$6,176

The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas. If this test is not met, limits are placed on growth, branching, new investments, FHLB advances and dividends, or the Company must convert to a commercial bank charter. Management believes that this test is met.

Note 10:	Related Party Transactions

At June 30, 2016 and 2015, the Company had loans outstanding to executive officers, directors and their affiliates (related parties), in the amount of approximately $31,000 and $35,000, respectively. During the year ended June 30, 2016, no loans were originated to related parties and principal repayments from related parties totaled $4,000.

At June 30, 2016 and 2015, the Company had deposits from certain officers, directors and other related interests totaling approximately $584,000 and $707,000, respectively.

Note 11:	Employee Benefits

The Company has a 401(k) Profit Sharing Plan covering substantially all employees. Employees attain eligibility in the 401(k) plan upon completing one year of service and being 21 years of age or older. Employees may contribute up to 15% of their compensation with the Company matching 50% of the first 6% contributed by the employee. Expense recognized in connection with the plan totaled approximately $8,000 and $7,000 for the years ended June 30, 2016 and 2015, respectively.

The Company participates in the Pentegra Defined Benefit Plan for Financial Institutions Retirement Fund (the “Pentegra DB Plan”), a tax qualified multi-employer pension plan. The Pentegra DB Plan provides defined benefits to substantially all of the Company’s employees.

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The Pentegra DB Plan’s Employer Identification Number is 13-5645888 and the Plan number is 333. The Pentegra DB Plan operates a multi-employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (“IRC”). There are no collective bargaining agreements in place which require contributions to the Pentegra DB Plan. The Pentegra DB Plan is a single plan under IRC Section 413 (c) and, as a result, all of the assets stand behind all of the liabilities. Accordingly, under the Pentegra DB Plan contributions made by a participating employer may be used to provide benefits to participants of other participating employers. The funded status (fair value of the Pentegra DB Plan assets divided by the funding target) based on an actuarial valuation report was 97.5% and 102.5% as of June 30, 2016 and 2015, respectively. The Company’s contributions to the Pentegra DB Plan are not more than 5% of the total contributions to the Pentegra DB Plan. The Company recognized $60,000 and $70,000 in pension expense for the years ended June 30, 2016 and 2015, respectively. The Company made $68,000 and $51,000 in contributions to the Pentegra DB Plan for the years ended June 30, 2016 and 2015, respectively.

Note 12:	Commitments and Credit Risk

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate, and residential real estate.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations, including receipt of collateral, as those utilized for on-balance sheet instruments.

At June 30, 2016, the Company had outstanding commitments to originate loans aggregating approximately $295,000, comprised of $187,000 of fixed-rate loans, with interest rates ranging from 3.38% to 3.75%, and $108,000 of variable-rate loans. In addition, at June 30, 2016, the Company had commitments under undisbursed construction loans totaling $576,000 and commitments under consumer lines of credit totaling $2.8 million.

At June 30, 2015, the Company had outstanding commitments to originate loans aggregating approximately $668,000, comprised of $435,000 of fixed-rate loans, with interest rates ranging from 3.75% to 6.15%, and $233,000 of variable-rate loans. In addition, at June 30, 2015, the Company had commitments under undisbursed construction loans totaling $709,000 and commitments under consumer lines of credit totaling $3.1 million.

F-36

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Note 13:	Disclosures about Fair Value of Assets and Liabilities

Fair value is the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1        Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2        Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3        Significant unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Recurring Measurements

The following table presents the fair value measurement of assets recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2016 and 2015:

		Fair Value Measurement Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In thousands)
June 30, 2016
U. S. Government agency bonds	$1,497	$-	$1,497	$-
Mortgage-backed securities of U.S. of government sponsored entities – residential	5,573	-	5,573	-
Collateralized mortgage obligations of government sponsored entities – residential	532	-	532	-
State and politacal subdivisions:
Taxable	1,438	-	1,438	-
Nontaxable	2,057	-	2,057	-

	$11,097	$-	$11,097	$-

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

		Fair Value Measurement Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In thousands)
June 30, 2015
U. S. Government agency bonds	$4,669	$-	$4,669	$-
Mortgage-backed securities of U.S. of government sponsored entities – residential	6,203	-	6,203	-
Collateralized mortgage obligations of government sponsored entities – residential	1,372	-	1,372	-
State and politacal subdivisions:
Taxable	1,443	-	1,443	-
Nontaxable	2,577	-	2,577	-

	$16,264	$-	$16,264	$-

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There were no assets classified within Level 3 of the fair value hierarchy measured on a recurring basis. There were no transfers between Level 1 and Level 2 during the years ended June 30, 2016 and 2015.

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections, and cash flow. Such securities are classified within Level 2 of the valuation hierarchy.

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Nonrecurring Measurements

The following table presents fair value measurements of assets measured at fair value on a non-recurring basis and the level within the fair value hierarchy in which fair value measurements fall at June 30, 2016 and 2015:

		Fair Value Measurement Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In thousands)
June 30, 2016
Impaired loans
Real estate
One-to four- family residential	$90	$-	$-	$90

June 30, 2015
Impaired loans
Real estate
One-to four- family residential	$88	$-	$-	$88

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a non-recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Impaired Loans (Collateral Dependent)

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Foreclosed Assets

Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of management reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. The Company has determined that a discount of 7% should be applied to the appraisal value, to cover estimated selling costs, to arrive at fair value of the properties.

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in nonrecurring Level 3 fair value measurements:

	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
	(In thousands)
June 30, 2016
Impaired loans (collateral dependent) - residential real estate	$90	Sales comparison approach	Adjustment for differences between the comparable real estate sales	10%

June 30, 2015
Impaired loans (collateral dependent) - residential real estate	$88	Sales comparison approach	Adjustment for differences between the comparable real estate sales	10%

Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans had a recorded principal balance of $100,000 and $91,000 with a valuation allowance of $10,000 and $3,000 at June 30, 2016 and 2015, respectively.

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Fair Value of Financial Instruments

The following table presents the carrying amount and estimated fair values of the Company’s financial instruments not carried at fair value and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2016 and 2015.

		Fair Value Measurement Using
	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	(In thousands)
June 30, 2016
Financial assets
Cash and cash equivalents	$3,184	$3,184	$-	$-	$3,184
Interest-earning time deposits	5,567	5,567	-	-	5,567
Other investment securities	940	-	-	940	940
Loans,net	32,629	-	-	34,368	34,368
Accrued interest receivable	185	-	185	-	185
Financial liabilities
Deposits	40,102	32,185	7,932	-	40,117
Federal Home Loan Bank advances	7,250	-	7,316	-	7,316
Payments by borrowers for taxes and insurance	82	-	82	-	82

June 30, 2015
Financial assets
Cash and cash equivalents	$10,148	$10,148	$-	$-	$10,148
Interest-earning time deposits	5,801	5,801	-	-	5,801
Other investment securities	940	-	-	940	940
Loans, net	29,010	-	-	30,256	30,256
Accrued interest receivable	221	-	221	-	221
Financial liabilities	-
Deposits	57,859	46,363	11,468	-	57,831
Federal Home Loan Bank advances	1,000	-	1,086	-	1,086
Payments by borrowers for taxes and insurance	55	-	55	-	55

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Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount of cash and short-term instruments approximate fair value and are classified as Level 1.

Interest-earning Time Deposits

The carrying amount of interest-earning time deposits approximate fair value and are classified as Level 1.

Other Investment Securities

Due to restrictions placed on their transferability, the FHLB and COCC stock are carried at cost, which approximates fair value based on redemption provisions resulting in a Level 3 classification.

Loans

Fair values of loans are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. Impaired loans are valued at the lower of cost or fair value of collateral as described previously. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

Accrued Interest Receivable and Payable

The carrying amounts of accrued interest approximate fair value resulting in a Level 2 classification.

Deposits

The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 1 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in a Level 2 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

F-43

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Federal Home Loan Bank Advances

The fair values of FHLB advances are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

Payments by Borrowers for Taxes and Insurance

The fair value of escrow accounts is estimated to approximate the carrying amount resulting in a Level 2 classification.

Off-Balance Sheet Instruments

Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of commitments is not material.

Note 14:	Accumulated Other Comprehensive Income (Loss)

Changes in accumulated other comprehensive income (loss) by component, net of tax, for the years ended June 30, 2016 and 2015, are as follows:

	Year Ended June 30,
	2016	2015
	(In thousands)

Beginning balance	$(110)	$(308)

Other comprehensive income before reclassification	300	267

Reclassification adjustment for losses recognized in income	-	33

Net current period other comprehensive income before tax effect	300	300

Tax effect	(102)	(102)

Net current period other comprehensive income	198	198

Ending balance	$88	$(110)

F-44

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

Significant amounts reclassified out of each component of accumulated other comprehensive income (loss) for the year ended June 30, 2015, are as follows:

	Amount Reclassified	Affected Line Item
Details about Accumulated	from Accumulated	in the Statement
Other Comprehensive Income	Other Comprehensive	Where Net Loss
Components	Income	is Presented

June 30, 2015
Unrealized gains and losses on
available for sale securities	$(8)	Gain on sale of securities
	41	Loss on call of securities
	(11)	Tax expense or benefit

	$22	Net of tax

Note 15:	Recent Accounting Pronouncements

FASB ASU 2014-09, Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance on revenue recognition from contracts with customers. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most contract revenue recognition guidance, including industry-specific guidance. The core principle of the amended guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Accounting Standards Update (“ASU”) No. 2015-14, Revenue from Contracts with Customers (Topic 606) delayed the effective date for public entities to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Early application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period and should be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the amendments recognized at the date of initial application. Early adoption is prohibited. Management is currently in the process of evaluating the impact of the amended guidance on the Company’s financial statements.

F-45

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

FASB ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities

In January 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. For public business entities, the amendments in this update include the elimination of the requirement to disclose the method(s) and significant assumptions used to estimate fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, the requirement to use the exit price notion when measuring fair value of financial instruments for disclosure purposes, the requirement to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments, the requirement for separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or accompanying notes to the financial statements, and the amendments clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity's other deferred tax assets.

For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption of the amendments in this update is not permitted, except that early application by public business entities to financial statements of fiscal years or interim periods that have not yet been issued or, by all other entities, that have not yet been made available for issuance are permitted as of the beginning of the fiscal year of adoption for the following amendment: An entity should present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk if the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. An entity should apply the amendments to this update by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. Management is currently evaluating the impact of adopting this guidance on the Company’s financial statements.

FASB ASU 2016-02, Leases

In February 2016, the FASB issued ASU 2016-02, Leases. Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date:

•	A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and

•	A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers.

F-46

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing.

Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities upon issuance.

Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. Management is currently evaluating the impact of adopting this guidance on the Company’s financial statements.

FASB ASU 2016-13, Financial Instruments-Credit Losses

In June 2016, FASB issued ASU 2016-03, Financial Instruments - Credit Losses. The amendments in this update replace the incurred loss model with a methodology that reflects expected credit losses over the life of the loan and requires consideration of a broader range of reasonable and supportable information to calculate credit loss estimates. The amendments are effective for public business entities for the first interim and annual reporting periods beginning after December 15, 2019. The Company is currently evaluating the impact of these amendments to the Company’s financial position and results of operations.

Note 16:	Plan of Conversion and Change in Corporate Form

On August 25, 2016, the Board of Directors of the Company adopted a plan of conversion (Plan). The Plan is subject to the approval of the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System and must be approved by the affirmative vote of at least a majority of the total votes eligible to be cast by the voting members of the Company at a special meeting. The Plan sets forth that the Company proposes to convert into a stock savings bank structure with the establishment of a stock holding company (Community Savings Bancorp, Inc.), as parent of the Company. The Company will convert to the stock form of ownership, followed by the issuance of all of the Company’s outstanding stock to Community Savings Bancorp, Inc. Pursuant to the Plan, the Company will determine the total offering value and number of shares of common stock based upon an independent appraiser’s valuation. The stock will be priced at $10.00 per share. In addition, the Company’s Board of Directors will adopt an employee stock ownership plan (ESOP) which will subscribe for up to 8% of the common stock sold in the offering. Community Savings Bancorp, Inc. is organized as a corporation under the laws of the State of Maryland and will own all of the outstanding common stock of the Company upon completion of the conversion.

F-47

Community Savings

Notes to Financial Statements

Years Ended June 30, 2016 and 2015

The costs of issuing the common stock will be deferred and deducted from the sales proceeds of the offering. If the conversion is unsuccessful, all deferred costs will be charged to operations. The Company had incurred no deferred conversion costs as of June 30, 2016.

At the completion of the conversion to stock form, the Company will establish a liquidation account in the amount of retained earnings contained in the final prospectus. The liquidation account will be maintained for the benefits of eligible savings account holders who maintain deposit accounts in the Company after conversion.

F-48

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Community Savings Bancorp or Community Savings. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Community Savings Bancorp or Community Savings since any of the dates as of which information is furnished herein or since the date hereof.

Up to 529,000 shares

(Subject to Increase to up to 608,350 shares)

(Proposed Holding Company for

Community Savings)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Keefe, Bruyette & Woods

A Stifel Company

November 14, 2016

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until December 15, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.